As filed with the Securities and Exchange Commission on January 30, 2023

Registration No. 333-269414

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	82-5089826
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Research Court, Suite 450

Rockville, Maryland 20850

(240) 403-4212

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Anatoly Dritschilo, M.D.

Chief Executive Officer

Shuttle Pharmaceuticals Holdings, Inc.

One Research Court, Suite 450

Rockville, Maryland 20850

(240) 403-4212

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Megan J. Penick, Esq.
Stephen A. Weiss, Esq.
Michelman & Robinson LLP
800 Third Avenue, 24th Floor
New York, NY 10020
(212) 730-7700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities nor may we accept offers to buy these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 30, 2023

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

Up to 9,744,605 Shares of Common Stock Issuable Upon Conversion of 5% Senior Secured Convertible Notes

Up to 1,018,079 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the resale from time to time of (i) up to 9,744,605 shares of common stock underlying a $4.3 million convertible note (the “Convertible Note”), which shares represent 300% of the maximum number of shares of common stock issuable upon conversion of the Convertible Note, and (ii) 1,018,079 shares of common stock issuable upon exercise of a warrant (the “Warrant”), each of which were issued on January 11, 2023, in a private placement to the selling stockholder named in this prospectus (the aggregate 10,762,684 shares of common stock being registered that underlies the Convertible Note and Warrant, together, the “Shares”). We have obtained majority stockholder approval to permit the issuance of 20% or more of our outstanding common stock as of January 11, 2023 (the “Stockholder Approval”) and will be filing an information statement on Schedule 14C for distribution to our stockholders. While we have obtained majority Stockholder Approval through written consent, prior to our mailing of the Schedule 14C, the selling stockholders may only convert up to 2,719,265 of the Shares underlying the Convertible Note pursuant to this prospectus.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Shares by the selling stockholder, except with respect to amounts received by us upon the selling stockholder’s exercise of Warrants to the extent such Warrants are exercised for cash. We may receive up to an aggregate of approximately $2,392,485 from the exercise of all Warrants, assuming they are exercised in full of all such Warrants for cash at a price of $2.35 per share of common stock, assuming no anti-dilution adjustments or other adjustments as set forth in the Warrants. We will pay all expenses associated with the sale of common stock pursuant to this prospectus.

The selling stockholder may sell or otherwise dispose of the common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholders may sell or otherwise dispose of the common stock being registered pursuant to this prospectus.

Our common stock trades on The Nasdaq Capital Market under the symbol “SHPH.” On January 27, 2023, the last reported sale price of our common stock was $2.06 per share.

An investment in our common stock involves significant risks. You should carefully consider the risk factors beginning on page 12 of this prospectus before you make your decision to invest in our common stock.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2023.

ABOUT THIS PROSPECTUS

The information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

For investors outside the United States: We have not done anything that would permit a public offering of the securities or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference in this prospectus or any related free writing prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference in this prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

Unless otherwise indicated, any reference to Shuttle Pharmaceuticals Holdings, Inc., or as “we,” “us,” or “our” refers to Shuttle Pharmaceuticals Holdings, Inc. and its subsidiary (“Shuttle” or the “Company”).

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate or plan to operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our company’s and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors” beginning on page 12. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements” on page 39 below.

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PROSPECTUS SUMMARY

The following summary provides an overview of all material information contained in this prospectus. It does not contain all of the information you should consider before making a decision to purchase our shares of common stock in the offering. Prior to investing in our common stock, you should carefully and thoroughly read the more detailed information in this prospectus and review our financial statements and all other information that is included in this prospectus, including the section entitled “Risk Factors” beginning at page 12.

Unless the context otherwise requires, references in this prospectus to “Shuttle Pharma,” “Shuttle Pharmaceuticals,” “the Company,” “we,” “our” and “us” refers to Shuttle Pharmaceuticals Holdings, Inc. and its subsidiary, Shuttle Pharmaceuticals, Inc.

Our Company

Overview

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharmaceuticals is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes of cancer patients treated with radiation therapy (RT). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the late effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment, or in combination with surgery, chemotherapy and immunotherapy. We currently have no FDA approved products and we have not yet applied for a new drug application. Prior to the completion of our initial public offering (“IPO”) on September 2, 2022 and listing of our shares on Nasdaq, we were funded by investments from private investors and government contracts obtained from the National Institutes of Health (“NIH”) for performing research. We have no product revenue and our independent auditors, in their report dated June 3, 2022, expressed doubt about our ability to continue as a going concern.

Historically, the major advances in radiation oncology have focused on improving technology to increase the amount of radiation that can be administered to a tumor without damaging adjacent, normal tissues. Examples of other such technologies include intensity modulated radiation therapy (IMRT), stereotactic body radiation therapy (SBRT), stereotactic radiosurgery (SRS) and proton therapy – the backbones of state-of-the-art RT. All offer improvements in physical radiation dose shaping. The basic principle underlying the effectiveness of RT for curing cancers lies in the differential cancer cell kill achieved in tumors, as compared to the effects of RT on the normal surrounding tissues, which is achieved by delivery of highly conformal RT doses – in other words, delivery of high-dose to volumes that are shaped to conform to the target cancers while minimizing the dose to surrounding normal tissues. The treated volumes frequently include sensitive normal tissues, thereby limiting the magnitudes of the prescribed RT doses. We suggest that technological innovations to define tumor volumes and shape radiation delivery have reached an effectiveness plateau and that further improvements in RT outcomes will require pharmacological and immunological approaches to sensitize cancers, protect normal tissues and engage the immune system.

At present, the drugs being used for sensitizing cancers to RT are chemotherapeutic agents possessing radiation sensitizing properties as secondary effects. With the exception of Cetuximab, a growth factor targeting monoclonal antibody biologic, all other drugs used as radiation sensitizers are used “off-label” to address the clinical need for radiation sensitizers. For example, certain chemotherapeutic agents, such as 5-fluorouracil, capecitabine and cis-platinum, are approved as single agents for cancer treatment, but are used “off-label” as radiation sensitizers in combination with RT. Treatments with such agents are associated with inherent toxicities associated with the drug’s primary, single-agent mechanisms of action.

Shuttle Pharma’s platform of sensitizers offers a pipeline of product candidates designed to address the urgent clinical need and the current limitations of using “off-label” drugs with potential new sensitizer agents. Our pipeline includes Ropidoxuridine, our lead clinical sensitizer drug candidate, to sensitize rapidly growing cancer cells and selective histone deacetylase (HDAC) inhibitors to sensitize cancer cells and stimulate the immune system. Our novel technologies will be tested in combinations with radiation therapies (conventional X-ray and proton radiation therapies) and in combinations with immune-therapies. To date, Ropidoxuridine has completed a Phase I clinical trial. Our HDAC inhibitor platform drug candidates have been tested in preclinical models of solid tumor cancers. Ropidoxuridine and the selective HDAC6 inhibitor SP-2-225 are the clinical and preclinical candidate drug products we propose to develop using funding from this offering.

Our intellectual property for Ropidoxuridine includes novel formulations that show improved drug bioavailability (in a preclinical animal model) and for sensitizing cancers to proton and to conventional radiation therapies. Our HDAC inhibitor intellectual property includes new patent applications and granted patents for composition of matter and methods of use for treating cancers with HDAC inhibitors in combinations with radiation therapy.

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Prior to completion of our initial public offering, which closed on September 2, 2022 and pursuant to which we closed on the overallotment option on September 21, 2022, we have obtained funding for our research from private investors and Small Business Innovation Research (“SBIR”) contracts obtained through the National Institutes of Health (“NIH”) to support the development of the radiation sensitizer Ropidoxuridine in a Phase I clinical trial. We have also received awards for Phase I and II SBIR contracts for development of human cell cultures for health disparities studies and predictive biomarkers of radiation late effects through the NIH’s National Cancer Institute. The completed Phase I and II funded discovery work performed to establish “Cell-based Models for Prostate Cancer Health Disparity Research” and to develop “Predictive Biomarkers of Prostate Cancer Sensitivity for Radiation Late Effects” enables Shuttle Pharma to apply for NIH SBIR Phase II funding to develop these products for advancing basic science and clinical research.

Our Product Candidates

The U.S. Food and Drug Administration (the “FDA”) considers new molecular entities as drugs that use new and unique mechanisms of action for treating medical conditions. Our clinical stage agent, Ropidoxuridine (IPdR), increases DNA double strand breaks following radiation exposure and our inhibitors of histone deacetylases (HDACs) stimulate the immune system to produce T-lymphocytes targeting cancer cells.

Our objective is to improve the outcomes of cancer treatment through RT while reducing its side effects by:

●	Sensitizing growing cancer cells to render them more susceptible to the effects of RT;

●	Activating the DNA damage response pathway to protect normal cells located near cancers; and

●	Activating the immune response to antigens present on irradiated and un-irradiated cancer cells.

To our knowledge, no drug utilizing the mechanisms of our candidate small molecule drugs has received FDA approval as a radiation sensitizer. We have developed, to clinical stage, the small molecule strategies to sensitize growing cancer cells in tumors to conventional RT and to large fraction radiation therapy. The pre-clinical technology, HDAC inhibitor platform, is designed to target cancer cells while protecting healthy tissue/normal cells, thus enhancing the candidate radiation sensitizer product pipeline. The selective HDAC6 inhibitor (SP-2-225), discovered and developed by our scientists, has inhibited the growth of melanoma tumors and breast cancers in animal models by an immune stimulating mechanism.

We are focused on developing a clinical stage product candidate (Ropidoxuridine) and a pre-clinical product candidate, selective HDAC6 inhibitor (SP-2-225). We propose to develop these drug candidates as illustrated below:

Overview of Radiation Sensitizer Development

Ropidoxuridine, the clinical stage molecule, sensitizes rapidly growing cancers to radiation therapy by increasing reactive free radicals that increase DNA strand breaks. Ropidoxuridine development for treating glioblastoma will require Phase II clinical testing for use in treating brain tumors. The selective HDAC6 inhibitor, SP-2-225, a pre-clinical stage molecule, activates the innate immune system to target irradiated tumor cells by immune mechanisms.

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Ropidoxuridine (IPdR)

Ropidoxuridine (IPdR) is an orally available halogenated pyrimidine (5-iodo-2-pyrimidinone-2-deoxyribose) with strong cancer radiation sensitizing properties. As a prodrug that does not become an active drug until after it is metabolized, IPdR is absorbed and metabolized to IUdR by enzymes in the liver and in cancer cells. IUdR, a halogenated pyrimidine, is incorporated into DNA by rapidly growing cancer cells. Cells that incorporate IUdR into their DNA then become more sensitive to the effects of RT. The Phase I clinical trial of Ropidoxuridine and RT, supported by an NIH SBIR contract to Shuttle Pharma, was sub-contracted to the Brown University Oncology Group (BrUOG) at the LifeSpan/Rhode Island Hospital. This Phase I clinical trial has been completed and the results were initially reported by the sub-contractor at the 30th EORTC-NCI-AACR Symposium in November 2018 and published in the medical journal Clinical Cancer Research in 2019. A maximum tolerated dose (MTD) of 1200 mg/day for 28 days was established for use in combination with radiation therapy to achieve therapeutic blood levels of IUdR.

The reported Phase I clinical trial of Ropidoxuridine in combination with RT provides the foundation for proposed Phase II clinical trials to establish the data necessary for the FDA to determine efficacy in treating brain tumors, sarcomas and pancreatic cancers, diseases that offer potential for orphan designations. The FDA granted approval of our application for orphan-drug designation for IPdR for the treatment of glioblastoma. Orphan designation protects the marketing position of Ropidoxuridine for up to seven years after marketing approval is received from the FDA. This approval integrates well into the overall intellectual property strategy for Ropidoxuridine which includes filed patent applications for “Method and Compositions for Cancer Therapies that Include Delivery of Halogenated Thymidines and Thymidine Phosphorylase Inhibitors in Combination with Radiation.” We believe that we are positioned to initiate Phase II clinical studies with Ropidoxuridine and RT in 2023.

Extended Bio-availability Ropidoxuridine (IPdR/TPI)

Ropidoxuridine and Tipiracil (IPdR/TPI) is a new combination drug formulation designed to increase the bio-availability and incorporation of IUdR into DNA. Shuttle Pharma’s preclinical studies of the combination of IPdR/TPI have shown up to 10-fold greater bioavailability of the active metabolite (IUdR) as compared to IPdR administered alone in controls. We have filed an application under the Patent Cooperation Treaty (or PCT) for the intellectual property. This new formulation will be tested in a Phase I clinical trial as a sensitizer of rectal cancers. Another nucleoside analogue, Trifluridine has been formulated in combination with Tipiracil (TAS-102) to enhance drug uptake by colon cancer cells to prolong survival in patients treated for metastatic colorectal cancers, as has been reported in the New England Journal of Medicine (N Engl J Med. 2015; 372:1909-1919). We anticipate testing for uptake of IPdR by colorectal cancer cells following administration of the IPdR/TPI drug formulation.

Proton radiation therapy is an advanced form of radiation therapy using charged proton particles (p+). Proton RT differs from conventional RT in that the radiation is delivered by a beam of protons to precisely target tumors and, due to the favorable physics of energy deposition by proton particles, there is no exit beam, resulting in less radiation to surrounding healthy tissues. The use of Proton RT is expanding rapidly in the U.S. and worldwide. According to the National Association of Proton Therapy, more than 30 facilities are currently in operation in the U.S. and an additional 30 facilities are planned for installation over the next five years. (See www.proton-therapy.org.) Much attention has been paid to proton therapy in the popular press, promoting its advantages, as well as addressing the increased health care costs. The role of a sensitizer that offers proton radiation sensitization presents an opportunity to enhance the value of proton radiation therapy as a cancer treatment modality. We believe the development of a proton therapy targeted radiation sensitizer, such as IPdR/TPI, is timely and consistent with current market needs to advance protons as a therapeutic modality.

We intend to perform clinical studies to support the development of the IPdR/TPI combination to advance this drug candidate with proton RT. The addressable market includes diseases such as brain tumors, cancers of the head and neck, GI cancers and lung cancers.

Selective HDAC Inhibitors

The roles of acetylation in the epigenetic regulation of chromatin structure and gene expression rests on the balance of activities of histone acetyltransferases (HATs) and histone deacetylases (HDACs). Increased acetylation of histones leads to changes in chromatin structure and accessibility for key cellular proteins to specific target sites. Acetylations of non-histone proteins also modulates their enzymatic activities. We have discovered novel HDAC inhibitor molecules and testing in preclinical models has shown cancer radiation sensitizing properties, normal tissue protective properties and selective HDAC6 inhibitory properties. Our HDAC inhibitor platform, described below, will be evaluated in pre-clinical studies of radiation sensitization of solid tumors and activation of the immune response to irradiated cancer cells.

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●	SP-1-161 is our candidate lead pre-clinical, pan-HDAC inhibitor that initiates the mutated in ataxia-telangiectasia (ATM) response pathway. ATM is activated by ionizing radiation induced DNA damage. Activated ATM phosphorylates critical factors involved in DNA repair, apoptosis, and cell cycle checkpoint. Phosphorylation of the molecules in these pathways, in turn, activates the cellular functions. ATM also can be activated by HDAC inhibitors and imparts radiation protective properties. Using rational drug design, we discovered HDAC inhibitors and ATM activators capable of radiation sensitizing cancer cells and protecting normal cells. SP-1-161 is our lead candidate radiation sensitizing pan-HDAC inhibitor.

●	SP-2-225 is our candidate lead selective histone deacetylase inhibitor of HDAC6. HDAC6 is a member of the Class IIb HDAC family. Selective HDAC6 inhibitors are an emerging class of pharmaceuticals due to effects on neurodegenerative diseases, cancers and immunology. Specifically, the potential to affect regulation of the immune system and enhance the immune response to cancers is of significant interest as an adjuvant treatment in combination with radiation therapy. We propose to test our HDAC6 inhibitors for a role in enhancing post-RT immune responses to antigens produced in irradiated cancers for their effects on control of local and metastatic disease.

●	SP-1-303 is a selective Class I HDAC inhibitor that preferentially affects histone deacetylases HDAC1 and HDAC3 and shows direct and selective cytotoxicity for ER positive and Her2 negative breast cancer cells.

Drug Development Projects for Radiation Treatment of Cancers

To advance research that is complementary to our radiation sensitizer discovery and development projects, the NIH has awarded SBIR contracts to us to develop reagents for health disparities research and to develop biomarkers of radiation sensitivity for patients treated with radiation therapy. Our scientists have been engaged in developing model human cell systems for testing radiation sensitizers in tissue cultures. This project provides an efficient and low-cost screening technology to provide data for the FDA’s determination of drug efficacy and to identify candidate lead molecules for treating prostate cancers in African-Americans. First developed at Georgetown University, the conditional cellular reprogramming (CRC) technology offers the ability to establish new cell lines from biopsies of cancers. We have obtained a sub-license from Propagenix, Inc. to establish 100 normal and cancer cell lines from prostate biopsy samples for use in screening drug candidates and for health disparities research. A more detailed description of the Propagenix license is set forth on page 68 below.

In addition, to identify patients who may be more sensitive to radiation therapy and are at a higher risk to suffer treatment-related complications, collaborative research with Georgetown University has led to discovery of metabolite biomarkers, which are predictive of patient responses to radiation therapy. A patent for the intellectual property has been submitted by Georgetown University with Shuttle Pharma scientist (Scott Grindrod, PhD) as co-inventor. Developmental work in health disparities and predictive biomarker development has been supported by NIH SBIR contracts to Shuttle Pharmaceuticals for the following areas:

●	Develop prostate cancer cell lines from African-American men with the goal of advancing research to address prostate cancer health disparities (designated SBIR “Topic 352: Cell-Based Models for Prostate Cancer Health Disparity Research- Moonshot Project (Phase II)”); and

●	Develop predictive biomarkers of prostate patient outcomes following treatment with SBRT (designated SBIR “Topic 345: Predictive Biomarkers for Prostate Cancer Sensitivity for Radiation Late Effects (Phase I and II).”

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The NIH’s SBIR program is designed to encourage small businesses to engage in Federal Research/Research and Development (“R/R&D”) that has the potential for commercialization. Shuttle Pharma will apply for additional NIH SBIR grants and contracts to fund advancement of these projects.

Market Opportunity

The American Cancer Society (Cancer Facts & Figures 2020) estimates 1,806,590 new cancer cases and 606,520 cancer deaths each year in the United States and, according to the American Society for Radiation Oncology, more than 50% of patients undergo RT at some point in the treatment of their diseases. RT is used to treat cancers of the lung, breast, brain, esophagus, pancreas, rectum, head and neck, uterus, lymphomas and sarcomas. At present, we are developing drug candidates to address brain, pancreas, rectum, sarcomas and lymphomas, although we may test and seek approval for our drug candidates to treat other cancers in the future.

Currently, there is only one drug (the monoclonal antibody, Cetuximab) that has received FDA approval for the radiation sensitizer indication. Cetuximab is a recombinant monoclonal antibody that binds to epidermal growth factor receptor (EGFR) and inhibits the binding of epidermal growth factor (EGF). Cetuximab is administered via intravenous infusion and is used as monotherapy or in combination with other chemotherapies or radiation therapy. In clinical trials, cetuximab was associated with serious and fatal infusion reactions, cardiopulmonary arrest or sudden death, and serious dermatologic toxicities, toxicities that have created deterrents to its use as a radiation sensitizer. Present treatment utilizes “off-label” small molecule drugs, which are cytotoxic chemotherapy agents that also sensitize, but do not have radiation sensitization as an FDA approved indication. Moreover, since “off-label” drugs are cytotoxic, they are often associated with intrinsic acute and chronic side effects. Nevertheless, these drugs have shown clinically significant improvements in disease control and survival and are typically included in standard-of-care treatment recommendations for patients with cancers of the head and neck, brain, lung, esophagus, stomach, pancreas, liver, bladder, lymphomas and sarcomas. As a result, we believe that there is a significant market opportunity for our product candidates. Based on cancer incidence data published by the American Cancer Society, we have estimated the numbers of patients presenting with local/regional disease, suitable for treatment with RT.

Estimated RT Cases by Disease Site

Cancer Type	Cases Diagnosed Annually	Estimated RT Cases
Brain	23,890	21,979
Pancreas	57,600	32,832
Sarcomas	13,130	4,000
Rectum	43,340	26,437

Annual cancer cases for each disease site are estimated from American Cancer Society Facts & Figures 2020 publication. The fraction of patients optimally receiving RT for each disease site were obtained from published estimates of Delaney G, Jacob S, Featherstone C, Barton M. The role of radiotherapy in cancer treatment: estimating optimal utilization from a review of evidence-based clinical guidelines. Cancer. 2005 Sep 15;104(6):1129-37. doi: 10.1002/cncr.21324. The Estimated RT cases were obtained by multiplying Cases Diagnosed Annually by the fraction receiving RT for optimal utilization.

Our Development Strategy

Our goal is to maintain and build upon our leadership position in radiation sensitization. We plan to develop Ropidoxuridine and the HDAC6 inhibitor (SP-2-225) and, if approved by the FDA, to commercialize our product candidates for the treatment of cancers. While this process may require years to complete, we believe achieving this goal could result in radiation sensitizer and immunotherapy products for cancer treatment. Key elements of our strategy include:

●	Capitalize on Ropidoxuridine as an orally available, small molecule radiation sensitizer. To date, there is one drug (Cetuximab) approved by the FDA specifically as a radiation sensitizer. If we are successful in developing Ropidoxuridine to obtain FDA approval, a small molecule sensitizer will be enabled for clinical applications for radiation sensitization.

●	Expand our leadership position within radiation sensitizers. In addition to our traditional radiation sensitizers, we plan to advance our near-term pipeline to include radiation sensitizers for proton therapy. Proton Therapy is growing worldwide as a form of radiation therapy due to its unique beam shaping characteristics. As a result, this new technology offers a major opportunity for Shuttle Pharma to strive to develop a sensitizer drug for proton therapy sensitization applications.

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●	Execute a disciplined business development strategy to strengthen our portfolio of product candidates. We have built our current product pipeline through in-house development, partnerships with leading academic institutions and through successful in-licensing deals. We will continue to evaluate new in-licensing opportunities and collaboration agreements with leading academic institutions and other biotechnology companies around programs that seek to address areas of high unmet need and for which we believe there is a high probability of clinical success, including programs beyond our target franchise areas and current technology footprint.

●	Invest in our HDAC platform technology to maximize its utility across cancer therapies. We are initially applying the platform to develop drugs for cancer radiation sensitization and normal tissue radiation protection. In addition, these drugs also affect immune regulatory properties. We intend to invest to investigate other properties of our platform technology.

●	Enter into collaborations to realize the full potential of our platform. The breadth of our HDAC technology platform enables other therapeutic applications, in addition to radiation sensitization and immune therapy. We intend to seek collaborations centered on our platform to maximize applications for our HDAC inhibitor technology.

We propose the following clinical development plan to identify, develop and commercialize drugs for use in cancer treatments in combination with RT:

Develop Ropidoxuridine (IpdR) for Orphan disease indications to take to market

●	Manufacture 25 kg of Ropidoxuridine and formulate for use in clinical trials.
●	Conduct a Phase II clinical trial of Ropidoxuridine, Temodar and RT in glioblastoma.
●	Conduct a Phase III clinical trial in glioblastoma to secure FDA approval to market Ropidoxuridine for the glioblastoma indication using orphan disease designation for marketing protection.

Develop Ropidoxuridine and tipiracil (IPdR/TPI) for colorectal cancer indications to take to market

●	Formulate 5 kg of IPdR/TPI for use in pre-clinical efficacy studies, IND-enabling studies and a Phase I clinical trial.

●	Conduct IND-enabling studies; obtain IND for IPdR/TPI with RT.
●	Conduct a Phase I clinical trial of IPdR/TPI with RT in rectal cancers to establish the MTD.
●	Conduct a Phase II clinical trial of IPdR/TPI with RT in rectal cancer.

Develop HDAC Inhibitors for use in breast cancer for immune activation after RT

●	Complete pre-clinical studies of HDAC inhibitors in human xenograft tumor models.

○	SP-1-161 with RT in breast cancers.
○	SP-1-303 with RT in ER+, Her2- breast cancers.
○	SP-2-225 with immune checkpoint inhibitors in lung cancers.

●	Advance the lead HDAC6 inhibitor, SP-2-225, for IND-enabling.
●	Conduct Phase I clinical trials to determine MTD.
●	Conduct Phase II clinical trials for proof-of-concept efficacy evaluation in lung cancers.

Management Team

Our management team has significant experience in radiation oncology and in progressing products from early-stage research through clinical trials. Our CEO, Anatoly Dritschilo, M.D., is an experienced clinician and researcher who has held senior academic and management positions including serving as Department Chairman, Hospital Medical Director and Cancer Center Director at Georgetown University Medical Center. Prior to co-founding our company, Dr. Dritschilo was a co-founder of Oncomed, Inc., a company that became public as NeoPharm, Inc. (Nasdaq: NEOL). He has experience in providing care for patients undergoing treatment for cancers of the prostate, breast, brain, lung, sarcomas and GI systems. Dr. Dritschilo has directed basic science research supported by grants from the National Cancer Institute (“NCI”) and performed clinical trials using drugs and radiation therapy. In addition, Dr. Dritschilo served as the principal investigator of pharmaceutical industry sponsored clinical evaluations of human interferon alpha-2 (Bristol-Myers) with radiation therapy and antisense raf oligonucleotides, LErafAON (NeoPharm) with radiation therapy. He serves as a Radiation Biology and Radiation Oncology expert on committees of the NIH to review Program Project (P01) grant applications, Specialized Program of Research Excellence (SPORE) grant applications and investigator-initiated research project (R01) applications.

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Dr. Dritschilo is supported in our clinical development effort by Tyvin Rich, MD, our Chief Clinical Officer and Medical Director. Dr. Rich is the former Professor and Chairman of the Department of Therapeutic Radiology and Oncology at the University of Virginia Health Sciences Center and proton radiation therapy specialist at the Hampton Proton Therapy Center in Hampton, Virginia. Dr. Rich has served as principal investigator on multi-modality clinical trials for the treatment of gastrointestinal (GI) cancers and helped to develop treatment with 5-fluorouracil (5-FU) as a radiation sensitizer for use with RT in the treatment of GI cancers. He has extensive cancer clinical trial experience in developing radiation sensitizer applications through his participation in the Radiation Therapy Oncology Group (RTOG). Dr. Rich is a co-inventor with scientists at the University of Virginia of the Proton Activated Atomic Medicine technology.

Our administrative services are provided by Peter Dritschilo, MBA, who has served as our President and COO since 2012. Mr. Dritschilo’s experience in hospital administration and management of medical oncology clinical services and radiation therapy facilities, including management of day-to-day operations, human resources and financial oversight. Peter Dritschilo is the son of our Chairman and CEO, Dr. Anatoly Dritschilo. The addition of Michael Vander Hoek as our CFO and Vice President for Operations and Regulatory expands our capability to provide the level of management needed for the proposed expansion of clinical trials. Mr. Vander Hoek served as administrative director of the Lombardi Comprehensive Cancer Center (LCC) for 12 years and has extensive experience in negotiations, management and supervision of Contract Research Organizations (CROs) and research contracts in general. As the administrative director of the Lombardi Comprehensive Cancer Center, Mr. Vander Hoek also served as the chief financial officer. Taken together, we believe our leadership team of highly qualified specialists will help us achieve the proposed milestones for the development of radiation sensitizer products.

Our Initial Public Offering

On September 2, 2022, we completed our initial public offering (“IPO”) of 1,225,888 units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock, exercisable at $0.01 per share, at a per unit purchase price to the public of $8.125 per unit ($7.557 per unit, net of the underwriting discount). All of the warrants sold in the IPO were simultaneously exercised at closing, resulting in the issuance of a total of 2,451,776 shares of common stock at the time of the IPO. Following completion of our IPO, (i) all of our shares of Series A convertible preferred stock were converted into a total of 336,810 shares of common stock and we issued warrants to purchase a total of 336,810 shares of common stock, exercisable at $4.00 per share, to our Series A stockholders, (ii) all our convertible notes were converted into units, with the underlying warrants being simultaneously exercised, resulting in the issuance of 295,00 shares of common stock, and (iii) warrants to purchase 530,000 shares of common stock, exercisable an average weighted price of $1.08 per share, were exercised, resulting in the issuance of 530,000 shares of common stock.

In addition, on September 21, 2022, we closed on the over-allotment option, selling an additional 183,883 units to the underwriter at the per unit purchase price of $8.125 per unit ($7.557 per unit, net of the underwriting discount), resulting in overall net proceeds to the Company from the IPO of $10,045,513.

Boustead Securities, LLC (“Boustead”) acted as the lead underwriter of our IPO.

Pre-IPO Financings

In December 2021, we completed a $500,000 note offering pursuant to which we sold to two accredited investors (the “Investors”) units consisting of (i) a $250,000 promissory note bearing 10% interest, repayable at the time of our IPO offering (the “Note”) and (ii) a warrant to purchase 250,000 shares (the “Warrant Shares”) of our common stock at an exercise price of $1.00 per share (the “Warrant”). The Notes were repaid and cancelled in exchange for the exercise of the Warrants and issuance of the 500,000 Warrant Shares to the Investors at the time of the IPO.

In February and March 2022, we sold a total of $365,000 and $225,000, respectively, in convertible notes (“Convertible Notes”) to certain accredited investors, which notes automatically converted into units, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock, upon effectiveness of our IPO at a conversion price of $3.00 per unit (the “Conversion Units”). The warrants were exercised immediately following consummation of the IPO, resulting in the total issuance of 295,000 shares of our common stock to the Convertible Noteholders.

In August 2022, we completed a $125,000 note offering pursuant to which we sold to three accredited investors (the “Investors”) units consisting of (i) a total of $125,000 in 10% promissory notes bearing 10% interest, repayable at the time of our IPO (the “August Note”) and (ii) warrants to purchase a total of 50,000 shares of common stock exercisable at $2.50 per share. Warrants to purchase 30,000 shares of common stock were exercised at the time of our IPO and the notes were repaid upon consummation of our IPO.

Boustead acted as placement agent in both the Note and Warrant offering and the Convertible Notes offering, pursuant to which Boustead waived its cash compensation related to the Note and Warrant offerings and received cash compensation of $36,500 and $22,250 in each of the February and March 2022 closings, respectively, and also received warrants to purchase 10% of the total number of Conversion Shares, exercisable at the conversion price of the Convertible Notes. For the August 2022 offering, Boustead received a warrant to purchase 5,000 shares of common stock, exercisable at $2.50 per share, and received $12,500 in cash compensation.

Post-IPO Financings

In January 2023, we closed on a $4.0 million private placement of a $4.3 million senior secured convertible note (the “Convertible Note”) and warrant (the “Warrant”) to purchase 1,018,079 shares of common stock to the selling stockholder named herein. The Convertible Note bears interest at 5% per annum and is repayable in equal installments over 26 months, subject to the holder’s right to accelerate conversion of the Convertible Note subject to certain equity conditions. In the event the Warrant is exercised in full, we could receive up to an additional $2.39 million in funding. The January 2023 Convertible Note and Warrant offering is described in more detail under the section “Private Placement of Convertible Note and Warrant” at page 40.

Boustead acted as placement agent of the January 2023 Convertible Note and Warrant offering and received cash compensation of $320,000 and a warrant to purchase 71,266 shares or common stock, exercisable at $2.35 per share.

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Summary Risk Factors

Our business is subject to a number of risks you should be aware of before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus at page 12 immediately following this prospectus summary. These risks include the following:

●	Our success is primarily dependent on achieving the development, regulatory approval and commercialization of our product candidates, both of which are in the early stages of development.

●	Our approach to the discovery and development of innovative radiation oncology drugs based on our HDAC small molecule delivery platform, which is novel, unproven and may not result in marketable products.

●	We have no product revenue, have incurred significant losses since inception, may never become profitable and may incur substantial and increasing net losses for the foreseeable future as we continue the development of, and seek regulatory approvals for our product candidates.

●	If clinical trials of our product candidates fail to demonstrate safety and efficacy, which are ongoing determinations that are solely within the authority of the FDA, we may be unable to obtain regulatory approvals to commercialize our product candidates.

●	We have not generated any revenue and have incurred losses in each year since our founding in December 2012. Our net loss for the year ended December 31, 2021 and the nine months ended September 30, 2022 was $1,152,134 and $2,277,539 respectively. As of September 30, 2022, we had an accumulated deficit of $8,143,980 and received a “going concern” opinion from our independent auditors for the fiscal year ended December 31, 2021. As a clinical stage pharmaceutical company, we expect to continue to incur significant losses for the foreseeable future. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

●	We are subject to regulatory approval processes that are lengthy, time-consuming and unpredictable. We may not obtain approval for any of our product candidates from the FDA or foreign regulatory authorities.

●	Even if we obtain regulatory approval, the market may not be receptive to our product candidates.

●	We may not be able to establish collaborative partnerships with other pharmaceutical companies, through which we expect to complete development of, obtain marketing approval for and, if approved, manufacture and market our product candidates.

●	We may encounter difficulties satisfying the requirements of clinical trial protocols, including patient enrollment.

●	We may face competition from other companies in our field or claims from third parties alleging infringement of their intellectual property.

●	We may be unable to recruit or retain key employees, including our senior management team.

●	We will need to continue to obtain significant additional funding on acceptable terms to continue operations following this offering.

●	We are a Phase I clinical stage pharmaceutical company with a limited operating history upon which you can evaluate our business and prospects. Specialty pharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk.

●	We do not currently have any product candidates in advanced clinical trials or approved for sale, and we continue to incur significant research and development and general and administrative expenses in relation to our operations. In addition, we have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the specialty pharmaceutical industry.

●	We have not submitted an application or received marketing approval for any of our product candidates. Regulatory approval of our product candidates is not guaranteed, and the approval process is expensive and may take several years.

●	It is difficult and costly to protect our intellectual property rights.

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Implications of Being an Emerging Growth Company

●	As a smaller reporting company, and as a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure and other requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

	●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

	●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	not being required to comply with any mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of the above provisions for up to five years or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may also choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period for adopting new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Corporate Information

The Company was formed as a limited liability company in the state of Maryland in December 2012 and was converted to a C corporation, Shuttle Pharmaceuticals, Inc. (“Shuttle”), in August of 2016. In June 2018, Shuttle completed a share exchange with Shuttle Pharma Acquisition Corp. Inc. (“Acquisition Corp.”), pursuant to which Shuttle Pharmaceuticals, Inc. became a subsidiary of Acquisition Corp. and we subsequently changed the name of Acquisition Corp. to Shuttle Pharmaceuticals Holdings, Inc. Our executive offices are located at 1 Research Court, Suite 450, Rockville, Maryland 20850 and our telephone number is (240) 403-4212. Our corporate website is www.shuttlepharma.com. Information appearing on our corporate website is not incorporated as part of this prospectus.

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The Offering

Common stock offered by us:	10,762,684 shares of common stock(1)

Common stock outstanding before this offering:	13,603,129 shares(2)

Common stock outstanding immediately after this offering:	24,365,813 shares(3)

Dividend policy:	We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See the section entitled “Dividend Policy.”

Use of proceeds:

We will not receive any proceeds from the shares by the selling stockholder covered by this prospectus. However, if the selling stockholder exercises its Warrant in full, we will receive an additional $2,392,485, assuming no anti-dilution adjustments are required.

We intend to use the net proceeds from this offering to fund IND-enabling and Phase I and II clinical trials of product candidates, including radiation sensitizer Ropidoxuridine, IPdR/TPI and the HDAC inhibitor small molecule technology platform, potential acquisition or in-licensing activities and working capital and general corporate purposes. We anticipate that the funds raised from this offering will allow us to complete Phase II clinical trials, although there is no guarantee that we will not require additional funds. See “Use of Proceeds” beginning on page 43 below.

Nasdaq trading symbol:	“SHPH”.

Risk Factors:	You should carefully read and consider the information set forth under “Risk Factors” beginning on page 12 below and all other information included in this prospectus for a discussion of factors that you should consider before deciding to invest in shares of our common stock.

(1)	This number represents (i) 300% of the total number of shares issuable upon conversion of 105% of the Convertible Note, or $4,515,000, converted at the Alternate Conversion Price (as defined in the note), which is equal to $1.39 per share, for a total of 9,744,605 shares and (ii) 1,018,079 shares issuable upon exercise of the Warrant.

(2)	The number of shares of our common stock outstanding excludes:

●	(i) warrants to purchase 20,000 shares of common stock, which warrants have an average weighted exercise price of $2.50 per share.

(3)	Assumes exercise in full of the Warrant registered herein, but does not include 20,000 warrants to purchase common stock set forth in (2) above.

Reverse Stock Split

Effective April 1, 2022, we effected a 2-for-1 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”). All references to shares of our common stock in this prospectus refers to the number of shares of common stock after giving effect to the Reverse Stock Split (unless otherwise indicated).

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SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Financial Statements and notes thereto, included elsewhere in this prospectus.

Statements of Operations Data:

	For the Years Ended		For the Nine Months Ended
	December 31,		September 30,
	2021	2020	2022	2021
	(As Restated)
Revenue	$-	$-	$-	$-
Operating expenses	$1,742,992	$509,522	$1,813,490	$754,453
Loss from operations	$(1,742,992)	$(509,522)	$(1,813,490)	$(754,453)
Other income (expense)	$590,858	$(296,210)	$(464,049)	$61,367
Net loss	$(1,152,134)	$(805,732)	$(2,277,539)	$(693,086)
Weighted average common shares outstanding – basic and diluted	9,301,750	9,291,526	9,723,510	9,298,332
Net loss per share – basic and diluted	$(0.12)	$(0.09)	$(0.23)	$(0.07)

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all the other information in this prospectus before you decide to buy our common stock. If any of the following risks related to our business actually occurs, our business, financial condition, operating results, and prospects would be adversely affected. The market price of our common stock could decline due to any of these risks and uncertainties related to our business, or related to an investment in our common stock, and you may lose part or all of your investment.

Risks Related to Our Business, Financial Condition and Capital Requirements

Because we had limited funds prior to our initial public offering, our independent auditing firm issued a going concern opinion related to our audit for the year ended December 31, 2021.

Prior to the closing of our initial public offering (the “IPO”) on September 2, 2022, we were funded by investments from private investors and government contracts obtained from the National Institutes of Health (NIH) for performing research. While this has allowed us to complete a Phase I clinical trial for Ropidoxuridine and a pre-clinical trial for our HDAC inhibitor platform, we have not yet completed our clinical trials and do not know if any of our products will ever achieve commercial viability. The closing of our IPO and the underwriter’s exercise of the overallotment option resulted in gross proceeds of $11,088,764, which we anticipate will support our research and development efforts through Phase II clinical trials of Ropidoxuridine and allow us to fund certain drug manufacturing and perform pre-IND testing and obtain IND in order to initiate Phase I clinical trials for our selective HDAC6 inhibitor.

Our success is primarily dependent on the successful development, regulatory approval and commercialization of our product candidates, all of which are in the early stages of development.

We currently have one clinical stage product candidate in the early stages of development. Ropidoxuridine has undergone an SBIR funded Phase 1 clinical trial at Lifespan/Rhode Island Hospital. We also have an HDAC inhibitor small molecule platform. The three lead drug candidate molecules are in preclinical phases of development. none of our product candidates have gained marketing approval for sale in the United States or any other country, and we cannot guarantee that we will ever have marketable products. To date, we have invested substantially all of our efforts and financial resources in the research and development and commercial planning for our current product candidate and our HDAC small molecule delivery platform. Our near-term prospects, including our ability to finance our Company and generate revenue, as well as our future growth, will depend heavily on the development, marketing approval and commercialization of our product candidates. The clinical and commercial success of product candidates will depend on a number of factors, including the following:

●	obtaining favorable results from our Phase 1 clinical trial for IPdR and proceeding to Phase II and Phase III clinical trials, which may be slower or cost more than we currently anticipate;

●	our ability to demonstrate safety and efficacy of our product candidates, which are ongoing determinations that are solely within the authority of the FDA;

●	even if our clinical trials are completed, there can be no assurance that the FDA will agree that we have satisfactorily demonstrated safety or efficacy or that the FDA will not raise new issues regarding the design of our clinical trials;

●	whether we are required by the FDA to conduct additional clinical trials to support the approval of our product candidates;

●	the acceptance by the FDA of our proposed parameters for regulatory approval, including our proposed indication, endpoints and endpoint measurement tools relating to our product candidates;

●	the incidence, duration and severity of adverse side effects;

●	the timely receipt of necessary marketing approvals from the FDA;

●	whether we are able to secure collaborations for completing the development and, if approved, commercialization of our product candidates;

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●	the effectiveness of our and our potential collaborators’ marketing, sales and distribution strategy and operations of product candidates that are approved;

●	our success in educating physicians and patients about the benefits, administration and use of our product candidates;

●	the ability of our third-party manufacturers and potential collaborators to manufacture clinical trial and commercial supplies of our product candidates to remain in good standing with regulatory bodies, and to develop, validate and maintain commercially viable manufacturing processes that are compliant with current Good Manufacturing Practices (“cGMP”) regulations;

●	our ability to commercialize our product candidates, if approved for marketing;

●	our ability to enforce our intellectual property rights;

●	our ability to avoid third-party patent interference or patent infringement claims;

●	acceptance of our product candidates as safe and effective by patients and the medical community; and

●	a continued acceptable quality profile of our product candidates following approval.

Many of the above-listed factors are beyond our control. Accordingly, we cannot assure you that we will ever be able to generate revenue through the sale of our product candidates. Any one of these factors or other factors discussed in this prospectus could affect our ability to commercialize product candidates, which could impact our ability to earn sufficient revenues to transition from a developmental stage company and continue our business. If we do not obtain marketing approval of and commercialization of our product candidates, or are significantly delayed in doing so, our business will be materially harmed. We have a limited operating history and have incurred significant losses since our inception, and we anticipate that we will continue to incur losses for the foreseeable future and may never achieve or maintain profitability.

We are a Phase I clinical stage pharmaceutical company with a limited operating history upon which you can evaluate our business and prospects. Specialty pharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. We do not currently have any product candidates in advanced clinical trials or approved for sale, and we continue to incur significant research and development and general and administrative expenses related to our operations. In addition, we have limited experience and have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the specialty pharmaceutical industry. We have not generated any revenue and have incurred losses in each year since our founding in December 2012. Our accumulated deficit as of September 30, 2022 was $8,143,980. We expect to continue to incur significant losses for the foreseeable future. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

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We currently have no source of product sales revenue.

We have not generated any revenues from commercial sales of our product candidates. Our ability to generate product revenue depends upon our ability to develop and commercialize products, including any of our current product candidates or other product candidates that we may develop, in-license or acquire in the future. We do not anticipate generating revenue from the sale of products for the foreseeable future. Our ability to generate future product revenue from our current or future product candidates also depends on a number of additional factors, including our ability to:

●	complete research and clinical development of current and future product candidates, either directly or through collaborative relationships;

●	establish and maintain supply and manufacturing relationships with third parties, and ensure adequate and legally compliant manufacturing of bulk drug substances and drug products to maintain that supply;

●	obtain regulatory approval from relevant regulatory authorities in jurisdictions where we intend to market our product candidates, either directly or through collaborative relationships;

●	launch and commercialize future product candidates for which we obtain marketing approval, if any, through collaborative partners;

●	obtain coverage and adequate product reimbursement from third-party payors, including government payors;

●	achieve market acceptance for our products, if any;

●	establish, maintain and protect our intellectual property rights; and

●	attract, hire and retain qualified personnel.

In addition, because of the numerous risks and uncertainties associated with clinical product development, including that our product candidates may not advance through development or achieve the endpoints of applicable clinical trials, we are unable to predict the timing or amount of any potential future product sales revenues. Our expenses also could increase beyond expectations if we decide to or are required by the FDA, or comparable foreign regulatory authorities, to perform studies or trials in addition to those that we currently anticipate. Even if we complete the development and regulatory processes described above, we anticipate incurring significant costs associated with launching and commercializing these products.

The market may not be receptive to our product candidates based on our novel therapeutic modality, and we may not generate any future revenue from the sale or licensing of product candidates.

Even if approval is obtained for a product candidate, we may not generate or sustain revenue from sales of the product due to factors such as whether the product can be sold at a competitive cost and otherwise accepted in the market. The product candidates that we are developing are based on new delivery platform therapeutic approaches (there currently is no drug which has FDA approval for indications of radiation sensitization). Market participants with significant influence over acceptance of new treatments, such as physicians and third-party payors, may not accept our delivery platform, and we may not be able to convince the medical community and third-party payors to accept and use, or to provide favorable reimbursement for, any product candidates developed by us. Market acceptance of our product candidates will depend on, among other factors:

●	timing of our receipt of any marketing and commercialization approvals;

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●	terms of any approvals and the countries in which approvals are obtained;

●	safety and efficacy of our product candidates, which are determinations solely within the authority of the FDA;

●	prevalence and severity of any adverse side effects associated with our product candidates;

●	warnings contained in any labeling approved by the FDA or other regulatory authority;

●	convenience and ease of administration of our product candidates;

●	success of our physician education programs;

●	availability of adequate government and third-party payor reimbursement;

●	pricing of our products, particularly as compared to alternative treatments; and

●	availability of alternative effective products for indications our product candidates are intended to treat.

We will continue to require substantial additional financing in order to obtain marketing approval of our product candidates and commercialize our product candidates. Should we fail to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development, other operations or commercialization efforts.

Since our inception, substantially all of our resources have been dedicated to the preclinical and clinical development of our HDAC small molecule delivery platform and our initial product candidate, Ropidoxuridine. Our capital needs to date have been met by contributions from existing shareholders, as well as through private offerings of our securities and our SBIR contracts. We closed on our initial public offering on September 2, 2022 and exercise of the overallotment option on September 21, 2022, pursuant to which we received gross proceeds of $11,088,764, which funds we anticipate will allow us to complete Phase II clinical trials for Ropidoxuridine, fund certain drug manufacturing and completion of pre-IND testing and obtain IND in preparation for initiating Phase I clinical trials for our selective HDAC6 inhibitor. We believe that we will continue to expend substantial resources for the foreseeable future on the completion of clinical development and regulatory preparedness of our product candidates, preparations for a commercial launch of our product candidates, if approved, and development of any other current or future product candidates we may choose to further develop. These expenditures will include costs associated with research and development, conducting preclinical studies and clinical trials, obtaining marketing approvals, and, if we are not able to enter into planned collaborations, manufacturing and supply as well as marketing and selling any products approved for sale. In addition, other unanticipated costs may arise. Because the outcome of any drug development process is highly uncertain, we cannot reasonably estimate the actual amounts necessary to complete the development and commercialization of our current product candidates, if approved, or future product candidates, if any.

Based on our receipt of an additional $4.0 million in gross proceeds from our private placement of the Convertible Note and Warrant, we believe that such proceeds together with our existing capital resources, will be sufficient to fund our operations through 2024. In addition, should the Selling Stockholder choose to exercise the Warrant registered herein in full, we will receive an additional $2.39 million in gross proceeds, which will further fund our operations through 2025. However, our operating plan may change as a result of factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financing may result in dilution to shareholders, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our future capital requirements depend on many factors, including:

●	the scope, progress, results and costs of researching and developing our current product candidates, future product candidates and conducting preclinical and clinical trials;

●	the cost of commercialization activities if our current product candidates and future product candidates are approved for sale, including securing collaborative ventures for completing development of, securing marketing approval for and ultimately marketing, selling and distributing our product candidates, if approved or building a corporate infrastructure if we have to undertake these activities directly;

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●	our ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial terms of such agreements;

●	the number and characteristics of any additional product candidates we may develop or acquire;

●	any product liability or other lawsuits related to our products or commenced against us;

●	the expenses needed to attract and retain skilled personnel;

●	the costs associated with being a public company;

●	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation; and

●	the timing, receipt and amount of sales of, or royalties on, any future approved products, if any.

Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to:

●	delay, limit, reduce or terminate preclinical studies, clinical trials or other development activities for our current product candidates or future product candidates, if any;

●	delay, limit, reduce or terminate our research and development activities; or

●	delay, limit, reduce or terminate our establishment of sales and marketing capabilities or other activities that may be necessary to commercialize our current or future product candidates.

Raising additional capital may cause dilution to our existing shareholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic collaborations and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. The incurrence of indebtedness would result in increased fixed payment obligations and could involve certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through strategic collaborations and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or product candidates or grant licenses on terms unfavorable to us.

Unstable market and economic conditions caused by the ongoing conflict between the Ukraine and Russia, as well as the ongoing COVID-19 pandemic, may have serious adverse consequences on our business, financial condition and results of operations.

The global economy, including credit and financial markets, has experienced extreme volatility and disruptions as a result of the ongoing conflict between the Ukraine and Russia, as well as challenges arising from the ongoing COVID-19 pandemic, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, increases in inflation rates and uncertainty about economic stability. Any such volatility and disruptions may have adverse consequences on us or the third parties upon whom we rely.

Our product candidates are in the early stages of development and may fail in development or suffer delays that materially adversely affect their commercial viability.

We have no products on the market and all of our product candidates are in the early stages of development. Our ability to achieve and sustain profitability depends on obtaining regulatory approvals, including institutional review board (“IRB”) approval, for and commercializing our product candidates, either alone or with third parties. Before obtaining regulatory approval for the commercial distribution of our product candidates, we or one of our collaborators must conduct extensive preclinical tests and clinical trials to demonstrate the safety and efficacy in humans of our product candidates, the final determination of which rests solely in the authority of the FDA. Preclinical testing and clinical trials are expensive, difficult to design and implement, can take many years to complete and are uncertain as to outcome. The start or end of a clinical study is often delayed or halted due to changing regulatory requirements, manufacturing challenges, required clinical trial administrative actions, slower than anticipated patient enrollment, changing standards of care, availability or prevalence of use of a comparative drug or required prior therapy, clinical outcomes or financial constraints. For instance, delays or difficulties in patient enrollment or difficulties in retaining trial participants can result in increased costs, longer development times or termination of a clinical trial. Clinical trials of a new product candidate require the enrollment of a sufficient number of patients, including patients who are suffering from the disease the product candidate is intended to treat and who meet other eligibility criteria. Rates of patient enrollment are affected by many factors, including the size of the patient population, the eligibility criteria for the clinical trial, the age and condition of the patients, the stage and severity of disease, the nature of the protocol, the proximity of patients to clinical sites and the availability of effective treatments for the relevant disease.

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A product candidate can unexpectedly fail at any stage of preclinical and clinical development. The historical failure rate for product candidates is high due to scientific feasibility, lack of quality and effectiveness, changing standards of medical care and other variables. The results from preclinical testing or early clinical trials of a product candidate may not predict the results that will be obtained in later phase clinical trials of the product candidate. We, the FDA or other applicable regulatory authorities may suspend clinical trials of a product candidate at any time for various reasons, including a belief that subjects participating in such trials are being exposed to unacceptable health risks or adverse side effects. We may not have the financial resources to continue development of, or to enter into collaborations for, a product candidate if we experience any problems or other unforeseen events that delay or prevent regulatory approval of, or our ability to commercialize, product candidates, including:

●	negative or inconclusive results from our clinical trials or the clinical trials of others for product candidates similar to ours, leading to a decision or requirement to conduct additional preclinical testing or clinical trials or abandon a program;

●	serious and unexpected drug-related side effects experienced by participants in our clinical trials or by individuals using drugs similar to our product candidates;

●	delays in submitting an Investigational New Drug application (“IND”) or delays or failure in obtaining the necessary approvals from regulators to commence a clinical trial, or a suspension or termination of a clinical trial once commenced;

●	conditions imposed by the FDA or comparable foreign authorities regarding the scope or design of our clinical trials;

●	delays in enrolling research subjects in clinical trials;

●	high drop-out rates of research subjects;

●	greater than anticipated clinical trial costs;

●	poor effectiveness of our product candidates during clinical trials;

●	unfavorable FDA or other regulatory agency inspection and review of a clinical trial site;

●	failure of our third-party contractors or investigators to comply with regulatory requirements or otherwise meet their contractual obligations in a timely manner, or at all;

●	delays and changes in regulatory requirements, policy and guidelines, including the imposition of additional regulatory oversight around clinical testing generally or with respect to our technology in particular; or

●	varying interpretations of data by the FDA and similar foreign regulatory agencies.

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If third parties on which we depend to conduct our preclinical studies, or any future clinical trials, do not perform as contractually required, fail to satisfy regulatory or legal requirements or miss expected deadlines, our development program could be delayed with materially adverse effects on our business, financial condition, results of operations and prospects.

We are relying on third party collaborators to conduct our efficacy clinical trials for Ropidoxuridine and plan to rely on third party clinical investigators, contract research organizations (“CROs”), clinical data management organizations and consultants to design, conduct, supervise and monitor preclinical studies of our product candidates and will do the same for any clinical trials. Because we plan to largely rely on third parties and do not have the ability to conduct preclinical studies or clinical trials independently, we have less control over the timing, quality and other aspects of preclinical studies and clinical trials than we would if we conducted them on our own. These investigators, CROs, and consultants are not our employees and we have limited control over the amount of time and resources that they dedicate to our programs. These third parties may have contractual relationships with other entities, some of which may be our competitors, which may draw time and resources from our programs. The third parties with whom we contract might not be diligent, careful or timely in conducting our preclinical studies or clinical trials, resulting in the preclinical studies or clinical trials being delayed or unsuccessful.

If we cannot contract with acceptable third parties on commercially reasonable terms, or at all, or if these third parties do not carry out their contractual duties, satisfy legal and regulatory requirements for the conduct of preclinical studies or clinical trials or meet expected deadlines, our clinical development programs could be delayed and otherwise adversely affected. In all events, we are responsible for ensuring that each of our preclinical studies and clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. The FDA requires clinical trials to be conducted in accordance with good clinical practices, including for conducting, recording and reporting the results of preclinical studies and clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of clinical trial participants are protected. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. Any such event could have a material adverse effect on our business, financial condition, results of operations and/or prospects.

Because we rely on third party manufacturing and supply partners, our supply of research and development, preclinical and clinical development materials may become limited or interrupted or may not be of satisfactory quantity or quality.

We rely on third party supply and manufacturing partners to supply the materials and components for, and manufacture, our research and development, preclinical and clinical trial drug supplies. We do not own manufacturing facilities or supply sources for such components and materials. There can be no assurance that our supply of research and development, preclinical and clinical development drugs and other materials will not be limited, interrupted, restricted in certain geographic regions or of satisfactory quality or continue to be available at acceptable prices. In particular, any replacement of any drug product formulation manufacturer we may use could require significant effort and expertise in the event there are a limited number of qualified replacements for a particular product candidate.

The manufacturing process for a product candidate is subject to FDA and foreign regulatory authority review. Suppliers and manufacturers must meet applicable manufacturing requirements and undergo rigorous facility and process validation tests required by regulatory authorities in order to comply with regulatory standards, such as Current Good Manufacturing Practice (or CGMP). In the event that any of our suppliers or manufacturers fail to comply with such requirements or to perform its obligations to us in relation to quality, timing or otherwise, or if our supply of components or other materials becomes limited or interrupted for other reasons, we may be forced to manufacture the materials ourselves, for which we currently do not have the capabilities or resources, or enter into an agreement with another third party, which we may not be able to do on reasonable terms, if at all. In some cases, the technical skills or technology required to manufacture our product candidates may be unique or proprietary to the original manufacturer, and we may have difficulty, or there may be contractual restrictions prohibiting us from, transferring such skills or technology to another third party and a feasible alternative may not exist. These factors would increase our reliance on such manufacturer or require us to obtain a license from such manufacturer in order to have another third party manufacture our product candidates. If we are required to change manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. The delays associated with the verification of a new manufacturer could negatively affect our ability to develop product candidates in a timely manner or within budget.

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We expect to continue to rely on third party manufacturers if we receive regulatory approval for any product candidate. To the extent that we have existing or future manufacturing arrangements with third parties, we will depend on these third parties to perform their obligations in a timely manner consistent with contractual and regulatory requirements, including those related to quality control and assurance. If we are unable to obtain or maintain third-party manufacturing for product candidates, or to do so on commercially reasonable terms, we may not be able to fully develop and commercialize our product candidates. Our or a third party’s failure to execute on our manufacturing requirements could adversely affect our business in a number of ways, including:

●	an inability to initiate or continue clinical trials of product candidates under development;

●	delay in submitting regulatory applications, or receiving regulatory approvals, for product candidates;

●	loss of the cooperation of a collaborator;

●	subjecting our product candidates to additional inspections by regulatory authorities;

●	requirements to cease distribution or to recall batches of our product candidates; and

●	in the event of approval to market and commercialize a product candidate, an inability to meet commercial demands for our products.

We may be unsuccessful in engaging in strategic transactions which could adversely affect our ability to develop and commercialize product candidates, impact our cash position, increase our expense and present significant distractions to our management.

From time to time, we may consider strategic transactions, such as collaborations, acquisitions of companies, asset purchases and out- or in- licensing of product candidates or technologies. In particular, we will evaluate and, if strategically attractive, seek to enter into additional collaborations, including with major biotechnology or pharmaceutical companies to complete development and marketing of our product candidates, if approved. The competition for collaborators is intense, and the negotiation process is time-consuming and complex. Any proposed collaboration may be on terms that are not optimal for us, and we may not be able to maintain any new or existing collaboration if, for example, development or approval of a product candidate is delayed, sales of an approved product candidate do not meet expectations or the collaborator terminates the collaboration. Any such collaboration, or other strategic transaction, may require us to incur non-recurring or other charges, increase our near- and long-term expenditures and pose significant integration or implementation challenges or disrupt our management or business. These transactions would entail numerous operational and financial risks, including exposure to unknown liabilities, disruption of our business and diversion of our management’s time and attention in order to manage a collaboration or develop acquired products, product candidates or technologies, incurrence of substantial debt or dilutive issuances of equity securities to pay transaction consideration or costs, higher than expected collaboration, acquisition or integration costs, write-downs of assets or goodwill or impairment charges, increased amortization expenses, difficulty and cost in facilitating the collaboration or combining the operations and personnel of any acquired business, impairment of relationships with key suppliers, manufacturers or customers of any acquired business due to changes in management and ownership and the inability to retain key employees of any acquired business. Accordingly, although there can be no assurance that we will undertake or successfully complete any transactions of the nature described above, any transactions that we do complete may be subject to the foregoing or other risks and have a material adverse effect on our business, results of operations, financial condition and prospects. Conversely, any failure to enter into any collaboration or other strategic transaction that would be beneficial to us could delay the development and potential commercialization of our product candidates and have a negative impact on the competitiveness of any product candidate that reaches market.

We face competition from entities that have developed or may develop product candidates for our target disease indications, including companies developing novel treatments and technology platforms based on modalities and technology similar to ours. If these companies develop technologies or product candidates more rapidly than we do or their technologies, including delivery technologies, are more effective, our ability to develop and commercialize product candidates may be adversely affected.

The development and commercialization of drugs is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as with universities and other research institutions which are developing new technology. Our competitors have developed, are developing or will develop product candidates and processes competitive with our product candidates. Competitive therapeutic treatments include those that have already been approved and accepted by the medical community and any new treatments that enter the market. We believe that a significant number of products are currently under development, and may become commercially available in the future, for the treatment of conditions for which we may try to develop product candidates.

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Many of our competitors have significantly greater financial, technical, manufacturing, marketing, sales and supply resources or experience than we have. If we obtain approval for any product candidate, we will face competition based on many different factors, including the quality and effectiveness of our products, the ease with which our products can be administered and the extent to which patients accept relatively new routes of administration, the timing and scope of regulatory approvals for these products, the availability and cost of manufacturing, marketing and sales capabilities, price, reimbursement coverage and patent position. Competing products could present superior treatment alternatives, including by being more effective, safer, less expensive or marketed and sold more effectively than any products we may develop. Competitive products may make any products we develop obsolete or noncompetitive before we recover the expense of developing and commercializing our product candidates. Such competitors could also recruit our employees, which could negatively impact our level of expertise and our ability to execute our business plan.

Any inability to attract and retain qualified key management and technical personnel would impair our ability to implement our business plan.

Our success largely depends on the continued service of certain key management and other specialized personnel, including Anatoly Dritschilo, M.D., our Chief Executive Officer, Mira Jung, Ph.D., our Chief Scientific Officer for Biology, Michael Vander Hoek, our Chief Financial Officer and Vice President Operations and Regulatory, and Peter Dritschilo, our President and Chief Operating Officer. The loss of one or more members of our management team or other key employees or advisors could delay our research and development programs and materially harm our business, financial condition, results of operations and prospects. The relationships that our key managers have cultivated within our industry make us particularly dependent upon their continued employment with us. We are dependent on the continued service of our technical personnel because of the highly technical nature of our product candidates and technologies and the specialized nature of the regulatory approval process. Because our management team and key employees are not obligated to provide us with continued service, they could terminate their employment with us at any time without penalty. We do not maintain key person life insurance policies on any of our management team members or key employees. Our future success will depend in large part on our continued ability to attract and retain other highly qualified scientific, technical and management personnel, as well as personnel with expertise in clinical testing, manufacturing, governmental regulation and commercialization. We face competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations.

If our product candidates advance into Phase II and Phase III clinical trials, we may experience difficulties in managing our growth and expanding our operations.

We have limited experience in drug development and have not begun clinical trials for any of our product candidates, other than a Phase 1 clinical trial for Ropidoxuridine. As our product candidates enter and advance through preclinical studies and any clinical trials, we will need to expand our development, regulatory and manufacturing capabilities or contract with other organizations to provide these capabilities for us. In the future, we expect to have to manage additional relationships with collaborators or partners, suppliers and other organizations. Our ability to manage our operations and future growth will require us to continue to improve our operational, financial and management controls, reporting systems and procedures. We may not be able to implement improvements to our management information and control systems in an efficient or timely manner and may discover deficiencies in existing systems and controls.

If any of our product candidates are approved for marketing and commercialization and we are unable to develop sales, marketing and distribution capabilities on our own or enter into agreements with third parties to perform these functions on acceptable terms, we will be unable to commercialize any such future products.

We currently have no sales, marketing or distribution capabilities or experience. If any of our product candidates is approved, we plan to enter into collaborations with third parties to sell, market and distribute our products. In the alternative, we would have to develop internal sales, marketing and distribution capabilities to commercialize any approved product, which would be expensive and time-consuming, or, as is more likely, enter into collaborations with third parties to perform these services. If we rely on third parties with sales, marketing and distribution capabilities to market our products or decide to co-promote products with collaborators, we will need to establish and maintain marketing and distribution arrangements with third parties, and there can be no assurance that we will be able to enter into such arrangements on acceptable terms, if, at all. In entering into third-party marketing or distribution arrangements, any revenue we receive will depend upon the efforts of the third parties and there can be no assurance that such third parties will establish adequate sales and distribution capabilities or be successful in gaining market acceptance of any approved product. If we decide to market our products directly, we will need to commit significant financial and managerial resources to develop a marketing and sales force with technical expertise and supporting distribution, administration and compliance capabilities. If we are not able to commercialize any product approved in the future, either on our own or through third parties, our business, financial condition, results of operations and prospects could be materially adversely affected.

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If we fail to comply with U.S. and foreign regulatory requirements, regulatory authorities could limit or withdraw any marketing or commercialization approvals we may receive and subject us to other penalties that could materially harm our business.

Even if we receive marketing and commercialization approval of a product candidate, there can be no assurance we will not be subject to future or continuing regulatory review, including in relation to adverse patient experiences with the product and clinical results that are reported after a product is made commercially available, both in the U.S. and any foreign jurisdiction in which we seek regulatory approval. The FDA has significant post-market authority, including the authority to require labeling changes based on new safety information and to require post-market studies or clinical trials to evaluate safety risks related to the use of a product or to require withdrawal of the product from the market. The FDA also has the authority to require a risk evaluation and mitigation strategies (“REMS”) plan after approval, which may impose further requirements or restrictions on the distribution or use of an approved drug. The manufacturer and manufacturing facilities we use to make a future product, if any, will also be subject to periodic review and inspection by the FDA and other regulatory agencies, including for continued compliance with CGMP requirements. The discovery of any new or previously unknown problems with our third-party manufacturers, manufacturing processes or facilities may result in restrictions on the product, manufacturer or facility, including withdrawal of the product from the market. If we rely on third-party manufacturers, we will not have control over compliance with applicable rules and regulations by such manufacturers. Any product promotion and advertising will also be subject to regulatory requirements and continuing regulatory review. If we or our collaborators, manufacturers or service providers fail to comply with applicable continuing regulatory requirements in the U.S. or foreign jurisdictions in which we seek to market our products, we or they may be subject to, among other things, fines, warning letters, holds on clinical trials, refusal by the FDA to approve pending applications or supplements to approved applications, suspension or withdrawal of regulatory approval, product recalls and seizures, refusal to permit the import or export of products, operating restrictions, injunction, civil penalties and criminal prosecution.

Our business entails a significant risk of product liability and our ability to obtain sufficient insurance coverage could have a material effect on our business, financial condition, results of operations or prospects.

Our business exposes us to significant product liability risks inherent in the development, testing, manufacturing and marketing of therapeutic treatments. Product liability claims could delay or prevent completion of our development programs. If we succeed in marketing products, such claims could result in an FDA investigation of the quality and effectiveness of our products, our manufacturing processes and facilities or our marketing programs and potentially a recall of our products or more serious enforcement action, limitations on the approved indications for which they may be used or suspension or withdrawal of approvals. Regardless of the merits or eventual outcome, liability claims may also result in decreased demand for our products, injury to our reputation, costs to defend the related litigation, a diversion of management’s time and our resources, substantial monetary awards to trial participants or patients and a decline in our stock price. We currently have product liability insurance that we believe is appropriate for our stage of development and may need to obtain higher levels prior to marketing any of our product candidates. Any insurance we have or may obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may be unable to obtain sufficient insurance at a reasonable cost to protect us against losses caused by product liability claims that could have a material adverse effect on our business.

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Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA regulations, provide accurate information to the FDA, comply with manufacturing standards we may establish, comply with federal and state healthcare fraud and abuse laws and regulations, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. While we make an effort to maintain strict employee work processes and oversight, employee misconduct could expose us to liability through the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. Furthermore, it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

Our internal computer systems, or those of our CROs or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product development programs.

Despite the implementation of cyber security measures, our internal computer systems and those of our CROs and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Such events could cause interruptions of our operations. For example, the loss of preclinical data or data from any future clinical trial involving our product candidates could result in delays in our development and regulatory filing efforts and significantly increase our costs. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the development of our product candidates could be delayed.

Our proprietary information, or that of our customers, suppliers and business partners, may be lost or we may suffer security breaches.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, clinical trial data, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our customers, clinical trial subjects and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Although to our knowledge we have not experienced any such material security breach to date, any such breach could compromise our network, or the networks of our CROs or other third party service providers, and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disrupt our operations, damage our reputation, and cause a loss of confidence in our products and our ability to conduct clinical trials, which could adversely affect our business and reputation and lead to delays in gaining regulatory approvals for our drugs. Although we maintain business interruption insurance coverage, our insurance might not cover all losses from any future breaches of our systems.

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Failure of our information technology systems could significantly disrupt the operation of our business.

Our business increasingly depends on the use of information technologies, which means that certain key areas such as research and development, production and sales are to a large extent dependent on our information systems or those of third-party providers. Our ability to execute our business plan and to comply with regulatory requirements with respect to data control and data integrity, depends, in part, on the continued and uninterrupted performance of our information technology systems, or IT systems and the IT systems supplied by third-party service providers. These systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and backup measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we and our third-party service providers have taken to prevent unanticipated problems that could affect our IT systems, sustained or repeated system failures or problems arising during the upgrade of any of our IT systems that interrupt our ability to generate and maintain data, and in particular to operate our proprietary technology platform, could adversely affect our ability to operate our business.

If we do not comply with laws regulating the protection of the environment and health and human safety, our business could be adversely affected.

Our research, development and manufacturing involve the use of hazardous materials and various chemicals. We maintain quantities of various flammable and toxic chemicals in our facilities in Gaithersburg, Maryland that are required for our research, development and manufacturing activities. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. We believe our procedures for storing, handling and disposing these materials in our Gaithersburg facilities comply with the relevant guidelines of Gaithersburg, the State of Maryland and the Occupational Safety and Health Administration of the U.S. Department of Labor. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards mandated by applicable regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. If an accident occurs, we could be held liable for resulting damages, which could be substantial. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of animals and biohazardous materials. Although we maintain workers’ compensation insurance to cover us for costs and expenses, we may incur due to injuries to our employees resulting from the use of these materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological or hazardous materials. Additional federal, state and local laws and regulations affecting our operations may be adopted in the future. We may incur substantial costs to comply with, and substantial fines or penalties if we violate any of these laws or regulations.

Our information technology systems could face serious disruptions that could adversely affect our business.

Our information technology and other internal infrastructure systems, including corporate firewalls, servers, leased lines and connection to the Internet, face the risk of systemic failure that could disrupt our operations. A significant disruption in the availability of our information technology and other internal infrastructure systems could cause interruptions in our collaborations with our partners and delays in our research and development work.

Changes in accounting rules and regulations, or interpretations thereof, could result in unfavorable accounting charges or require us to change our compensation policies.

Accounting methods and policies for pharmaceutical companies, including policies governing revenue recognition, research and development and related expenses and accounting for stock-based compensation are subject to review, interpretation and guidance from relevant accounting authorities, including the SEC. Changes to accounting methods or policies, or interpretations thereof, may require us to reclassify, restate or otherwise change or revise our financial statements, including those contained in this prospectus.

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Risks Related to Our Intellectual Property

If we are not able to obtain and enforce patent protection for our technologies or product candidates, development and commercialization of our product candidates may be adversely affected.

Our success depends in part on our ability to obtain and maintain patents and other forms of intellectual property rights, including in-licenses of intellectual property rights of others, for our product candidates, methods used to manufacture our product candidates and methods for treating patients using our product candidates, as well as our ability to preserve our trade secrets, to prevent third parties from infringing upon our proprietary rights and to operate without infringing upon the proprietary rights of others. As of the date of this prospectus, we have filed five patent applications with the U.S. Patent and Trademark Office (the “USPTO”) with respect to various aspects of our HDAC inhibitor small molecule delivery platform and Ropidoxuridine, our lead product candidate. However, we may not be able to apply for patents on certain aspects of our product candidates or delivery technologies in a timely fashion or at all. To date, four US patents and two European patents have been granted. There is no guarantee that any of our pending patent applications will result in issued or granted patents, that any of our issued, granted or licensed patents will not later be found to be invalid or unenforceable or that any issued, granted or licensed patents will include claims that are sufficiently broad to cover our product candidates or delivery technologies or to provide meaningful protection from our competitors. Moreover, the patent position of specialty pharmaceutical companies can be highly uncertain because it involves complex legal and factual questions. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our current and future proprietary technology and product candidates are covered by valid and enforceable patents or are effectively maintained as trade secrets. If third parties disclose or misappropriate our proprietary rights, it may materially and adversely impact our position in the market.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other requirements during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case. The standards applied by the USPTO and foreign patent offices in granting patents are not always applied uniformly or predictably. For example, there is no uniform worldwide policy regarding patentable subject matter or the scope of claims allowable in pharmaceutical patents. As such, we do not know the degree of future protection that we will have on our proprietary products and technology. While we will endeavor to try to protect our product candidates with intellectual property rights such as patents, as appropriate, the process of obtaining patents is time-consuming, expensive and sometimes unpredictable.

We may decide for business reasons to no longer pursue or to abandon certain intellectual property rights in the US or elsewhere, including due to non-cooperation of inventors or owners of such intellectual property, prior art, or scope of protection, or for other reasons.

Once granted, patents may remain open to opposition, interference, re-examination, post-grant review, inter partes review, nullification or derivation action in court or before patent offices or similar proceedings for a given period after allowance or grant, during which time third parties can raise objections against such initial grant. In the course of such proceedings, which may continue for a protracted period of time, the patent owner may be compelled to limit the scope of the allowed or granted claims thus attacked, or may lose the allowed or granted claims altogether. In addition, there can be no assurance that:

●	others will not or may not be able to make, use or sell compounds that are the same as or similar to our product candidates but that are not covered by the claims of the patents that we own or license;

●	we or our licensors, collaborators or any future collaborators are the first to make the inventions covered by each of our issued patents and pending patent applications that we own or license;

●	we or our licensors, collaborators or any future collaborators are the first to file patent applications covering certain aspects of our inventions;

●	others will not independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

●	A third party may not challenge our patents and, if challenged, a court may not hold that our patents are valid, enforceable and infringed;

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●	any issued patents that we own or have licensed will provide us with any competitive advantages, or will not be challenged by third parties;

●	we may develop additional proprietary technologies that are patentable;

●	the patents of others will not have an adverse effect on our business; and

●	our competitors do not conduct research and development activities in countries where we do not have enforceable patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets.

We intend to license patent rights from third-party owners or licensees. If such owners or licensees do not properly or successfully obtain, maintain or enforce the patents underlying such licenses, or if they retain or license to others any competing rights, our competitive position and business prospects may be adversely affected. We may not be able to protect our intellectual property rights throughout the world.

Obtaining a valid and enforceable issued or granted patent covering our technology in the U.S. and worldwide can be extremely costly. In jurisdictions where we have not obtained patent protection, competitors may use our technology to develop their own products and further, may export otherwise infringing products to territories where we have patent protection, but where it is more difficult to enforce a patent as compared to the U.S. Competitor products may compete with our future products in jurisdictions where we do not have issued or granted patents or where our issued or granted patent claims or other intellectual property rights are not sufficient to prevent competitor activities in these jurisdictions. The legal systems of certain countries, particularly certain developing countries, make it difficult to enforce patents and such countries may not recognize other types of intellectual property protection, particularly that relating to biopharmaceuticals. This could make it difficult for us to prevent the infringement of patents or marketing of competing products in violation of our proprietary rights generally in certain jurisdictions. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

We generally file a provisional patent application first (a priority filing) at the USPTO. A U.S. utility application and international application under the Patent Cooperation Treaty (PCT) are usually filed within twelve months after the priority filing. Based on the PCT filing, national and regional patent applications may be filed in the European Union, Japan, Australia and Canada and other countries. We have so far not filed for patent protection in all national and regional jurisdictions where such protection may be available. In addition, we may decide to abandon national and regional patent applications before grant. Finally, the grant proceeding of each national or regional patent is an independent proceeding which may lead to situations in which applications might in some jurisdictions be refused by the relevant registration authorities, while granted by others. It is also quite common that depending on the country, various scopes of patent protection may be granted on the same product candidate or technology. The laws of some jurisdictions do not protect intellectual property rights to the same extent as the laws in the U.S., and many companies have encountered significant difficulties in protecting and defending such rights in such jurisdictions. If we or our licensors encounter difficulties in protecting, or are otherwise precluded from effectively protecting, the intellectual property rights important for our business in such jurisdictions, the value of these rights may be diminished, and we may face additional competition from others in those jurisdictions. Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position in the relevant jurisdiction may be impaired and our business and results of operations may be adversely affected.

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We or our licensors, or any future collaborators or a strategic partners may become subject to third party claims or litigation alleging infringement of patents or other proprietary rights or seeking to invalidate patents or other proprietary rights, and we may need to resort to litigation to protect or enforce our patents or other proprietary rights, all of which could be costly, time consuming, delay or prevent the development and commercialization of our product candidates, or put our patents and other proprietary rights at risk.

We or our licensors, or any future collaborators or strategic partners may be subject to third-party claims for infringement or misappropriation of patent or other proprietary rights. We are generally obligated under our license or collaboration agreements to indemnify and hold harmless our licensors or collaborator for damages arising from intellectual property infringement by us. If we or our licensors, or any future collaborators or strategic partners are found to infringe a third-party patent or other intellectual property rights, we could be required to pay damages, potentially including treble damages, if we are found to have willfully infringed. In addition, we or our licensors, collaborators or any future strategic partners may choose to seek, or be required to seek, a license from a third party, which may not be available on acceptable terms, if at all. Even if a license can be obtained on acceptable terms, the rights may be non-exclusive, which could give our competitors access to the same technology or intellectual property rights licensed to us. If we fail to obtain a required license, we or our collaborator, or any future collaborator, may be unable to effectively market product candidates based on our technology, which could limit our ability to generate revenue or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations. In addition, we may find it necessary to pursue claims or initiate lawsuits to protect or enforce our patent or other intellectual property rights. The cost to us in defending or initiating any litigation or other proceeding relating to patent or other proprietary rights, even if resolved in our favor, could be substantial, and litigation would divert our management’s attention. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could delay our research and development efforts and limit our ability to continue our operations.

If we were to initiate legal proceedings against a third party to enforce a patent covering one of our products or our technology, the defendant could counterclaim that our patent is invalid or unenforceable. In patent litigation in the U.S., defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, for example, lack of novelty, obviousness or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability during patent litigation is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on one or more of our products or certain aspects of our platform technology. Such a loss of patent protection could have a material adverse impact on our business. Patents and other intellectual property rights also will not protect our technology if competitors design around our protected technology without legally infringing our patents or other intellectual property rights.

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Intellectual property rights of third parties could adversely affect our ability to commercialize our product candidates, and we might be required to litigate or obtain licenses from third parties in order to develop or market our product candidates. Such litigation or licenses could be costly or not available on commercially reasonable terms.

Our competitive position may suffer if patents issued to third parties or other third-party intellectual property rights cover our products or elements thereof, or our manufacture or uses relevant to our development plans. In such cases, we may not be in a position to develop or commercialize products or product candidates unless we successfully pursue litigation to nullify or invalidate the third-party intellectual property right concerned, or enter into a license agreement with the intellectual property right holder, if available on commercially reasonable terms.

Third party intellectual property right holders may also actively bring infringement claims against us. We cannot guarantee that we will be able to successfully settle or otherwise resolve such infringement claims. If we are unable to successfully settle future claims on terms acceptable to us, we may be required to engage in or continue costly, unpredictable and time-consuming litigation and may be prevented from or experience substantial delays in marketing our products. If we fail in any such dispute, in addition to being forced to pay damages, we may be temporarily or permanently prohibited from commercializing any of our product candidates that are held to be infringing. We might, if possible, also be forced to redesign product candidates so that we no longer infringe the third-party intellectual property rights. Any of these events, even if we were ultimately to prevail, could require us to divert substantial financial and management resources that we would otherwise be able to devote to our business.

If we fail to comply with our obligations under any license, collaboration or other agreements, we may be required to pay damages and could lose intellectual property rights that are necessary for developing and protecting our product candidates and delivery technologies or we could lose certain rights to grant sublicenses.

Our current licenses impose, and any future licenses we enter into are likely to impose, various development, commercialization, funding, milestone, royalty, diligence, sublicensing, insurance, patent prosecution and enforcement, and other obligations on us. If we breach any of these obligations, or use the intellectual property licensed to us in an unauthorized manner, we may be required to pay damages and the licensor may have the right to terminate the license, which could result in us being unable to develop, manufacture and sell products that are covered by the licensed technology or enable a competitor to gain access to the licensed technology. Moreover, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing or otherwise violating the licensor’s rights. In addition, while we cannot currently determine the amount of the royalty obligations we would be required to pay on sales of future products, if any, the amounts may be significant. The amount of our future royalty obligations will depend on the technology and intellectual property we use in products that we aim to develop and commercialize, if any. Therefore, even if we are able to develop and commercialize products, we may be unable to achieve or maintain profitability.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patent protection for certain aspects of our product candidates and delivery technologies, we also consider trade secrets, including confidential and unpatented know-how important to the maintenance of our competitive position. We protect trade secrets and confidential and unpatented know-how, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to such knowledge, such as our employees, corporate collaborators, outside scientific collaborators, CROs, contract manufacturers, consultants, advisors and other third parties. We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants that obligate them to maintain confidentiality and assign their inventions to us. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time- consuming, and the outcome is unpredictable. In addition, some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

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We may be subject to claims that we or our employees or consultants have wrongfully used or disclosed alleged trade secrets of our employees’ or consultants’ former employers or their clients. These claims may be costly to defend and if we do not successfully do so, we may be required to pay monetary damages and may lose valuable intellectual property rights or personnel.

Many of our employees were previously employed at universities or biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper our ability to commercialize, or prevent us from commercializing, our product candidates, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names or may be forced to stop using these names, which we need for name recognition by potential partners or customers in our markets of interest. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to effectively compete and our business may be adversely affected.

Risks Related to Government Regulation and Product Approvals

We may be unable to obtain U.S. or foreign regulatory approval and, as a result, unable to commercialize our product candidates.

Our product candidates are subject to extensive governmental regulations relating to, among other things, research, testing, development, manufacturing, safety, efficacy, approval, recordkeeping, reporting, labeling, storage, packaging, advertising and promotion, pricing, marketing and distribution of drugs. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process are required to be completed in the U.S. and in many foreign jurisdictions before a new drug can be marketed. Satisfaction of these and other regulatory requirements is costly, time consuming, uncertain and subject to unanticipated delays. It is possible that none of the product candidates we may develop will obtain the regulatory approvals necessary for us or our collaborators to begin selling them.

We have very limited experience in conducting and managing the clinical trials necessary to obtain regulatory approvals, including approval by the FDA. The time required to obtain FDA and other approvals is unpredictable but typically takes many years following the commencement of clinical trials, depending upon the type, complexity and novelty of the product candidate. The standards that the FDA and its foreign counterparts use when regulating us are not always applied predictably or uniformly and can change. Any analysis we perform of data from preclinical and clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. We may also encounter unexpected delays or increased costs due to new government regulations, for example, from future legislation or administrative action, or from changes in FDA policy during the period of product development, clinical trials and FDA regulatory review. It is impossible to predict whether legislative changes will be enacted, or whether FDA or foreign regulations, guidance or interpretations will be changed, or what the impact of such changes, if any, may be.

Any delay or failure in obtaining required approvals could have a material adverse effect on our ability to generate revenues from the particular product candidate for which we are seeking approval. Furthermore, any regulatory approval to market a product may be subject to limitations on the approved uses for which we may market the product or the labeling or other restrictions. In addition, the FDA has the authority to require a Risk Evaluation and Mitigation Strategy (REMS) plan as part of an NDA or biologics license application (BLA) or after approval, which may impose further requirements or restrictions on the distribution or use of an approved drug or biologic, such as limiting prescribing to certain physicians or medical centers that have undergone specialized training, limiting treatment to patients who meet certain safe-use criteria and requiring treated patients to enroll in a registry. These limitations and restrictions may limit the size of the market for the product and affect reimbursement by third-party payors.

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If we or our collaborators, manufacturers or service providers fail to comply with healthcare laws and regulations, we or they could be subject to enforcement actions, which could affect our ability to develop, market and sell our products and may harm our reputation.

We and our collaborators are subject to federal, state, and foreign healthcare laws and regulations pertaining to fraud and abuse and patients’ rights. These laws and regulations include:

●	the U.S. federal healthcare program anti-kickback law, which prohibits, among other things, persons from soliciting, receiving or providing remuneration, directly or indirectly, to induce either the referral of an individual for a healthcare item or service, or the purchasing or ordering of an item or service, for which payment may be made under a federal healthcare program such as Medicare or Medicaid;

●	the U.S. federal false claims law, which prohibits, among other things, individuals or entities from knowingly presenting or causing to be presented, claims for payment by government funded programs such as Medicare or Medicaid that are false or fraudulent, and which may apply to us by virtue of statements and representations made to customers or third parties;

●	the U.S. federal Health Insurance Portability and Accountability Act (HIPAA) and Health Information Technology for Economic and Clinical Health (HITECH) Act, which prohibit executing a scheme to defraud healthcare programs, impose requirements relating to the privacy, security, and transmission of individually identifiable health information, and require notification to affected individuals and regulatory authorities of certain breaches of security of individually identifiable health information;

●	the federal Open Payments regulations under the National Physician Payment Transparency Program have been issued under the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, and will require that manufacturers of pharmaceutical and biological drugs covered by Medicare, Medicaid, and Children’s Health Insurance Programs report all consulting fees, travel reimbursements, research grants, and other payments or gifts with values over $10 made to physicians and teaching hospitals; and

●	state laws comparable to each of the above federal laws, such as, for example, anti-kickback and false claims laws applicable to commercial insurers and other non-federal payors, requirements for mandatory corporate regulatory compliance programs, and laws relating to patient data privacy and security.

If our operations are found to be in violation of any such requirements, we may be subject to penalties, including civil or criminal penalties, monetary damages, the curtailment or restructuring of our operations, loss of eligibility to obtain approvals from the FDA, or exclusion from participation in government contracting, healthcare reimbursement or other government programs, including Medicare and Medicaid, any of which could adversely our financial results. Although effective compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, these risks cannot be entirely eliminated. Any action against us for an alleged or suspected violation could cause us to incur significant legal expenses and could divert our management’s attention from the operation of our business, even if our defense is successful. In addition, achieving and sustaining compliance with applicable laws and regulations may be costly to us in terms of money, time and resources.

If we or our collaborators, manufacturers or service providers fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to enforcement actions, which could affect our ability to develop, market and sell our products successfully and could harm our reputation and lead to reduced acceptance of our products by the market. These enforcement actions include, among others:

●	adverse regulatory inspection findings;

●	warning letters;

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●	voluntary or mandatory product recalls or public notification or medical product safety alerts to healthcare professionals;

●	restrictions on, or prohibitions against, marketing our products;

●	restrictions on, or prohibitions against, importation or exportation of our products;

●	suspension of review or refusal to approve pending applications or supplements to approved applications;

●	exclusion from participation in government-funded healthcare programs;

●	exclusion from eligibility for the award of government contracts for our products;

●	suspension or withdrawal of product approvals;

●	product seizures;

●	injunctions; and

●	civil and criminal penalties and fines.

Any drugs we develop may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, thereby harming our business.

The regulations that govern marketing approvals, pricing and reimbursement for new drugs vary widely from country to country. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. Although we intend to monitor these regulations, our programs are currently in the early stages of development and we will not be able to assess the impact of price regulations for a number of years. As a result, we might obtain regulatory approval for a product in a particular country, but then be subject to price regulations that delay our commercial launch of the product and negatively impact the revenues we are able to generate from the sale of the product in that country.

Our ability to commercialize any products also will depend in part on the extent to which reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Even if we succeed in bringing one or more products to the market, these products may not be considered cost-effective, and the amount reimbursed for any products may be insufficient to allow us to sell our products on a competitive basis. Because our programs are in the early stages of development, we are unable at this time to determine their cost effectiveness or the likely level or method of reimbursement. Increasingly, the third-party payors who reimburse patients or healthcare providers, such as government and private insurance plans, are requiring that drug companies provide them with predetermined discounts from list prices and are seeking to reduce the prices charged or the amounts reimbursed for pharmaceutical products. If the price we are able to charge for any products we develop, or the reimbursement provided for such products, is inadequate in light of our development and other costs, our return on investment could be adversely affected.

Our current product candidates will need to be administered under the supervision of a physician on an outpatient basis. Under currently applicable U.S. law, certain drugs that are not usually self-administered (including injectable drugs) may be eligible for coverage under the Medicare Part B program if:

●	they are incident to a physician’s services;

●	they are reasonable and necessary for the diagnosis or treatment of the illness or injury for which they are administered according to accepted standards of medical practice; and

●	they have been approved by the FDA and meet other requirements of the statute.

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There may be significant delays in obtaining coverage for newly-approved drugs, and coverage may be more limited than the purposes for which the drug is approved by the FDA. Moreover, eligibility for coverage does not imply that any drug will be reimbursed in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim payments for new drugs, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement may be based on payments allowed for lower- cost drugs that are already reimbursed, may be incorporated into existing payments for other services and may reflect budgetary constraints or imperfections in Medicare data. Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the U.S. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement rates. Our inability to promptly obtain coverage and adequate reimbursement rates from both government-funded and private payors for new drugs that we develop and for which we obtain regulatory approval could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our financial condition.

We believe that the efforts of governments and third-party payors to contain or reduce the cost of healthcare and legislative and regulatory proposals to broaden the availability of healthcare will continue to affect the business and financial condition of pharmaceutical and biopharmaceutical companies. A number of legislative and regulatory changes in the healthcare system in the U.S. and other major healthcare markets have been proposed in recent years, and such efforts have expanded substantially in recent years. These developments have included prescription drug benefit legislation that was enacted and took effect in January 2006, healthcare reform legislation enacted by certain states, and Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (the “ACA”), a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending and enhance remedies against fraud and abuse. The ACA also contains provisions that will affect companies in the pharmaceutical industry and other healthcare related industries by imposing additional costs and changes to business practices. Provisions affecting pharmaceutical companies include the following:

●	mandatory rebates for drugs sold into the Medicaid program have been increased, and the rebate requirement has been extended to drugs used in risk-based Medicaid managed care plans;

●	the 340B Drug Pricing Program under the Public Health Services Act has been extended to require mandatory discounts for drug products sold to certain critical access hospitals, cancer hospitals and other covered entities;

●	pharmaceutical companies are required to offer discounts on brand-name drugs to patients who fall within the Medicare Part D coverage gap, commonly referred to as the “Donut Hole”; and

●	pharmaceutical companies are required to pay an annual non-tax deductible fee to the federal government based on each company’s market share of prior year total sales of branded products to certain federal healthcare programs, such as Medicare, Medicaid, Department of Veterans Affairs and Department of Defense. Since we expect our branded pharmaceutical sales to constitute a small portion of the total federal health program pharmaceutical market, we do not expect this annual assessment to have a material impact on our financial condition.

Moreover, we cannot predict what healthcare reform initiatives may be adopted in the future. Further federal and state legislative and regulatory developments are likely, and we expect ongoing initiatives in the U.S. to increase pressure on drug pricing. Such reforms could have an adverse effect on anticipated revenues from product candidates that we may develop and for which we may obtain regulatory approval and may affect our overall financial condition and ability to develop product candidates.

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Our ability to obtain services, reimbursement or funding from the federal government may be impacted by possible reductions in federal spending.

U.S. federal government agencies currently face potentially significant spending reductions. Under the Budget Control Act of 2011, the failure of Congress to enact deficit reduction measures of at least $1.2 trillion for the years 2013 through 2021 triggered automatic cuts to most federal programs. These cuts would include aggregate reductions to Medicare payments to providers of up to two percent per fiscal year, starting in 2013. Under the American Taxpayer Relief Act of 2012, which was enacted on January 1, 2013, the imposition of these automatic cuts was delayed until March 1, 2013. Certain of these automatic cuts have been implemented. The full impact on our business of these automatic cuts is uncertain. If federal spending is reduced, anticipated budgetary shortfalls may also impact the ability of relevant agencies, such as the FDA or the National Institutes of Health to continue to function at current levels. Amounts allocated to federal grants and contracts may be reduced or eliminated. These reductions may also impact the ability of relevant agencies to timely review and approve drug research and development, manufacturing, and marketing activities, which may delay our ability to develop, market and sell any products we may develop.

If any of our product candidates receives marketing approval and we or others later identify undesirable side effects caused by the product candidate, our ability to market and derive revenue from the product candidates could be compromised.

In the event that any of our product candidates receive regulatory approval and we or others identify undesirable side effects caused by one of our products, any of the following adverse events could occur, which could result in the loss of significant revenue to us and materially and adversely affect our results of operations and business:

●	regulatory authorities may withdraw their approval of the product or seize the product;

●	we may be required to recall the product or change the way the product is administered to patients;

●	additional restrictions may be imposed on the marketing of the particular product or the manufacturing processes for the product or any component thereof;

●	we may be subject to fines, injunctions or the imposition of civil or criminal penalties;

●	regulatory authorities may require the addition of labeling statements, such as a “black box” warning or a contraindication;

●	we may be required to create a Medication Guide outlining the risks of such side effects for distribution to patients;

●	we could be sued and held liable for harm caused to patients;

●	the product may become less competitive; and

●	our reputation.

Risks Related to our Common Stock and this Offering

Our ability to easily pay off the convertible debt using our common stock is dependent on our common stock maintaining a relatively high trading volume.

While the intent underlying the Convertible Note was that we would repay such note in shares of our common stock, thus preserving capital for use in our clinical trials, in the event our common stock is not able to maintain a robust trading market, we may not be able to easily repay the Convertible Note in shares. In such case, we would be reliant on repaying the convertible note in cash, which would negatively affect our ability to complete our available capital and thus could potentially impact the timing with which we are able to complete our clinical trials.

A substantial number of shares of our common stock may be issued pursuant to the terms of the Convertible Note, which could cause the price of our common stock to decline, as well as cause a greater dilution to our existing stockholders.

The conversion price of the Convertible Note can vary as it is convertible at the lower of (i) $2.35 per share, (ii) 90% of the three lowest VWAPs in the 15 trading days prior to the payment date or (iii) 90% of the VWAP on the trading day prior to the payment date. As a result, the conversion price is variable and depends upon market performance. In the event our common stock experiences substantial decline in per share price, such decline could cause significantly more conversion shares to be issuable upon conversion of the Convertible Note, cause greater dilution to our shareholders and have a depressive effect on the overall market price.

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Sales of substantial amounts of our common stock by the selling stockholders, or the perception that these sales could occur, could adversely affect the price of our common stock.

The sale by the selling stockholders of a significant number of shares of common stock could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the selling stockholders may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

The requirement that we repay the Convertible Note and interest thereon in cash under certain circumstances, and the restrictive covenants contained in the Convertible Note, could adversely affect our business plan, liquidity, financial condition, and results of operations.

We may be required to repay the Convertible Note and interest thereon in cash, if we do not meet certain customary equity conditions (including minimum price and volume thresholds) or in certain other circumstances. For example, we will be required to repay the outstanding principal balance and accrued but unpaid interest, along with a premium, upon the occurrence of a Change of Control (as defined in the Convertible Note). In addition, the Convertible Note contains restrictive covenants, including financial covenants. These obligations and covenants could have important consequences on our business. In particular, they could:

●	require us to dedicate a substantial portion of our cash flow from operations to payments on the Convertible Note;

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Limit, among other things, our ability to borrow additional funds and otherwise raise additional capital, and our ability to conduct acquisitions, joint, ventures or similar arrangements, as a result of our obligations to make such payments and comply with the restrictive covenants in the Convertible Note;

●	limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate; and

●	increase our vulnerability to general adverse economic and industry conditions.

In the event we are required to repay the Convertible Note in cash, we may seek to refinance the remaining balance, by either refinancing with the holders of the Convertible Note, by raising sufficient funds through a sale of equity or debt securities or by obtaining a credit facility. No assurances can be given that we will be successful in making the required payments under the Convertible Note, or in refinancing our obligations on favorable terms, or at all. Should we determine to refinance, it could be dilutive to shareholders.

While we believe we have adequate cash to satisfy our payment obligations in the event we are unable to pay off the Convertible Note with conversion shares, if we are unable to make the required cash payments, there could be a default under the Convertible Note. In such event, or if a default otherwise occurs under the Convertible Note, including as a result of our failure to comply with the financial or other covenants contained therein, the holders of the Convertible Notes could require us to immediately repay in cash 115% of the outstanding principal and interest on the Convertible Note that would otherwise have then been due. Furthermore, the holders of the Convertible Note could foreclose on their security interests in our assets, including our intellectual property.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

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●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We are required to include a report of management on the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to timely remediate. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

The Jobs Act has reduced the information that we are required to disclose.

Under the Jobs Act, the information that we are required to disclose has been reduced in a number of ways.

As a company that had gross revenues of less than $1.0 billion during the Company’s last fiscal year, the Company is an “emerging growth company,” as defined in the Jobs Act (an “EGC”). We will retain that status until the earliest of (a) the last day of the fiscal year which we have total annual gross revenues of $1,000,000,000 (as indexed for inflation in the manner set forth in the Jobs Act) or more; (b) the last day of the fiscal year of following the fifth anniversary of the date of the first sale of the common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (c) the date on which we have, during the previous three year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act or any successor thereto. As an EGC, the Company is relieved from the following:

●	The Company is excluded from Section 404(b) of Sarbanes-Oxley Act (“Sarbanes-Oxley”), which otherwise would have required the Company’s auditors to attest to and report on the Company’s internal control over financial reporting. The JOBS Act also amended Section 103(a)(3) of Sarbanes-Oxley to provide that (i) any new rules adopted by the PCAOB requiring mandatory audit firm rotation or changes to the auditor’s report to include auditor discussion and analysis (in the event the PCAOB adopts an auditor rotation requirement) will not apply to an audit of an EGC; and (ii) any other future rules adopted by the PCAOB will not apply to the Company’s audits unless the SEC determines otherwise.

●	The Jobs Act amended Section 7(a) of the Securities Act to provide that the Company need not present more than two years of audited financial statements in an initial public offering registration statement and in any other registration statement, need not present selected financial data pursuant to Item 301 of Regulation S-K for any period prior to the earliest audited period presented in connection with such initial public offering. In addition, the Company is not required to comply with any new or revised financial accounting standard until such date as a private company (i.e., a company that is not an “issuer” as defined by Section 2(a) of Sarbanes-Oxley) is required to comply with such new or revised accounting standard. Corresponding changes have been made to the Exchange Act, which relates to periodic reporting requirements, which would be applicable if the Company were required to comply with them.

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●	As long as we are an EGC, we may comply with Item 402 of Regulation S-K, which requires extensive quantitative and qualitative disclosure regarding executive compensation, by disclosing the more limited information required of a “smaller reporting company.”

●	The Jobs Act will also exempt us from the following additional compensation-related disclosure provisions that were imposed on U.S. public companies pursuant to the Dodd-Frank Act: (i) the advisory vote on executive compensation required by Section 14A(a) of the Exchange Act; (ii) the requirements of Section 14A(b) of the Exchange Act relating to shareholder advisory votes on “golden parachute” compensation; (iii) the requirements of Section 14(i) of the Exchange Act as to disclosure relating to the relationship between executive compensation and our financial performance; and (iv) the requirement of Section 953(b)(1)of the Dodd-Frank Act, which requires disclosure as to the relationship between the compensation of our chief executive officer and median employee pay.

Our stock price is extremely volatile, and purchasers of our common stock could incur substantial losses.

Since commencement of trading on Nasdaq on August 29, 2022, our stock price has been extremely volatile, having traded as high as $126.26 and as low as $1.67. As a result of this volatility, investors may not be able to sell their common stock at or above the initial public offering price. The market price for our common stock may be influenced by many factors, including the other risks described in this section of the prospectus entitled “Risk Factors” and the following:

●	the success of competitive products or technologies;

●	results of preclinical and clinical studies of our product candidates, or those of our competitors, our existing collaborator or any future collaborators;

●	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to our products;

●	introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;

●	actions taken by regulatory agencies with respect to our products, clinical studies, manufacturing process or sales and marketing terms;

●	actual or anticipated variations in our financial results or those of companies that are perceived to be similar to us;

●	the success of our efforts to acquire or in-license additional technologies, products or product candidates;

●	developments concerning our collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

●	our ability or inability to raise additional capital and the terms on which we raise it;

●	the recruitment or departure of key personnel;

●	changes in the structure of healthcare payment systems;

●	market conditions in the pharmaceutical and biotechnology sectors;

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●	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	announcement and expectation of additional financing efforts;

●	speculation in the press or investment community;

●	trading volume of our common stock;

●	sales of our common stock by us or our shareholders;

●	the concentrated ownership of our common stock;

●	changes in accounting principles;

●	terrorist acts, acts of war or periods of widespread civil unrest;

●	natural disasters and other calamities; and

●	general economic, industry and market conditions.

In addition, the stock markets in general, and the markets for pharmaceutical stocks, in particular, have experienced extreme volatility that has been often unrelated to the operating performance of the issuer. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

The future issuance of equity or of debt securities that are convertible into common stock will dilute our share capital.

We may choose to raise additional capital in the future, depending on market conditions, strategic considerations and operational requirements. To the extent that additional capital is raised through the issuance of shares or other securities convertible into shares of our common stock, our stockholders will be diluted. Future issuances of our common stock or other equity securities, or the perception that such sales may occur, could adversely affect the trading price of our common stock and impair our ability to raise capital through future offerings of shares or equity securities. No prediction can be made as to the effect, if any, that future sales of common stock or the availability of common stock for future sales will have on the trading price of our common stock.

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Following our IPO on August 29, 2022, Holders of 1% or more of our common stock prior to our IPO are subject to a six month lock-up agreement, and all directors, officers and 10% shareholders are subject to a one year lock-up post-IPO. At such time as such stock becomes available for sale, it is possible a significant number of our shares may cause the market price of our common stock to drop significantly.

Commencing at the end of February 2023, 6,348,990 shares of our fully diluted common stock outstanding as of the date of this prospectus will be eligible for sale in the public market from time to time thereafter pursuant to Rule 144 under the Securities Act, and 3,030,108 shares of our fully diluted common stock will be eligible for resale following a one-year lock-up period; some of such shares may be subject to the volume and other restrictions of Rule 144. Further, we have 2,615,833 shares reserved for issuance under our 2018 Equity Incentive Plan (the “Plan”), which shares may be issued from time to time by our management and which will then be subject to vesting and other requirements, and 21,748 shares which have been issued under the Plan but remain subject to vesting conditions. At such time as the lock-up periods end, or if it ends earlier pursuant to the discretion of the underwriter for our initial public offering, it is possible that a significant number of such shares will be sold into the market. At such time, the sale of a significant number of shares of our common stock in the public market or the perception that such sales may occur could significantly reduce the market price of our common stock.

If we fail to maintain applicable listing requirements, Nasdaq may delist our common stock from trading, in which case the liquidity and market price of our common stock could decline.

We cannot assure you that we will be able to maintain the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our common stock, we and our stockholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for shares of our common stock;

●	reduced liquidity for our common stock;

●	a determination that our common stock is “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for shares of our common stock;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our common stock will be listed on Nasdaq, such securities will be deemed covered securities. Although the states will be preempted from regulating the sale of our securities, the federal statute does allow states to investigate companies if there is a suspicion of fraud and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Because our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use them and the proceeds may not be invested successfully.

We intend to use the net proceeds to us from this offering to fund offering to fund preclinical and clinical trials of product candidates, Ropidoxuridine and new formulations of Ropidoxuridine with Tipiracil, O-18 containing molecules for proton radiation sensitization, continued HDAC technology platform development, working capital and general corporate purposes, including the costs of operating as a public company, as well as potential acquisition or in-licensing activities. Therefore, our management will have broad discretion as to the use of the offering proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our Company.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our stock would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our target studies and operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our board of directors has the authority, without shareholder approval, to issue preferred stock with terms that may not be beneficial to holders of our common stock and such issuance could potentially affect adversely shareholder voting power and perpetuate their control over us.

Our Certificate of Incorporation, as amended to date, allows us to issue shares of preferred stock without any vote or further action by our shareholders. Our board of directors has the authority to fix and determine the relative rights and preferences of any preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of shares of our common stock. These rights and preferences could negatively affect the holders of our common stock.

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The ability of our executive officers and directors, who are our principal stockholders, to control our business may limit or eliminate the ability of minority shareholders to influence corporate affairs.

Our executive officers and directors, who are our principal stockholders, own approximately 47% of our issued and outstanding common stock and, following this offering, will own approximately 27% of our issued and outstanding common stock. Accordingly, they will be able to effectively control the election of directors, as well as all other matters requiring shareholder approval. The interests of our principal stockholders may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other directors and other business decisions. The minority shareholders have no way of overriding decisions made by our principal stockholders. This level of control may also have an adverse impact on the market value of our shares because our principal stockholders may institute or undertake transactions, policies or programs that result in losses and may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

Our Certificate of Incorporation and Bylaws, each as amended to date, provide for indemnification of officers and directors at the expense of the Company and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate of Incorporation and Bylaws, each as amended to date, provide for the indemnification of our officers and directors. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Our Certificate of Incorporation, as amended to date, provides that disputes must be resolved in the Court of Chancery of the State of Delaware, except for cases brought under the Securities Act or Exchange Act.

Our Certificate of Incorporation, as amended to date, provides that the Court of Chancery in the State of Delaware will be the exclusive forum for dispute resolution for certain enumerated actions, excluding any actions brought under the Securities Act or Exchange Act, or unless the Company consents in writing to an alternative jurisdiction. This exclusive forum selection clause may cause inconvenience of our shareholders or other stakeholders, should they need to bring suit against the Company for an action other than one arising under the Securities Act or Exchange Act.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Provisions in our amended and restated certificate of incorporation, as amended, and bylaws, as amended, as well as Delaware law, might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the market price of our common stock.

Our Certificate of Incorporation and Bylaws, each as amended to date, and bylaws contain provisions that could depress the market price of our common stock by acting to discourage, delay, or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions, among other things:

●	permit the board of directors to establish the number of directors;

●	provide that directors may only be removed “for cause” and only with the approval of 66 2/3 percent of our stockholders;

●	require super-majority voting to amend some provisions in our Certificate of Incorporation and Bylaws;

●	authorize the issuance of “blank check” preferred stock that our board could use to implement a stockholder rights plan (also known as a “poison pill”);

●	eliminate the ability of our stockholders to call special meetings of stockholders;

●	prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

●	provide that the board of directors is expressly authorized to make, alter or repeal our bylaws; and

●	establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of our company. Section 203 imposes certain restrictions on merger, business combinations and other transactions between us and holders of 15% or more of our common stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	the initiation, timing, progress and results of our research and development programs, preclinical studies, any clinical trials and INDs, NDAs other regulatory submissions;

●	our expected dependence on third party collaborators for developing, obtaining regulatory approval for and commercializing product candidates;

●	our receipt and timing of any milestone payments or royalties under any research collaboration and license agreement we enter into;

●	our ability to identify and develop product candidates;

●	our or a collaborator’s ability to obtain and maintain regulatory approval of any of our product candidates;

●	the rate and degree of market acceptance of any approved products candidates;

●	the commercialization of any approved product candidates;

●	our ability to establish and maintain additional collaborations and retain commercial rights for our product candidates subject to collaborations;

●	the implementation of our business model and strategic plans for our business, technologies and product candidates;

●	our estimates of our expenses, ongoing losses, future revenue and capital requirements;

●	our ability to obtain additional funds for our operations;

●	our ability to obtain and maintain intellectual property protection for our technologies and product candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	our reliance on third parties to conduct our preclinical studies or any future clinical trials;

●	our reliance on third party supply and manufacturing partners to supply the materials and components for, and manufacture, our research and development, preclinical and clinical trial drug supplies;

●	our ability to attract and retain qualified key management and technical personnel;

●	our use of net proceeds to us from this offering;

●	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

●	our financial performance; and

●	developments relating to our competitors or our industry.

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described in the section entitled “Risk Factors” and elsewhere in this prospectus.

Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by U.S. federal securities law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

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PRIVATE PLACEMENT OF THE SENIOR SECURED CONVERTIBLE NOTE AND WARRANT

On January 11, 2023, we entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) and consummated the sale to such Investor of a senior secured convertible note (the “Convertible Note”) with an initial principal amount of $4,300,000, bearing interest at 5% per annum, and a warrant (the “Warrant”) to purchase 1,018,079 shares of our common stock at a fixed exercise price of $2.35 per share.

The Convertible Note was sold with an original issue discount of $300,000. As such, the Investor paid for the Convertible Note by delivering $4,000,000 in cash consideration to the Company. Boustead Securities LLC (“Boustead”) served as the sole placement agent for the private placement (the “Private Placement”) of the Convertible Note and Warrant. Boustead received a placement agent fee of $320,000 at the closing of the Private Placement, representing 7.0% of the gross cash proceeds at the closing plus 1% in non-accountable expenses. In addition, Boustead received a placement agent warrant to purchase 71,266 shares of common stock, representing 7.0% of the warrant shares issued in the Private Placement. After deducting the placement agent fee and our estimated expenses associated with the Private Placement, our estimated net cash proceeds at the closing were approximately $3,493,423.

Purchase Agreement

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the Purchase Agreement, we also agreed to the following additional covenants:

●	So long as the Convertible Note remains outstanding, we will not effect or enter into an agreement to effect any variable rate transaction other than a bona fide at-the-market offering or equity line of credit.

●	While we obtained majority stockholder consent approving the offering and the issuance of common stock upon conversion of the Convertible Note and exercise of the Warrant, as is required under the rules of the Nasdaq Stock Market LLC (“Nasdaq”), we are required to file an information statement on Schedule 14C (the “Information Statement”) informing all stockholders of the action and mail such Information Statement to all stockholders within 70 days of closing.

In addition, we granted the Investor participation rights in future equity and equity-linked offerings of securities, subject to certain limited exceptions, during the two years after the later of (a) the closing or (b) the date the Convertible Note no longer remains outstanding, in an amount of up to 30% of the securities being sold in such offerings.

Senior Secured Convertible Note

General

The Convertible Note was issued to the Investor on January 11, 2023 and matures on March 11, 2025 (subject to extension in certain circumstances, including bankruptcy and outstanding events of default).

Amortization

Starting on the earlier of (x) the date this Registration Statement is declared effective by the SEC and (y) February 28, 2023, then on the first trading day of the month for each month thereafter, and on the maturity date (each, an “Installment Date”), subject to certain exceptions and unless deferred as described below, the Company is required to make monthly amortization payments equal to 1/26th of the unrestricted principal (and related unrestricted original issue discount) and interest of the Convertible Note payable (the “Installment Amount”), which must be satisfied in cash at a redemption price equal to 105% of such Installment Amount (each, an “Installment Redemption”).

Notwithstanding the foregoing, the noteholder may, at its sole option, elect to defer any Installment Amount until a subsequent Installment Date selected by the noteholder, provided that any such deferred amounts shall not continue to accrue interest unless the deferral is at the request of the Company.

Interest

The Convertible Note bears interest at a rate of 5% per annum and, upon any conversion or redemption, shall include a make-whole of interest from such date of determination through the maturity date. After the occurrence and during the continuance of an Event of Default (as defined in the Convertible Note), the Convertible Note will accrue interest at the rate of 15% per annum. See “Events of Default” below.

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Conversion; Alternate Conversion upon Event of Default

The Convertible Note is convertible, at the option of the noteholder, into shares of our common stock at the lower of (i) $2.35 per share, (ii) 90% of the three lowest VWAPs in the 15 trading days prior to the payment date or (iii) 90% of the VWAP on the trading day prior to the payment date. The conversion price is subject to full ratchet antidilution protection upon any subsequent transaction at a fixed price lower than the conversion price then in effect and standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction. If we enter into any agreement to issue (or issue) any variable rate securities, other than a bona fide at-the-market offering or equity line of credit, the noteholder has the additional right to substitute such variable price (or formula) for the conversion price.

If an Event of Default has occurred under the Convertible Note, the noteholder may elect to alternatively convert the Convertible Note at a redemption premium of 115% of the conversion amount.

Conversion Limitation and Exchange Cap

The noteholder will not have the right to convert any portion of the Convertible Note, to the extent that, after giving effect to such conversion, the noteholder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such conversion. The noteholder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

In addition, until such time as we complete the Information Statement mailing to our stockholders notifying them that we have obtained the approval of a majority of our stockholders as required by Nasdaq, we are prohibited from issuing any shares of common stock upon conversion of the Convertible Note or otherwise pursuant to the terms of the Convertible Note, if the issuance of such shares of common stock would exceed 19.99% of our outstanding shares of common stock as of January 11, 2023 or otherwise exceed the aggregate number of shares of common stock which we may issue without breaching our obligations under the rules and regulations of Nasdaq.

Events of Default

The Convertible Note includes certain customary and other Events of Default, including, among other things, failure to maintain an effective registration statement with capacity to issue an offering amount equal to at least 300% of principal, the breach of certain financial covenants described below and maintaining our Nasdaq listing.

In connection with an Event of Default, the noteholder may require us to redeem in cash any or all of the Convertible Note. The redemption price will equal 115% of the outstanding principal of the Convertible Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, or an amount equal to market value of the shares of our common stock underlying the Convertible Note, as determined in accordance with the Convertible Note, if greater.

Change of Control

In connection with a Change of Control (as defined in the Convertible Note), a noteholder may require us to redeem all or any portion of the Convertible Note. The redemption price per share will equal the greatest of (i) 115% of the outstanding principal of the Convertible Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, (ii) 115% of the market value of the shares of our common stock underlying the Convertible Note, as determined in accordance with the terms of the Convertible Note, and (iii) 115% of the aggregate cash consideration that would have been payable in respect of the shares of our common stock underlying the Convertible Note, as determined in accordance with the terms of the Convertible Note.

Subsequent Placement Optional Redemption

At any time after the earlier of the date a noteholder becomes aware of any placement by us of equity or equity-linked securities or the date of consummation of such a placement, subject to certain limited exceptions, the noteholder will have the right to have us redeem a portion of each Convertible Note not in excess of 30% of the net proceeds from such placement at a redemption price of 100% of the portion of the Convertible Note subject to redemption.

Covenants

We will be subject to certain customary affirmative and negative covenants regarding the incurrence of certain indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters.

Control Account

In addition to customary affirmative and negative covenants, we are required to maintain the proceeds from the issuance and sale of the Convertible Note on deposit in a deposit account subject to a deposit account control agreement. The Company cannot make any withdrawals from such account or otherwise use the funds therein for any purpose other than for payment of its obligations to the noteholder. As such, as the Convertible Note is converted or repaid, the Company is permitted to withdraw $0.90 from such account for each $1.00 of the outstanding principal value of the Convertible Note that is converted into shares of common stock or is otherwise repaid.

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Company Optional Redemption Rights

We may redeem the Convertible Notes at a price equal to 105% of the outstanding principal of the Convertible Notes (or, if greater, the market value of the shares underlying the Convertible Notes) to be redeemed and accrued and unpaid interest and unpaid late charges thereon.

Warrant

In addition to the Convertible Note, we issued a Warrant exercisable for four (4) years for the purchase of an aggregate of up to 1,018,079 shares of common stock (the “Warrant Shares”), at an exercise price of $2.35 per share. The number of Warrant Shares and exercise price are each subject to adjustment as provided under the terms of the Warrant. If, at the time of exercise of the Warrant, there is no effective registration statement registering, or no current prospectus available for, the issuance of the Warrant Shares to the Investor, and the registration statement is not subject to SEC review and the Company has otherwise affirmatively failed to maintain such registration statement’s effectiveness, then the Warrant may also be exercised, in whole or in part, by means of a “cashless exercise.” The Warrant may not be exercised if, after giving effect to the exercise the Investor, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Warrant Shares. At the Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to the Company.

If the Company issues or sells, or the Company publicly announces the issuance or sale of, any shares of Common Stock, or convertible securities or options issuable or exchangeable into Common Stock (a “New Issuance”), under which such Common Stock is sold for a consideration per share less than the exercise price then in effect, the exercise price of the Warrant will be adjusted to the New Issuance price in accordance with the formulas provided in the Warrant. Any such adjustment will not apply with respect to the issuance of Excluded Securities (as defined in the Warrant). Upon any adjustment to the exercise price, the number of Warrant Shares that may be purchased upon exercise of the Warrant will be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of Warrant Shares will be the same as the aggregate exercise price in effect immediately prior to such adjustment. In addition, if the Company enters into a Fundamental Transaction (as defined in the Warrants) at any time that a Warrant is outstanding, then, upon any subsequent exercise of the Warrant, the Investor will have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such Fundamental Transaction, provided, further, that if holders of common stock are not offered or paid any consideration in such Fundamental Transaction, such holder of common stock will be deemed to have received common stock of the successor entity (which entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement, dated as of January 11, 2023, between the Investor and us, we have granted certain registration rights to the noteholder and warrantholder. The Registration Rights Agreement requires us to have the registration statement of which this prospectus is a part declared effective by the 60th day following the date of the Registration Rights Agreement (of March 11, 2023), or the 90th day (or April 10, 2023) following the date of the Registration Rights Agreement in the event such registration statement is subject to SEC review. It also grants the Investor customary “piggyback” registration rights.

Additional Information

The foregoing is only a summary of the material terms of the Purchase Agreement, the Convertible Note, the Warrant, the Registration Rights Agreement and the other ancillary transaction documents (collectively, the “Transaction Documents”), and does not purport to be a complete description of the rights and obligations of the parties thereunder.

The summary of the Transaction Documents is qualified in its entirety by reference to the forms of such agreements, which are incorporated as exhibits to the Registration Statement of which this prospectus forms a part and are incorporated herein by reference.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about us in our reports filed with the Securities and Exchange Commission. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by us, which were made only for purposes of that agreements and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of our securities offered by the selling stockholder under this prospectus. All the shares sold under this prospectus will be sold or otherwise disposed of for the account of the selling stockholder, or its pledgees, assignees or successors-in-interest.

The Warrant will not, upon effectiveness (and continued effectiveness) of the registration statement of which this prospectus is a part, be eligible for cashless exercise. There is no assurance that the Warrant will ever be exercised for cash. However, assuming the exercise of the Warrant for cash in full, at an exercise price of $2.35 per share, the selling stockholder would pay us aggregate consideration of $2,392,486, for the issuance of shares of common stock thereunder. The proceeds to us of such Warrant exercise, if any, will not be subject to any restrictions. We plan to use any cash received from the exercise of the Warrant to support our clinical studies and for general corporate purposes. We cannot precisely estimate the allocation of the proceeds from any exercise of the Warrant for cash. Accordingly, in the event the Warrant is exercised for cash, our management will have broad discretion in the application of the proceeds of such exercise.

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SELLING STOCKHOLDER

The shares of common stock being offered by the selling shareholders are those issuable to the selling shareholders pursuant to the terms of certain of the Company’s promissory notes and accompanying warrants. For additional information regarding the issuances of those notes and accompanying warrants, see “Private Placement of Notes” above. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the notes and accompanying warrants, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of our common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the notes and accompanying warrants, as of January 27, 2023, assuming the conversion of the notes and accompanying warrants held by the selling shareholders on that date, without regard to any limitations on conversion.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of 300% of the maximum number of shares of common stock issuable pursuant to the notes and accompanying warrants, determined as if the notes and accompanying warrants were converted in full as of the trading day immediately preceding the date this registration statement was initially filed with the Commission, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration rights agreement, without regard to any limitations on conversion in the notes and accompanying warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the notes and accompanying warrants, a selling shareholder may not be issued shares under the notes or accompanying warrants to the extent such issuance would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion. The number of shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Offered for the Account of the Selling Stockholder (2)		Number of Shares Owned After the Offering	% Owned After the Offering**
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B(1)	0	10,762,682	(3)	--	--%

* The percentage of ownership before the offering is calculated based on 13,603,129 shares outstanding as of January 17, 2023. The percentage of ownership after the offering assumes the issuance of all of the shares underlying the Convertible Note and Warrant that are offered for resale hereby, and the sale by such selling stockholder of all of the shares offered for resale hereby.

(1) Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (“Alto Opportunity Master Fund B”) and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(2) The beneficial ownership of Alto Opportunity Master Fund B consists entirely of shares underlying the Convertible Note and Warrant. The amounts set forth in the table assume the immediate conversion of the Convertible Note and exercise of the Warrant. Without giving effect to the 4.99% limitation contained in the Note, the maximum number of shares into which the Convertible Note and Warrant held by Alto Opportunity Master Fund B would be convertible and exercisable, respectively, would be approximately 3,248,201 shares of common stock, based on an assumed price of $1.39 per share, the alternate conversion price under the Convertible Note and exercise of the Warrant for 1,018,079 shares of common stock.

(3) In accordance with the terms of the Purchase Agreement with the Investor, assumes 300% of the shares issuable under the conversion ratios set forth under item (2) above are required for full conversion of the Convertible notes.

44

PLAN OF DISTRUBTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Principal Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales made in compliance with the securities purchase agreement among the Company and the Selling Stockholders;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short, subject to the terms of the securities purchase agreement between the Company and the Selling Stockholders, and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

45

DIVIDEND POLICY

We have not paid any dividends on our common stock since inception and we currently expect that, in the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

46

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this prospectus. The Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this form. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, those noted under “Risk Factors” in this prospectus. In addition, any compensation disclosure contained in this prospectus regarding our officers and directors is likely to increase in the near term following completion of the offering, and therefore all such disclosures made within this prospectus reflect historical facts and will not reflect forward looking or anticipated compensation going forward. See the section entitled “Executive Compensation” below for a more detailed discussion.

We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus, except as required by U.S. federal securities laws.

Overview

Founded by Georgetown University Medical School faculty members, we are a discovery and development stage pharmaceutical company leveraging our proprietary technology to develop novel therapies that are designed to cure cancer. Originally formed as Shuttle Pharmaceuticals, LLC in 2012, our goal is to extend the benefits of cancer treatments by leveraging insights into cancer therapy with surgery, radiation therapy, chemotherapy and immunotherapy. While there are several therapies being developed with the goal of curing cancer, one of the most effective and proven approaches to this is radiation therapy (RT). We are developing a pipeline of products designed to address the limitations of this current standard of cancer therapies. We believe that our product candidates will enable us to deliver cancer treatments that are safer, more reliable and at a greater scale than that of the current standard of care.

Operations to date have focused on continuing our research and development efforts to advance Ropidoxuridine clinical testing and improved drug formulation, to advance HDAC6 inhibitor (SP-2-225) preclinical development, and complete SBIR contract work on predictive biomarkers of radiation response, as well as prostate cell lines for health disparities research. We have received SBIR contract funding from the NIH for the aforementioned projects. The clinical development of Ropidoxuridine has shown drug bioavailability and a maximum tolerated dose has been established for use in Phase II clinical trials. The radiation biomarker project and the health disparities project have been completed. Changes in operational, administrative, legal and professional expenses related to our operations are set forth in more detail in the discussion below.

Results of Operations

Comparison of the three months ended September 30, 2022 and 2021

The following table summarizes the results of our operations:

	Three Months Ended
	September 30,
	2022	2021	Change	%
Revenue	$-	$-	$-	0%
Operating expenses:
Research and development, net of contract expense reimbursements	669,038	186,958	482,080	258%
General and administrative	81,864	6,422	75,442	1175%
Legal and professional	70,566	48,736	21,830	45%
Total operating expenses	821,468	242,116	579,352	239%
Other income (expense):
Interest expense - related party	(13,725)	(10,547)	(3,178)	30%
Interest expense	(604,716)	(113)	(604,603)	n/a %
Change in fair value of warrant liability	112,797	(26,685)	139,482	(523%)
Gain on settlement of accounts payable	328,687		328,687	-
Forgiveness of PPP note payable	-	62,500	(62,500)	-
Total other Income (expense)	(176,957)	25,155	(202,112)	(803%)
Net loss	$998,425	$216,961	$781,464	360%

47

Research and Development – Net of contract expense reimbursements. Research and development – net of contract expense reimbursements (“R&D”) was $669,039 for the three months ended September 30, 2022, as compared to $186,958 for three months ended September 30, 2021. For the three months ended September 30, 2022, the Company received $0 in reimbursements and incurred $669,038 in R&D expenses. For the three months ended September 30, 2021, reimbursement from the NIH totaled $211,455 and total expenses related to R&D was $398,413. Quarterly expenses increased by $579.352, or 239%, in the third quarter of 2022 primarily due to the first milestone payment for TCG GreenChem of $450,000.

Compensation related expenses were $220,801 in the three months ended September 30, 2021 as compared to $202,041 in the three months ended September 30, 2022. Compensation related expenses decreased from 55% of total R&D in the three months ended September 30, 2021 to 30% for the three months ended September 30, 2022. Subcontract work made up 39% of total R&D expense in the three months ended September 30, 2021 and 67% of total R&D expenses during the three months ended September 30, 2022. All other R&D expenses were inconsequential.

Below is a breakdown of the actual costs and reimbursements received by the company for the three months ended September 30, 2022 and 2021, and a breakdown of how such cost and reimbursements were distributed across research projects.

For the three months ended September 30, 2022, total research and development costs were $669,038 for which all costs were funded by the Shuttle. For the three months ended September 30, 2021, total R & D costs were $398,413 for which 53% of the costs were allocated to the NIH funded project (Topic 345) and Shuttle funded the remaining costs of $186,958, or 47% of the total costs. For the three months ended September 30, 2021, total R&D costs were $398,413 for which $211, 455 was reimbursed by NIH and the remaining costs were funded by the Shuttle for a net R&D loss of $186,958. Company funded R&D activities increased in 2021 and decreased in 2022 due to NIH no cost extensions required to complete contracted work and file the final reports before receiving payment from the NIH. In 2022, R&D activities increased with the new program with TCG GreenChem.

Key Research and Development Projects

R&D, Net of Contract Expense Reimbursements	Three Months

Three Month Periods ending September 30, 2021 and 2022 (Q3)

Research & Development	NIH Topic 345		Shuttle Funded		Total
Revenue and Expenses	2021	2022	2021	2022	2021	2022
NIH Reimbursement	(211,455)	-	-	-	(211,455)	-
Compensation	33,843	-	186,958	200,541	220,801	200,541
Subcontracts	153,544	-	-	450,000	153,544	450,000
Supplies	4,312	-	-	1,007	4,312	1,007
Other, Lab	19,756	-	-	17,490	19,742	17,490
Expense total	211,455	-	186,958	669,038	398,413	669,038
R&D, Net of Contracts	-	-	(186,958)	(669,038)	(186,958)	(669,038)
	53%	-	47%	100.0%

Note:	Project 352 reimbursements were not received in 2021 and research costs were Company funded through an NIH extension without cost Project 345 reimbursement for the period of performance ending March 15, 2022, which reimbursement was received in April 2022

In addition, the CEO and CMO are actively involved in the research and development activities, but neither receives a salary from the Company. As such, research and development expenses are lower than might be incurred in the future.

The allocation of costs to the NIH research project for the three months ended September 30, 2021 were as follows:

NIH Cost Allocation for the 3-month Period Ending September 30, 2021

●	Compensation - $220,801, making up 55% of total R & D, with 47% of all research costs allocated to Shuttle.
●	Subcontracts - $153,544, making up 39% of total R&D, with 100% of costs allocated to Topic 345.
●	Supplies and Other Lab expenses - $24,054, making up 6% of total R&D expenses, with all costs allocated to Topic 345.

General and Administrative Expenses. General and Administrative expenses in the three months ended September 30, 2022 increased by $75,442, from $6,422 in 2021 to $81,864 in 2022.

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Legal and Professional Expenses. During the three months ended September 30, 2022, legal and professional expenses increased by $21,830 or 45%. This increase in legal and professional fees was primarily due to increases in our expenses related to obtaining pre-IPO financing and other expenses related to preparation for the IPO.

Other (Income) Expense. Other expense was $176,957 for the three months ended September 30, 2022, which consisted of $604,716 in interest expense on convertible loans, $13,725 in interest expense on related party loans, a gain on change in warrant liability of $112,797, and a gain on settlement of accounts payable of $328,687. Other income was $25,155 for the three months ended September 30, 2021, which consisted of $113 in interest expense, $10,547 in interest expense on related party loans and a loss on change in warrant liability of $26,685.

Comparison of the nine months ended September 30, 2022 and 2021

The following table summarizes the results of our operations:

	Nine Months Ended
	September 30,
	2022	2021	Change	%
Revenue	$-	$-	$-	0%
Operating expenses:
Research and development, net of contract expense reimbursements	1,048,821	579,684	469,137	81%
General and administrative	104,711	19,883	84,828	427%
Legal and professional	659,958	154,886	505,072	326%
Total operating expenses	1,813,490	754,453	1,059,037	140%
Other income (expense):
Interest expense - related party	(39,108)	(31,641)	(7,467)	24%
Interest expense	(920,660)	(463)	(920,197)	198,747%
Change in fair value of warrant liability	94,025	30,971	63,054	204%
Gain on settlement of accounts payable	328,687	-	328,687	-
Gain on forgiveness of Paycheck Protection Program note payable	73,007	62,500	10,507	100%
Total other Income (expense)	(464,049)	61,367	(525,416)	(856%)
Net loss	$2,277,539	$693,086	$1,584,453	229%

Research and Development-Net of contract expense reimbursements. Research and development-net of contract expense reimbursements (“R&D”) was $1,048,821 for the nine months ended September 30, 2022, as compared to $579,684 for nine months ended September 30, 2021. For nine months ended September 30, 2022, the Company received $211,455 in reimbursement from the NIH contracts and incurred $1,260,276 in R&D expenses. For the nine months ended September 30, 2021, reimbursement from NIH totaled $422,910 and total expenses related to R&D were $1,002,594. The increase of $469,137, or 81%, is primarily related to the Company increasing R&D spending as a result of funding from the public offering and the NIH contracts ending. The no cost extension from the NIH ended on March 15, 2022, and the final report to the NIH was filed and accepted, resulting in a payment of $211,455 during the nine months ended September 30, 2022.

R&D expense reimbursements were $422,910 and $211,455 during the nine months ended September 30, 2021 and September 30, 2022, respectively. NIH requires that milestones included in the fixed price contract be met, therefore, compensation related expenses continued in 2022 under the no cost extension from the NIH. Compensation related expenses were $667,281 in the nine months ended September 30, 2021 as compared to $727,421 in the nine months ended September 30, 2022. Compensation related expenses increased from 74% of total R&D in the nine months ended September 30, 2021 as compared to 90.1% in the nine months ended September 30, 2022. Subcontract work made up 26%, compensation made up 67%, and supplies and other expenses 8% of total R&D expense in the nine months ended September 30, 2021. Subcontract work made up 36%, compensation made up 58%, and supplies and other expenses 6% of total R&D expense during the nine months ended September 30, 2022.

Below is a breakdown of the actual costs and reimbursements received by the Company for the nine months ended September 30, 2022 and 2021, and a breakdown of how such cost and reimbursements were distributed across research projects.

For the nine months ended September 30, 2022, total research and development costs were $1,260,276 for which $211,455 was paid by reimbursements received from the NIH, leaving a net of $1,048,821. For the nine months ended September 30, 2021, total R&D costs were $1,002,594 for which $422,910 was paid by reimbursements received from the NIH, leaving a net of $579,684. The Company funded R&D activities decreased in the nine months ended September 30, 2021 and increased during the nine months ended September 30, 2022 primarily due to the funding provided by the public offering. A summary of the breakdown of costs is listed below.

49

Key Research and Development Projects

R & D, Net of Contract Expense Reimbursements	Nine Months

Nine Month Periods ending September 30, 2021 and 2022 (Q3)

Research & Development	NIH Topic 345		Shuttle Funded		Total
Revenue and Expenses	2021	2022	2021	2022	2021	2022
NIH Reimbursement	(422,910)	(211,455)	-	-	(422,910)	(211,455)
Compensation	87,567	-	579,684	727,421	667,281	727,421
Subcontracts	256,400	-	-	450,000	256,400	450,000
Supplies	17,834	-	-	3,206	17,834	3,206
Other, Lab	61,079	-	-	79,649	61,079	79,649
Expense total	422,910	-	579,684	1,260,276	1,002,594	1,260,276
R&D, Net of Contracts	-	211,455	(579,684)	(1,260,276)	(579,684)	(1,048,821)

Note:	Project 352 reimbursements were not received in 2021 and research costs were Company funded through an NIH extension without cost Project 345 reimbursement for the period of performance ending March 15, 2022, which reimbursement was received in April 2022

In addition, the CEO and CMO are actively involved in the research and development activities, but neither received a salary from the Company prior to the completion of our initial public offering in September 2022. As such, research and development expenses for the nine months ended September 30, 2022 are lower than might be incurred in the future.

The allocation of costs to the NIH research project for the nine months ended September 30, 2021 were as follows:

NIH Cost Allocation for the nine-month Period Ending September 30, 2021

●	Compensation - $667,281, making up 67% of total R&D expenses, with $579,684 allocated to the Company.
●	Subcontracts - $256,400, making up 26% of total R&D expenses.
●	Remaining costs – $78,913, making up 8% of total R&D costs.

General and Administrative Expenses. General and Administrative expenses increased by $84,828, from $19,883 in the nine months ended September 30, 2021 to $104,711 in the nine months ended September 30, 2022. The increase was primarily related to increases in insurance costs, SEC and Nasdaq filing fees, processing fees and other expenses related to preparing for and closing on our IPO, which closed in September 2022. Website expenses during the nine months ended September 30, 2022 increased by $1,447 in order to maintain and update the Company’s profile for the Company’s IPO.

Legal and Professional Expenses. Legal and professional expenses increased by $505,072, or 326%, primarily due to increases in fees related to obtaining pre-IPO financing and expenses incurred related to preparing for the IPO.

Other (Income) Expense. Other expense was $464,049 for the nine months ended September 30, 2022, which consisted of $920,660 in interest expense on convertible loans, $39,108 in interest expense on related party loans, a gain on change in warrant liability of $94,025, a $328,687 gain on settlement of accounts payable, and a $73,007 gain on the forgiveness of the Company’s Paycheck Protection Program loan. Other income was $61,367 for the nine months ended September 30, 2021, which consisted of $463 in interest expense, $31,641 in interest expense on related party loans and a gain on change in warrant liability of $30,971, and a $63,054 gain on the forgiveness of the Company’s Paycheck Protection Program loan.

Comparison of the Years ended December 31, 2021 (Restated) and 2020

The following table summarizes the results of our operations for the years ended December 31, 2021 (Restated) and 2020:

	Years Ended
	December 31,
	2021	2020	Change	%
Revenue	$-	$-	$-	-
Operating expenses:
Research and development, net of contract expense reimbursements	1,021,808	161,772	860,036	532%
General and administrative	36,500	85,927	(49,427)	(58%)
Legal and professional	684,684	261,823	422,861	162%
Total operating expenses	1,742,992	509,522	1,233,470	242%
Other income (expense):
Interest expense - related party	(46,947)	(36,771)	(10,176)	28%
Interest expense	(3,841)	(2,859)	(982)	34%
Change in fair value of warrant liability	579,146	(256,580)	835,726	326%
Gain on disposal of loan	62,500	-	62,500	100%
Total other income (expense)	590,858	(296,210)	887,068	299%
Net loss	$(1,152,134)	$(805,732)	$(346,402)	43%

Research and Development-Net of contract expense reimbursements. Research and development-net of contract expense reimbursements was $1,021,808 for the year ended December 31, 2021, as compared to $161,772 for the year ended December 31, 2020. For the year ended December 31, 2021, the Company received $505,377 in reimbursement from NIH contracts and incurred $1,527,185 in research and development expenses. For the year ended December 31, 2020, reimbursement from the NIH totaled $1,258,141 and total expenses related to research and development was $1,419,913. The increase of $860,036 or 532% is primarily related to the Company receiving $752,764 less in contract reimbursements in 2021 as compared to 2020. The lower contract reimbursements are due to the completion of Topic 345-Predictive-Biomakers and Phase 1 of Topic 352-Prostate Health Disparity contracts in 2020. In 2021, the Company received $82,467 for Topic 352 Prostate Health Disparity Phase 2 and $422,910 Topic 345-Predictive-Biomakers and Phase 2.

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The research and development expenses with the largest variances included compensation of $885,349, subcontractor expenses of $539,043, and lab supply costs of $30,181 for the year end December 31, 2021, as compared to compensation of $888,001, subcontractor expenses of $403,409, and lab supply costs of $57,355 for the year end December 31, 2020. Subcontractor expenses increased by $135,634, or 33.62%, between 2020 and 2021. These expenses increased as more subcontractor services were needed due to the Phase 2 NIH contracts and pending additional financing. All other research and development expense variances between 2020 and 2021 are immaterial.

Below is a breakdown of the actual costs and reimbursements received by the company for the years ended December 31, 2021 and 2020, and a breakdown of how such cost and reimbursements were distributed across research projects.

Key Research and Development Projects

Research and Development, Net of Contract Expense Reimbursements

Periods ending December 31, 2020 and 2021

Research & Development Revenue	NIH Topic 345		NIH Topic 352*		Shuttle Funded		Total
and Expenses	2020	2021	2020	2021	2020	2021	2020	2021
NIH Reimbursement	845,820	422,910	412,321	82,467	-	-	1,258,141	505,377
Compensation	183,183	198,426	174,026	-	530,791	686,923	888,000	885,349
Subcontracts	236,633	539,043	163,979	-	2,797	-	403,409	539,043
Supplies	24,670	30,181	32,655	-	-	-	57,355	30,181
Other, Lab	36,969	72,611	34,179	-	-	-	71,148	72,611
Expense total	481,485	840,261	404,840	-	533,588	686,923	1,419,913	1,527,185
Research and Development, Net of Contracts	364,336	(417,351)	7,481	82,467	(533,588)	(686,923)	(161,772)	(1,021,808)

Note: The Project 352 final reimbursement was received in 2021 and research costs were company funded through an NIH extension without cost

In addition, our CEO and CMO are actively involved in the research and development activities, but neither receives a salary from the Company. As such, research and development expenses are lower than might be incurred in the future.

General and Administrative Expenses. General and Administrative expenses decreased by $49,427, from $85,927 for the year ended December 31, 2020, to $36,500 for the year ended December 31, 2021. There were two changes that account for the decrease in expenses: (1) directors and officers insurance decreased by $34,322 from $45,629 in 2020 to $11,308 in 2021; and (2) a decrease in travel and conference expenses by $16,686 from $16,887 in 2020 to $202 in 2021. The decrease in costs for insurance was due to a negotiated reduction in premiums for 2021 and the reduction in the number of members serving on our board of directors from seven directors in 2020 to five directors in 2021. Travel and conference fees decreased from 2020 to 2021 due to a shift to virtual investment conferences related to the ongoing Covid-19 pandemic and a change in company strategy from contacting investors through conferences in 2020 to contacting investors through introductions made through an agreement with Boustead Securities.

Legal and Professional Expenses. The 162% increase in legal and professional fees was primarily due to a non-cash payment of $420,000 for business consulting services resulting from the transfer of 210,000 shares (105,000 shares on a post-split basis) of common stock from a major shareholder, who is also the wife our Chairman and CEO, to a business consultant, and increases in accounting and consulting fees of $684,684 for the year ended December 31, 2021 as compared to $261,823 for the year ended December 31, 2020.

Other Income (Expense). Other income was $590,858 for the year ended December 31, 2021, which consisted of $3,841 for interest expense on convertible loans, $46,947 interest expense on a loan-related party, gain on change in warrant liability of $579,146 and $62,500 gain on the forgiveness of the PPP loan. Other expense was $296,210 for the year ended December 31, 2020, which consisted of $2,859 for interest expense on convertible loans, $36,771 interest expense on a loan-related party and loss on change in warrant liability of $256,580.

Liquidity and Capital Resources

Our capital needs to date have been met by contributions from existing shareholders, as well as through private offerings of our securities, SBIR contracts and other grants, and our public offering. In the nine months ended September 30, 2022, we raised a total of $10,696,228 through the sale of convertible notes, shares of common stock and warrants. In the year ended December 31, 2021, we raised a total of $525,715 through the sale of convertible notes, warrants, and common shares. In addition, since inception, we have received a total of $5,531,722 in SBIR contracts and other grants received primarily through the National Institutes of Health.

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We believe that we will continue to expend substantial resources for the foreseeable future on the completion of clinical development and regulatory preparedness of our product candidates, preparations for a commercial launch of our product candidates, if approved, and development of any other current or future product candidates we may choose to develop. These expenditures will include costs associated with research and development, conducting preclinical studies and clinical trials, obtaining marketing approvals, and, if we are not able to enter into planned collaborations, manufacturing and supply as well as marketing and selling any products approved for sale. In addition, other unanticipated costs may arise. Because the outcome of any drug development process is highly uncertain, we cannot reasonably estimate the actual amounts necessary to complete the development and commercialization of our current product candidates, if approved, or future product candidates, if any.

There can be no assurance that additional financing will be available to us when needed, on favorable terms or otherwise. Moreover, any such additional financing may dilute the interests of existing shareholders. The absence of additional financing, when needed, could cause us to delay implementation of our business plan in whole or in part, curtail our business activities and seriously harm us and our prospects.

Balance Sheet Data:

	September 30,	December 31,
	2022	2021	Change	%
Current assets	$9,289,486	$509,615	$8,779,871	1,723%
Current liabilities	970,470	2,217,331	(1,246,861)	(56%)
Working capital (deficiency)	$8,319,016	$(1,707,716)	$10,026,732	(587%)

As of September 30, 2022, total current assets were $9,289,486. Total current liabilities as of September 30, 2022, were $970,470, resulting in working capital of $8,319,016. As of December 31, 2021, total current assets were $509,615. Total current liabilities as of December 31, 2021, were $2,217,331, resulting in a working capital deficit of $1,707,716 for the year ended December 31, 2021. The current assets primarily resulted from $10,045,513 and $650,715 for a total of $10,696,228 cash received from the issuance of common stock and notes payable, respectively, with a $50,000 note repaid to a related party during the period ended September 30, 2022 for net cash provided by financing activities for the period of $10,646,228. The decrease in current liabilities is due to the repayment of notes payable, forgiveness of the PPP loan, payment of dividends payable and payments on trades payable.

Cash Flows from Operating Activities

	Nine Months Ended
	September 30,
	2022	2021	Change	%
Cash used in operating activities	$(2,030,587)	$(165,185)	$(1,865,402)	1,129%
Cash used in investing activities	$-	$-	$-	0%
Cash provided by financing activities	$10,646,228	$193,007	$10,453,221	5,416%
Cash on hand	$9,120,390	$144,975	$8,975,415	6,191%

We have not generated positive cash flows from operating activities. For the nine months ended September 30, 2022, net cash flows used in operating activities was $2,030,587, consisting of a net loss of $2,258,635, reduced by depreciation expense of $4,484, gain on change in warranty liability of $94,025, amortization of right of use assets of $45,012, amortization of debt discount of $885,505, stock-based compensation of $356,733, gain on forgiveness of the PPP loan of $73,007, gain on settlement of accounts payable of $328,687 and a net change in working capital of $605,796. For the nine months ended September 30, 2021, net cash flows used in operating activities was $193,007, consisting of a net loss of $693,086, adjusted for depreciation expense of $4,050, change in warranty liability of $30,971, amortization of right of use assets of $45,408, stock-based compensation of $367,551, gain on forgiveness of the PPP of loan of $62,500, and a net change in working capital of $209,363.

Cash Flows from Investing Activities

For the nine months ended September 30, 2022 and 2021, we had no investing activities.

Cash Flows from Financing Activities

For the nine months ended September 30, 2022, we received $10,045,513 from the issuance of common shares and $650,715 from the issuance of convertible notes. For the nine months ended September 30, 2021, we received $73,007 from the Paycheck Protection Program and $120,000 from the issuance of notes payable.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to our financial statements included elsewhere in this registration statement, we believe that the following accounting policies are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Our most critical accounting policies and estimates relate to the following:

●	Research and Development Expenses
●	Operating Lease Accounting
●	Derivative Financial Instruments
●	Income Taxes

Research and Development

Research and Development expenses are offset by contract receivable payments from an NIH SBIR contract that supports this scientific research. This is stated in the financials as research and development-net of contract expense reimbursements.

Operating Lease Right-of-use Assets and Operating Lease Liability

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 10%, as the interest rate implicit in most of our leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term.

Derivative Financial Instruments

We evaluate all of our agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, we use a Binomial Simulation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. As of June 30, 2022, our only derivative financial instrument was an embedded warrant feature associated with warrants issuable to our Series A convertible preferred stockholders upon completion of our initial public offering or public listing due to certain provisions that allow for a change in the warrant value based on fluctuations of our fair value of common stock at the date of issuance of the warrant based on certain contingent call features.

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BUSINESS

We are a clinical stage pharmaceutical company leveraging our proprietary technology to develop novel therapies designed to cure cancers. Our goal is to extend the benefits of cancer treatments with surgery, radiation therapy, chemotherapy and immunotherapy. Radiation therapy (RT) is one of the most effective modalities for treating cancers. We are developing a pipeline of products designed to address limitations of the current cancer therapies as well as to extend to the new applications of radiation therapy. We believe that our product candidates will enable us to deliver cancer treatments that are safer, more reliable and at a greater scale than that of the current standard of care.

Our product candidates include Ropidoxuridine, Extended Bio-availability Ropidoxuridine (IPdR/TPI), and a platform of HDAC inhibitors (SP-1-161, SP-2-225 and SP-1-303). We have advanced Ropidoxuridine through a Phase I clinical trial using non-dilutive NIH SBIR contracts and are currently preparing a Phase II study that we intend to commence in 2022. We also plan to submit investigational new drug applications (INDs) for the extended Bio-availability Ropidoxuridine with the goals of initiating Phase I clinical trials in 2023, leveraging the outcomes of the Phase I clinical study results of Ropidoxuridine. We have applied for and received FDA approval of Orphan designation for Ropidoxuridine and RT for treating brain cancer (glioblastoma). In addition, we plan to continue to develop our pre-clinical products SP-1-161, SP-2-225 and SP-1-303 with the goal of submitting INDs in 2023 and 2024. We believe our management team’s expertise in radiation therapy, combined modality cancer treatment and immuno-oncology will help drive the development and, if approved, the commercialization of these potentially curative therapies for patients with aggressive cancers.

Radiation Oncology has gone through transformative technological innovation over the last several years to better define tumors, allow improved shaping of radiation delivery and support dose escalation with shorter courses of treatment. Furthermore, achieving higher dose distributions within tumor volumes has reached a practical plateau, since cancers are frequently integrated with or surrounded by more sensitive normal tissues and further dose increases risk of tissue necrosis. To increase cancer cures at maximally tolerated radiation doses, pharmacological and biological modifications of cells are needed to sensitize cancers, protect normal tissues, and stimulate the immune system to react against antigens produced by irradiated, damaged cancer cells. Drugs that show sensitizing properties, or the ability to make cancer cells more sensitive to radiation, offer a solution to this problem. Currently, such drugs are used off-label, and many have inherent toxicities since they were designed for direct cancer treatments and not for sensitization.

We are developing our products with the goal of addressing the unmet need in cancer treatment for a commercially marketable radiation response modifier solution that leads to greater sensitivity of cancer cells to ionizing radiation therapy. The goal of our products is to increase the therapeutic index for patients receiving radiation and to decrease radiation-related toxicities in patients with solid tumors. Our products operate across three areas related to the treatment of cancer with RT:

1.	Sensitization of growing cancer cells, rendering them more susceptible to the effects of radiation therapy.

3.	Activation of the DNA damage response pathway to kill cancer cells and protect adjacent normal cells.

4.	Activation of the immune system to kill any remaining cells after RT.

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Our platform technology allows for the creation of an inventory of products for radiation sensitizing, immune modulation, and protection of healthy tissue.

Our Pipeline

We are currently developing a pipeline of small molecule radiation sensitizers and immune response regulating drugs. Our most advanced product candidate is Ropidoxuridine, an orally available halogenated pyrimidine with strong cancer radiation sensitizing properties in preclinical studies. In addition to our clinical study-ready candidate, we have a pipeline of complimentary product candidates that we are developing to address a host of solid tumor cancer indications. Our pipeline is represented in the diagram below:

Timeline for clinical phase (Ropidoxuridine) and pre-clinical phase (HDAC inhibitors) pipeline.

Our lead product candidates include:

●	Ropidoxuridine (IPdR) is our lead candidate radiation sensitizer for use in combination with RT to treat brain tumors (glioblastoma) and sarcomas. Phase I clinical trial results supported by Shuttle Pharma and the NCI (CTEP) were reported at the 30th EORTC-NCI-AACR Symposium in November 2018 and in a full report in the medical journal, Clinical Cancer Research, in July 2019, by our SBIR subcontractor. Eighteen patients completed dose escalations to 1,800 mg/day for 30 days, establishing the maximum tolerated dose (MTD) of 1,200 mg/day in combination with RT. Four partial responses, nine stable disease and one progressive disease in target lesions were reported. Four patients did not have measurable disease and, as a result, were not evaluable. These Phase I trial results demonstrate oral bioavailability and an MTD of 1,200 mg per day for 28 days for use in combination with radiation for Phase II clinical trials in brain tumors and Phase II clinical trials in sarcomas and/or unresectable pancreatic cancers. These disease sites are eligible for orphan disease designations.

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●	Ropidoxuridine and Tipracil (IPdR/TPI) is a new combination formulation demonstrating extended bioavailability after oral administration in an animal model system. The IPdR/TPI formulation will be developed for use as a radiation sensitizer of stage II and stage III rectal cancers with an endpoint of pathologic complete response rate (pCR) of greater than 40% as the therapeutic target. The pCR is recognized as a surrogate of survival in patients with solid tumors.

●	SP-1-161 is Shuttle Pharma’s pre-clinical candidate lead HDAC inhibitor product. This pan HDAC inhibitor initiates the mutated in ataxia-telangiectasia (ATM) response pathway. Using rational drug design, we discovered HDAC inhibitors and ATM activators capable of radiation sensitizing cancer cells and protecting normal cells. These candidate drugs may serve as direct chemotherapeutic agents or as radiation sensitizers for treating cancers.

●	SP-2-225 is Shuttle Pharma’s pre-clinical class IIb selective HDAC inhibitor that affects histone deacetylase HDAC6. SP-2-225 has effects on the regulation of the immune system. The interactions of RT with the immune response to cancers are of great current interest, offering insight into potential mechanisms for primary site and metastatic cancer treatment. With the introduction of check-point inhibitors, CAR-T therapies and personalized medicine in cancer, regulation of the immune response following RT is of significant clinical and commercial interest.

●	SP-1-303 is Shuttle Pharma’s pre-clinical selective Class I HDAC inhibitor that preferentially affects histone deacetylases HDAC1 and HDAC3 and is a member of the class I HDAC family. SP-1-303 data show direct cellular toxicity in ER positive breast cancer cells. Furthermore, SP-1-303 increases PD-L1 expression.

Our Approach

We believe that we have established a leadership position in radiation sensitizer discovery and development. Over approximately six years of research, we have identified two clinical phase product candidates and discovered new pre-clinical molecules using our proprietary platform technologies to increase the therapeutic index for patients receiving radiation for treatment of solid tumors. Our development strategy has four key pillars: (1) to improve the efficacy of RT by demonstrating improved disease-free survival rates in patients who undergo radiation therapy, (2) reduce the amount of radiation needed for a favorable tumor response, thereby limiting the potential for radiation related toxicities to healthy cells, (3) decrease the extent of surgery needed to remove cancers and improve quality of life, and (4) leverage our next generation technologies to create drugs that regulate the immune response assisting immune checkpoint and CAR-T therapies and other personalized medicines targeting cancers.

We propose to perform Phase I and Phase II clinical trials to advance our clinical product candidates. In addition, candidate HDAC inhibitor molecules will be tested, and IND-enabling studies will be performed to prepare for Phase I clinical trials.

To date, we have been awarded three SBIR contracts from the NIH to:

●	Develop IPdR as a radiation sensitizer for the treatment of gastro-intestinal cancers, in combination with radiation therapy. This funding provided partial support for the Phase I clinical trial of Ropidoxuridine and RT.

●	Develop prostate cancer cell cultures from African-American men, with donor matched normal prostate cells, with the goal of establishing 50 pairs for accelerating research to reduce prostate cancer health disparities in African-American men. This project was funded under “Moonshot” designation and Shuttle Pharma is eligible to submit an application for additional SBIR (Phase IIb) funding to establish the infrastructure required to expand and distribute cells for research purposes. Cells from African-American patients are distributed to investigators who are conducting health disparities research.

●	Develop predictive biomarkers for determining outcomes for prostate cancer patients following treatment with SBRT. This SBIR-funded project was completed on March 15, 2022 and Shuttle Pharma is eligible to apply for additional funding through the SBIR (Phase IIb) mechanism to de-risk clinical validation to develop the predictive biomarkers.

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All three SBIR funded projects have been completed. The Company is eligible to apply for SBIR Phase IIb funding to “bridge” the funding gap should Shuttle Pharma elect to advance the “Moon shot” health disparities or the predictive biomarker project. The NIH SBIR program is designed to encourage small businesses to engage in Federal Research/Research and Development (“R/R&D”) that has the potential for commercialization.

Our Strategy

Our goal is to maintain and build upon our leadership position in radiation sensitization. We plan to develop Ropidoxuridine and the HDAC6 inhibitor (SP-2-225) and, if approved by the FDA, commercialize our product candidates for the treatment of cancers. While this process may require years to complete, we believe achieving this goal could result in new radiation sensitizer and immunotherapy products. Key elements of our strategy include:

●	Capitalize on Ropidoxuridine as an orally available, small molecule radiation sensitizer. To date, there is one drug (Cetuximab, a monoclonal antibody) approved by the FDA specifically as a radiation sensitizer. If we are successful in developing Ropidoxuridine and obtaining FDA approval, a small molecule sensitizer would then be enabled for clinical applications for radiation sensitization.

●	Expand our leadership position within radiation sensitizers. In addition to our traditional radiation sensitizers, we plan to advance our near-term pipeline to include radiation sensitizers for proton therapy. Proton Therapy is growing worldwide as a form of radiation therapy due to its unique beam shaping characteristics. As a result, this new technology offers a major opportunity for Shuttle Pharma to strive to develop an innovative and well-tolerated drug for proton therapy sensitization.

●	Execute a disciplined business development strategy to strengthen our portfolio of product candidates. We have built our current product pipeline through in-house development, partnerships with leading academic institutions and through successful in-licensing deals. We will continue to evaluate new in-licensing opportunities and collaboration agreements with leading academic institutions and other biotechnology companies around programs that seek to address areas of high unmet need and for which we believe there is a high probability of clinical success, including programs beyond our target franchise areas and current technology footprint.

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●	Invest in our HDAC platform technology and maximize its utility across cancer therapies. We are initially applying the platform to develop drugs for cancer radiation sensitization and normal tissue radiation protection. In addition, based on the data we have obtained thus far, these drugs are immune regulatory. We intend to invest to develop other properties of our platform technology, as well.

●	Enter into collaborations to realize the full potential of our platform. The breadth of our HDAC technology platform enables other therapeutic applications, including radiation sensitization and immune therapy. We intend to seek collaborations centered on our platform to maximize applications for cancer treatment.

Radiation Therapy

Radiation Oncologists use Radiation Therapy (RT) to treat cancers that cannot be completely removed by surgery but have not yet spread to distant sites within the body. RT has been a mainstay for the treatment of cancer malignancies for more than half a century. The combination treatment of radiation therapy and chemotherapy has involved the use of cytotoxic drugs, targeted biologic agents and targeted external beam radiation to increase the destruction of tumor cells and cure or delay cancer progression. The low number of drugs and biologic agents under investigation as radiation sensitizing agents highlights an unmet need for new approaches and agents that provide greater effectiveness, increased quality and better tolerability for patients.

Currently, “chemo-radiation” treatments are established in cancers of the head and neck, esophagus, lung, stomach, breast, brain, pancreas, rectum and uterine cervix. The ideal radiation sensitizer would reach the tumor in adequate concentrations and act selectively in the tumor, as compared to surrounding normal tissues. It would have predictable pharmacokinetics for timing with radiation therapy and could be administered with every radiation treatment approach. The ideal radiation sensitizer would have minimal toxicity or manageable enhancement of radiation toxicity.

The U.S. market for radiation sensitizing agents is experiencing dynamic growth through development of new radiation technology, the introduction of new agents, growth in the number of diagnosed patients in a variety of cancers and changes in treatment patterns. New agents have been introduced, including bevacizumab (Avastin®, Roche), panitumumab (Vectibix®, Amgen), temozolomide (Temodar®, Merck) and cetuximab (Erbitux®, Eli Lilly/Imclone), with potential as radiation sensitizing agents (though all but cetuximab are used off label); and all are recommended by the NCCN® (National Comprehensive Cancer Network) in clinical practice guidelines for use in combination with established therapies such as FOLFOX (leucovorin, 5-FU, oxaliplatin), CapeOX (capecitabine, oxaliplatin) and FOLFIRI (leucovorin, 5-FU, irinotecan).

The growth in the number of patients with cancers is being driven by an aging population and improved diagnostic tools. According to the National Cancer Institute (NCI), more than half (~50 - 60%) of all cancer patients undergo some type of radiotherapy during the course of their treatment. Confirming the patient estimate from the NCI, the American Society for Therapeutic Radiology and Oncology (ASTRO) factsheet states approximately 67% of approximately 1.25 million cancer patients are treated with radiation therapy annually, either one or more times during the course of treatment. In addition, in a study published by the Journal of Clinical Oncology in 2016, it is estimated that the number of cancer patients needing radiation therapy will increase by 22% in the next 10 years. (See “The Future of Radiation Oncology in the United States From 2010 to 2020: Will Supply Keep Pace With Demand?” Benjamin D. Smith, Bruce G. Haffty, Lynn D. Wilson, Grace L. Smith, Akshar N. Patel, and Thomas A. Buchholz Journal of Clinical Oncology 2010 28:35, 5160-5165).

The American Society of Clinical Oncology (ASCO) estimates more than 80% of cancers in the U.S. occur in people in the age group of 50 and above with over 60% of cancers occurring in those 65 and over. (See, 2018 Clinical Cancer Advances Report, American College of Clinical Oncology, 2018). For example, according to the American Cancer Society (ACS), more than 90% of colorectal cancer patients are individuals aged 50 years and older, with approximately 40% of all cases occur in patients aged 75 years and over. The Colon Cancer Alliance estimates that 90% of new cases and 95% of deaths from colorectal cancers occur in people aged 50 or older. Also, the U.S. Census estimates that the age group of 65-84 will grow by 23% within the next five years, indicating a likely increase in the overall number of cancer patients in the U.S.

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The table below details the number and rate of cancers occurring in the United States in 2018:

Estimated New Cancer Cases in the US

Male			Female
Prostate	174,650	26%	Breast	268,600	38%
Lung & bronchus	116,440	17%	Lung & bronchus	111,710	16%
Colon & rectum	78,500	12%	Colon & rectum	67,100	10%
Urinary bladder	61,700	9%	Uterine corpus	61,880	9%
Melanoma of the skin	57,220	8%	Melanoma of the skin	39,260	6%
Kidney & renal pelvis	44,120	7%	Thyroid	37,810	5%
Non-Hodgkin lymphoma	41,090	6%	Non-Hodgkin lymphoma	33,110	5%
Oral cavity & pharynx	38,140	6%	Kidney & renal pelvis	29,700	4%
Leukemia	35,920	5%	Pancreas	26,830	4%
Pancreas	29,940	4%	Leukemia	25,860	4%
All sites	677,720		All sites	701,860

2018 Clinical Cancer Advances Report, American College of Clinical Oncology, 2018

Colon Cancer Alliance. Colorectal Cancer Survival Rates from Facts and Figures, 2017. Chicago, IL; 2017

The U.S. 2019 estimated incidence, deaths and five-year survival rate of cancer patients responsive to radiation therapy is significant (ACS Facts & Figures, 2019). The top cancers responsive to radiation are shown, based on the number of newly diagnosed patients. The incidence rates for some cancers are increasing by approximately 1-2% per year in the U.S. The number of newly diagnosed patients is significant and growing due to the aging of the population and improved diagnostic techniques.

All of the listed cancers illustrate the opportunity presented for radiation sensitizers. Of note is the low five-year survival of pancreas, brain, lung and esophagus cancers—all are candidates for Shuttle’s pipeline of radiation sensitizing compounds. Cancers with low survival rates are of interest since they show a high unmet need for new therapeutics and an opportunity for Shuttle to gain significant uptake of their pipeline compounds.

Factors that are challenges and may restrict growth in the radiation sensitizer market include the safety and tolerability of many of the newer agents with radiation sensitizing properties; a regulatory environment that engenders greater levels of scrutiny of clinical practice issues; the high cost of newer agents; and the changing (and more restrictive) reimbursement environment in radiation oncology through CMS (Center for Medicare and Medicaid Services) and private payors. These factors may negatively impact the potential for growth in the US market.

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Many of the drugs used “off-label” as radiation sensitizers currently require close scrutiny of their potential for side effects that can affect the safety and tolerability of their use with patients. All of the current agents carry significant potential for side effects that can affect patients’ therapies and quality of life. Radiation sensitizing agents can cause both acute and chronic side effects in patients. Side effects can vary from person to person depending on age, sex, type of cancer, dose given per day, total dose given, and the patient’s general medical condition. Some common side effects of currently used radiation sensitizers include leukopenia, skin damage, hair loss, fatigue, bladder problems, nausea, fibrosis, memory loss, infertility, and enhanced risk of developing a second cancer, which may arise as a result of the patient’s weakened immune system due to cytotoxic drugs used in treatment or when newer biologic agents cause the over-production of specific cytokines or proteins, which can lead to developing secondary cancers.

Over the past five years, the FDA has taken an increasingly conservative approach to the approval of new agents for oncology treatment. There is greater scrutiny of results from clinical trials regarding progression free survival, overall survival, and safety and tolerability of new agents. Restrictions such as black box warnings and REMS (Risk Evaluation and Migration Strategies) are being applied to more new products over the past five years compared to the previous five years. These restrictions require physicians to be more careful in evaluating the use of newer agents and newer diagnostic tools to select the most appropriate patients for newer approved agents.

Many of the new agents are molecularly targeted therapies that are biologic in their development and manufacturing. The cost of the newer agents can be significant. For example, the cost for Avastin for one treatment course as a radiation sensitizer is estimated at $9,000-12,000 according to one Key Opinion Leader in the U.S. (Carl Schmidt, Consultant, Shuttle Pharmaceuticals Holdings, Inc., Business Plan 2018). Recently, a CAR-T gene therapy from Novartis was launched with a yearly cost of $475,000. Further, as many private payors scrutinize the cost and appropriate use of newer drugs, they require physicians to provide justification for use of newer agents through prior authorization requests, use of step therapy and to follow guidelines that delay treatment, increase administrative costs and limit the therapeutic choices for physicians and hospitals.

Public payors for radiation oncology therapies such as CMS have instituted reimbursement reductions that potentially affect the overall cost of therapy and can limit the acceptance of newer agents. With CMS announced reductions in reimbursement for radiation oncology, there is increased pressure to find a more potent radiation sensitizer agent with reduced side effects, and greater cost-effectiveness.

Escalating healthcare spending is adding pressure on government and commercial payors to contain drug costs. While the oncology space is arguably not as tightly managed by payors as other therapeutic areas, utilization management of costly cancer therapeutics has become an increasing priority for US payors, especially with the advent of biologics. Payors (and market access agencies in the EU) will most often restrict high-cost drugs, drugs with limited or no survival benefits, and drugs deemed to be at high risk for widespread off-label use.

Beyond efforts at cost containment by insurers (which often require patients to first be prescribed lower cost drugs in order to determine effectiveness prior to allowing for reimbursements for more expensive (or less cost effective) drugs), payors are also looking toward implementing clinical pathways as a way to maintain or improve health outcomes while lowering costs. Clinical pathways are designed to address the limitations of prior authorization and of reduced fee schedules, offering more durable cost containment to payors. These pathways may lead to cost savings by encouraging the use of generics, streamlining treatment choices, and reducing side effects while maintaining outcomes.

Engineered Radiation Sensitizers

The market for radiation sensitizers in selected cancer types is defined by the need to improve local-regional tumor control. Treatment regimens have been developed to address patient needs for tumor control and quality of life. Since the initial applications of Ropidoxuridine and selective HDAC inhibitors are as adjuncts to the standard of care for the treatment of radiation responsive cancers, the unmet needs of the market lie in the potential for the following:

●	Improvement in efficacy of radiation treatments as determined by overall survival, progression free survival and response rates in comparison to currently used “off-label” sensitizer drugs.

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●	Reduction in radiation doses needed to affect a positive clinical response for the patient.

●	Reduction in the surgical extent that is needed to remove residual cancer.

●	Improvement in quality of life outcomes.

Various sources have estimated that more than 800,000 patients in the US are treated with radiation therapy for their cancers. According to the American Cancer Society about 50% are treated for curative purposes and the balance for palliative care. The market opportunity for radiation sensitizers lies with the 400,000 patients treated for curative purposes. The number of patients being treated with RT is expected to grow by more than 22% over the next five years. Based on a rough estimate of a course of radiation sensitizing brand drug therapy (off label at this time) of $12,000 per patient—the market size would be in excess of $4.0 billion. This would represent about 4% of the annual cost of cancer care in the US.

In the past two decades, developments in the field of oncology have resulted in an increase in the number of clinical trials of marketed products that exhibit radiation sensitizing properties. The following are a few examples of recently approved products that exhibit radiation sensitizing properties: topotecan (Hycamtin®) was approved for ovarian and small-cell lung cancer and also in cervical cancer when used in combination with cisplatin. Irinotecan (Camptosar®) is used for metastatic colorectal carcinoma, trastuzumab (Hercepetin®) for breast cancer, and gefitinib (Iressa®) for locally advanced non-small-cell lung cancer. However, the claims on radiation sensitization are anecdotal in the scientific literature.

In addition, clinical trials are in progress to develop novel molecules (such as poly (ADP-ribose) polymerase (PARP), histone deacetylase (HDAC) inhibitors (such Zolinza® (vorinostat) and heat-shock protein 90 (hsp90) inhibitors with potential to increase the therapeutic use of compounds with radiation sensitizing properties for other cancers. Several drugs with radiation sensitizing properties are currently in Phase III clinical trials, such as nimorazole (for head and neck cancer), motexafin gadolinium (for brain metastases), and cisplatin (for cervical cancer); though none are likely to apply for a radiosensitizing claim with the FDA since the radiosensitizing element in their clinical trials are not primary endpoints. While additional drugs with radiation sensitizing properties are expected to be launched in the future, thereby driving the radiation sensitizers market further, to date, there is no indication that any drug in development is expected to be approved specifically as a radiation sensitizer.

The competitive environment for “off-label” radiation sensitizers for solid tumor cancers is anticipated to become predominantly generic. Avastin, Erbitux, Camptosar and Xeloda have or will lose patent protection in the next three years. Newer products under investigation or approved, such as Vectibix® (panitumumab) from Amgen will be promoted as having radiation sensitizing properties, along with indications for treatment for specific cancers. The high cost of these new therapies coupled with limited efficacy compared to current standard of care will be constrained by both public and private payors. Other new agents are in development but will face similar challenges.

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We anticipate that new products launching into the cancer market with anecdotal claims for use as radiation sensitizers with improved effectiveness, quality and tolerability will initially be limited in their growth until they have been added to established clinical pathways and guidelines. If their effectiveness, quality and tolerability are demonstrated clinically, as determined by the FDA, it is anticipated the National Comprehensive Cancer Network (NCCN), the leading authority in oncology drug evaluation for treatment guidelines, would issue a recommendation and addition to standard of care within approximately six to twelve months after launch. An NCCN recommendation would positively impact the growth potential for a new product entering the market. Also, payors, both public and private, would add the new product to their approved drug lists and provide reimbursement giving providers incentive to use the product as neoadjuvant and adjuvant therapy to standard of care.

As with many cancer therapies, side effects can often have a distinct impact on quality of life and influence the potential for market growth. Patients increasingly have a stronger voice in the decision-making process for the appropriate therapies and costs to treat their cancers. As payors are increasingly placing more of the financial burden of the cost of therapy directly on patients, patients are voicing their opinions to their physicians and payors which have a direct effect on which products are selected. Many of the current therapies have significant side effects:

Private insurers are expected to have more restrictive formularies and medical benefits in which patients will be expected to carry more of the burden of the cost of drugs. Also, it is anticipated that increased application of third party developed treatment guidelines, such as those from the NCCN (National Comprehensive Cancer Network), are expected to be used by private payors to limit the access to products for specific conditions through prior authorizations and implementation of step therapy or increased out of pocket cost approaches. As many of the current drugs used as radiation sensitizers are expensive and not approved for use as radiation sensitizers (thus, such treatment is “off label”), and as many of the products in clinical trials are expected to be at the current or higher price levels, new products that may be specifically approved for an indication as the only approved product as a radiation sensitizer will have increased consideration for reimbursement.

CMS is increasingly moving many patients to private insurance through Medicare Advantage and ACOs. Medicare Advantage plans are capitation HMO and PPO plans offered through private insurers to Medicare patients. ACOs are being developed to increase quality of care for their patients. Most of the new ACOs are initially positioned for Medicare patients with over 400 approved by CMS. Several studies from the Center for Health Strategies, 2017, Journal of American Medical Association, 2018 and the Brookings Institute, 2015 estimated that almost 1000 ACOs for Medicare and non-Medicare patient populations would be approved by CMS or developed by a variety of healthcare entities to begin operating under the ACA in 2017. We expect the growth in ACOs to continue, regardless of any changes that may be made to the ACA going forward. In early 2017, Health Affairs, a magazine tracking ACOs, estimated that over 22 million patients are enrolled in Medicare and private ACOs. To address the quality of care measures designated by CMS and to gain additional incentives, use of clinical pathways or treatment guidelines is anticipated to be increasingly instituted to manage patient care. The impact on the uptake of new products in this environment can be profound if the new product is first in class and is included in national guidelines from organizations such as the NCCN and/or approval by the regional CMS contracting groups.

ROPIDOXURIDINE

The halogenated thymidine (TdR) analogs, bromodeoxyuridine (BUdR) and iododeoxyuridine (IUdR), are a class of pyrimidine analogs that have been recognized as potent radiosensitizing agents since the early 1960s. (See Kinsella TJ. An Approach to the Radiosensitization of Human Tumors. Cancer J Sci Am. Jul-Aug 1996:2(4); 184-193). Their cellular uptake and metabolism are dependent on the TdR salvage pathway where they are initially phosphorylated to the monophosphate derivative by the rate-limiting enzyme, thymidine kinase (TK). (See Shewach DS, Lawrence TS. Antimetabolite radiosensitizers. J Clin Oncol, Sep 10 2007; 25(26):4043-4050). After sequential phosphorylation to triphosphates, they are then used in DNA replication, in competition with deoxythymidine triphosphate (dTTP), by DNA polymerase. DNA incorporation is a prerequisite for radiosensitization of human tumors by the halogenated TdR analogs, and the extent of radiosensitization correlates directly with the percentage TdR replacement in DNA. (See Lawrence TS, Davis MA, Maybaum J, Stetson PL, Ensminger WD. The Dependence of Halogenated Pyrimidine Incorporation and Radiosensitization on the Duration of Drug Exposure. International Journal of radiation oncology, biology, physics. Jun 1990; 18(6);1393-1398). The molecular mechanisms of radiosensitization are most likely the result of increased susceptibility of TdR analog-substituted DNA to the generation of highly reactive uracil free radicals by ionizing radiation (IR), which may also damage unsubstituted complementary-strand DNA. Repair of IR damage may also be reduced by pre-IR exposure to these analogs.

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The rationale for using Ropidoxuridine as a radiation sensitizer is based on prior clinical studies with the active metabolite IUdR; identified in NIH laboratories as a potent radiation sensitizer. Ropidoxuridine is an orally available prodrug of IUdR. In the body, Ropidoxuridine is metabolized in the liver into IUdR. IUdR is incorporated into the DNA of actively growing cells and when cells are exposed to ionizing radiation, DNA strand breaks are generated, resulting in more cell death and radiation sensitization. (See Gurkan E, Schupp JE, Aziz MA, Kinsella TJ, Loparo KA. Probabilistic modeling of DNA mismatch repair effects on cell cycle dynamics and iododeoxyuridine-DNA incorporation. Cancer Res. Nov 15 2007; 67(22):10993-11000).

Most of the clinical efficacy data were obtained from NIH supported studies performed with IUdR, the active metabolite of Ropidoxuridine. However, IUdR requires constant infusion over six weeks of therapy which creates a significant compliance issue for patients. Ropidoxuridine can be given as a capsule for oral administration, resulting in greater ease of medication delivery and potentially improved compliance and fewer complications.

Over the last 20 years, there has been renewed interest in these halogenated TdR analogs as experimental radiation sensitizers in selected cancer patient groups. These analogs are rapidly metabolized in both rodents and humans, principally with cleavage of deoxyribose and subsequent dehalogenation by hepatic and extrahepatic metabolism, when given as a bolus infusion with a plasma half-life of <5 min. Consequently, prolonged continuous or repeated intermittent drug infusions over several weeks before and during irradiation are necessary, based on in vivo human tumor kinetics, to maximize the proportion of tumor cells that incorporate these analogs into DNA during the S phase of the cell cycle. (See Fowler JF, Kinsella TJ. The Limiting Radiosensitization of Tumors by S-phase Sensitizers. Br J Cancer. 1996;74 (Suppl)(27):294-296). Phase I and Phase II trials using prolonged continuous or repeated intermittent intravenous infusions of BUdR or IUdR before and during radiation therapy (RT) have focused principally on patients with high-grade brain tumors. These clinically radiation resistant tumors can have a rapid proliferation rate (potential tumor doubling times of 5–15 days) and are surrounded by non-proliferating normal brain tissues that show little to no DNA incorporation of the TdR analogs. As such, high-grade brain tumors are ideal targets for this approach to radiation sensitization. In Phase I/Phase II clinical trials, prolonged survival outcomes were observed compared to RT alone in patients with anaplastic astrocytomas and in patients with glioblastoma multiforme IUdR continuous IV infusion (1000 mg/m2/ day/ 14 days), Total 39 patients (F. Sullivan, et al. Int J Radiat Oncol Biol Phys. 1994; 30(3):583-90.) A therapeutic gain in clinical radiation sensitization using these halogenated TdR analogs was proposed for other types of clinically poorly radiation responsive (radiation resistant) cancers, including locally advanced cervical cancer, head and neck cancers, unresectable hepatic metastases from colorectal cancers, and locally advanced sarcomas, based on the results of other Phase I/Phase II clinical trials.

Target Indication: Glioblastoma, Sarcomas and Rectal Cancers

After completion of the Phase I clinical trial of Ropidoxuridine and RT in advanced GI cancers, we proposed to perform Phase II efficacy clinical trials in brain tumors (glioblastoma), soft tissue sarcomas, and rectal cancers. Glioblastoma multiforme is a deadly malignancy of the brain with no known cure. Radiation therapy provides delay of disease progression and is standard of care following surgical resection or biopsy. Radiation therapy is combined with Temodar, a drug that has shown activity (~ four months survival benefit) in treating brain tumors. Preliminary data using radiation therapy in combination with IUdR resulted in a delay of disease progression of up to six months. We propose to test IPdR in combination with radiation therapy in the Phase II clinical trial. Similarly, delay in disease progression has been observed following treatment of sarcomas by the combination of IUdR and RT. Based on the Phase I data of our clinical trial we know that therapeutic levels of IUdR are reached by administering the orally available prodrug, IPdR.

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Clinical Data

The Phase I results of the clinical trial supported by an SBIR contract to Shuttle Pharma and a sub-contract to the Brown University Oncology Group (BrUOG) at the LifeSpan/Rhode Island Hospital were reported by the subcontractor at the 30th EORTC-NCI-AACR Symposium in November 2018 and in the medical journal, Clinical Cancer Research, in 2019. Eighteen patients completed dose escalation to 1800 mg/day for 30 days, establishing the maximum tolerated dose (MTD) of 1,200 mg/day in combination with RT. Therapeutic blood levels of IUdR were achieved. Four patients were scored as partial responses, nine patients had stable disease and one patient progressed in the target lesions. These data support advancing IPdR and RT to clinical trials for the FDA to determine efficacy.

Development Plan

A key to driving the Ropidoxuridine product forward, the new formulation of IPdR/TPI, is the development of a clinical plan with aggressive timelines and support within the radiation oncology community to participate in clinical trials with the appropriate patients to ensure a comprehensive NDA dossier for each product. Initially, the plan is focused on the Phase I and Phase II clinical trials. Upon completion of these studies, we will determine whether to extend the Phase II study to a randomized Phase II, or to perform a randomized Phase III clinical trial. Such determination will be based, in part, on results of the initial clinical trials and the end of a Phase II meeting with the FDA. Shuttle Pharmaceuticals requested and received FDA orphan drug status for Ropidoxuridine as a clinical radiation sensitizer for treatment of glioblastoma and pre-operative treatment of soft tissue sarcomas. As a result, the application for “orphan” designation for Ropidoxuridine with RT for glioblastoma has been approved. The application for sarcomas, however, was not approved and will require addressing certain FDA comments and resubmission. The IPdR/TPI formulation clinical plan will focus on resectable stage II and III rectal cancer patients.

Our clinical plan for Ropidoxuridine development includes:

●	GMP manufacture and formulation of 25 kg of Ropidoxuridine for use in clinical trials.

●	Completion of pre-clinical Ropidoxuridine and Temodar drug-drug interaction safety study.

●	Submission of an IND for a Phase II clinical trial of Ropidoxuridine, Temodar and RT in glioblastoma.

●	Negotiations for CRO contracts to perform the Phase II clinical trial.

●	Completion of the Phase II clinical trial in glioblastomas to determine appropriate dosing, quality, effectiveness and tolerability.

We believe the data obtained from the NIH/NCI SBIR funded Phase I clinical trial supports efforts to raise additional capital to enable performing the Phase II clinical trials of Ropidoxuridine. We aim to conduct and complete the Phase II clinical trial so that we may present data to the FDA for its determination of efficacy. We believe this will support our efforts to raise the additional required capital to fund Phase III clinical trials and seek FDA approval of an NDA with “orphan” designation.

The clinical plan for the IPdR/TPI formulation will focus on resectable Stage II and Stage III rectal cancer patients. Nonetheless, we cannot guarantee the successful completion of any of these trials. Our inability to meet any of the aforementioned milestones in the Phase II or Phase III clinical trials will cause us to be unable to proceed with our present efforts and will likely cause us to be unable to raise additional funds.

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Our HDAC Small Molecule Delivery Platform

General

Since the founding of Shuttle Pharma, our discovery research and development efforts have been focused on our small molecule technology delivery platform which uses HDAC inhibitors, designed to target cancer cells, while protecting healthy tissue.

HDACs are a class of enzymes that regulate gene expression through chemical modification of histones and non-histone proteins. Increased HDAC activity leads to a more condensed chromatin (which is a protein complex consisting of DNA and other proteins), decreased gene expression and loss of key gene products, including tumor suppressor gene function. Inhibition of HDAC activity leads to a more open chromatin and increased expression of the key gene products. This chromatin modification underlies the epigenetic cellular regulatory system and is an area of intense investigation.

Our research and development efforts to date have focused on the discovery of novel, dual functional molecules for potential use in cancer treatment as radiation sensitizers of cancers, protectors of normal tissues, and activators of the immune responses to antigens expressed by irradiated cancer cells. To date, we have produced three candidate molecules:

●	SP-1-161, a candidate lead of compounds demonstrating activation of the “ATM” gene product (mutated in Ataxia-Telangiectasia). Ataxia-Telangiectasia is a human genetic disease characterized by neurological, immunological and radiobiological clinical features.

●	SP-2-225, a candidate lead of compounds demonstrating Class II (HDAC6) selective inhibition. HDAC6 is a molecule integral to the presentation of antigens by macrophages to T-lymphocytes.

●	SP-1-303 is a candidate Class I HDAC inhibitor with preferential efficacy against ER positive cancers.

SP-1-161 - A Dual Functional Agent

SP-1-161 is an HDAC inhibitor of the hydroxamate chemical class of compounds and an ATM activator of the indole chemical class. HDACs modify histones and non-histone proteins, which are key components of the chromatin structure, gene expression regulation, and cell growth. HDAC inhibitors inhibit cell proliferation, angiogenesis and immunity. Eighteen human HDACs have been identified, subdivided into four classes based on sequence and functional homology. In cancer cells, HDAC activity silences tumor suppressor genes important for cell growth regulation and to chromosomal instability. Abnormal HDAC activity is also associated with tumor cell growth, invasion, metastasis and resistance to therapy. Therefore, inhibitors of HDACs have emerged as anti-cancer agents for cancer therapy. Vorinostat and romidepsin have been approved by the FDA for treatment of patients with relapsed or refractory T-cell lymphomas. In addition, panobinostat received FDA approval for treatment of recurrent multiple myeloma in combination with bortezomib and dexamethasone.

In preclinical studies, SP-1-161 inhibited the activity of pan-HDACs and activated the ATM gene product. ATM is a critical protein for the activation of the cell stress response for cellular recovery from radiation exposure in normal cells, but not in cancer cells. ATM activates the P53 protein, referred to as the “guardian of the genome,” and serves as a tumor suppressor critical for normal cell function and activation of programmed cell death in cancer cells.

In preclinical studies, SP-1-161 protected normal breast epithelial cells (184A1) following exposure to ionizing radiation while increasing sensitivity of breast cancer cells (MCF7). SP-1-161 provides this dual function in a single molecule and this molecule is differentiated from other HDAC inhibitors by treatment of cancers while protecting normal cells.

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SP-2-225

SP-2-225 is a selective HDAC inhibitor that affects histone deacetylase (HDAC6) and is a member of the class IIb HDAC family. Class II HDACs play important roles in cancer motility, invasion, neurological diseases, and immune checkpoint. HDAC6 inhibition has been most extensively studied for its role in the treatment of hematological cancers. HDAC6 is unique among HDAC enzymes in having two active catalytic domains and a unique physiological function. In addition to the modification of histones, HDAC6 targets specific substrates including α-tubulin and HSP90, and are involved in protein trafficking and degradation, cell shape and migration. Selective HDAC6 inhibitors are an emerging class of pharmaceuticals due to the involvement of HDAC6 in pathways related to neurodegenerative diseases, cancer and immunology. Specifically, its potential to affect regulation of the immune system and enhance the immune response in cancer is of great interest. With the introduction of check-point inhibitors, CAR-T therapies and personalized medicine in cancer, regulation of the immune response to this therapy is of significant clinical and commercial interest. (See Grindrod S, Brown M, Jung M. “Development of dual Function Small Molecules as Therapeutic Agents for Cancer Research,” Poster presentation #A178, American Association of Cancer Research Oct 2017).

Selective inhibition of HCAC6 reduces dose limiting side effects associated with non-selective HDAC inhibitors. Selective HDAC6 inhibitors may be combined with other cytotoxic agents. Shuttle’s discovery of selective HDAC inhibitors has yielded several HDAC6 selective candidate molecules including SP-2-225. HDAC6 inhibitors are under investigation for roles in the treatment of diseases such as multiple myeloma.

SP-1-303 - Target Indication: Breast Cancer

Histone deacetylase inhibitors sensitize cancers to the effects of radiation, protecte normal tissues from radiation injury and activate the immune system. SP-1-303 is a selective Class I HDAC inhibitor that inhibits HDAC1, 3 and 6 and has direct cellular toxicity in ER positive breast cancer cells. Furthermore, SP-1-303 increases the PD-L1 expression level in a time-dependent manner, support combination of SP-1-303 with an immune checkpoint blocker to enhance the therapeutic benefits. We are currently conducting preclinical efficacy studies of these molecules.

Development Plan

The HDAC inhibitor platform of candidate molecules will require pre-clinical evaluation, completion of IND-enabling studies and the lead drug candidates will be tested in Phase I clinical trials for pharmacokinetics and MTD determination. We have three lead candidates for potential development for the treatment of solid tumors, including breast cancer, lung cancer and multiple myeloma.

The results of Phase I and Phase II clinical trials will determine further drug development and Shuttle will seek to establish collaborative partnerships with other pharmaceutical companies to complete pre-clinical and clinical development, drug manufacturing and marketing of our product candidates. In the event we are unsuccessful in completing our clinical trials at any stage, or in the event we obtain negative results, we will likely be unable to raise additional funding related to our HDAC studies or will have to change direction of our research efforts regarding the HDAC inhibitor platform of candidate molecules.

Our Manufacturing Strategy

We have no manufacturing facilities that are company owned or operated. We have performed laboratory scale synthesis and testing in our research laboratories in Gaithersburg, Maryland. GMP synthesis of API, drug formulation and human dosage preparation will be performed under contracts with third-party manufacturers.

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Strategic Agreements

We have developed important strategic agreements with academic institutions for access to resources such as intellectual property, core facilities and contracting relationships. In addition, we have established an agreement with Propagenix for intellectual property in-licensing. Our current and ongoing relationships include:

●	Georgetown University

○	Sub-contractor for the SBIR supported African-American prostate cancer patient health disparities project (completed). The conditional reprogramming of cells (CRC) technology was invented at Georgetown University and Georgetown University owns the intellectual property. Propagenix holds the license for the intellectual property for the CRC technology from Georgetown University. The intellectual property for cells derived from African-American patients under the Georgetown University subcontract belong to Shuttle Pharmaceuticals, Inc. based on our sub-licensing agreement with Propagenix.
○	Sub-contractor for the SBIR supported metabolomic predictive biomarker project (completed). The metabolomic biomarker intellectual property belongs to Georgetown University and Shuttle Pharma holds an exclusive option to license the intellectual property.

●	Brown University

○	Sub-contractor of the SBIR supported Phase I clinical trial of IPdR and RT (completed).

●	University of Virginia

○	Research collaboration to develop heavy oxygen molecules for proton radiation sensitizer applications.

●	George Washington University

○	Material transfer agreement for testing HDAC inhibitor effects in immune model systems
○	The material transfer agreement that protects our HDAC inhibitor intellectual property is with George Washington University, transferring drugs for research purposes and sharing authorship on publications. There is no transfer of funds related to such activities.

●	Propagenix, Inc.

○	License agreement for “conditional re-programmed cell” (CRC) technology. The cells established by Shuttle Pharma scientists at Georgetown University belong to us, based on the sublicense from Propagenix, Inc. An up-front licensing fee of $25,000 was paid to Propagenix. No other future milestone or royalty payments owed related to the Propagenix agreement.

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Competition “Off-Label” Use

Drugs with radiation sensitizing properties.

Our Product Candidates

We are advancing a clinical stage product candidate, Ropidoxuridine, that we believe will target cancer cells while protecting healthy tissue when used in conjunction with RT.

Ropidoxuridine

Ropidoxuridine, an orally available halogenated pyrimidine with strong cancer radiation sensitizing properties, is our lead “clinical phase” product candidate. Halogenated pyrimidines are incorporated into DNA by rapidly growing cancer cells and become more sensitive to the effects of RT. We have received an SBIR contract from the NIH to fund a Phase I clinical trial in collaboration with Brown University at the Lifespan/Rhode Island Hospital to determine the maximum tolerated dose in patients with advanced gastrointestinal cancers. In connection with the trial, NCI has approved the Phase I clinical protocol and provided drug and clinical data management support to Rhode Island Hospital. The Phase I clinical trial has been completed and the results support advancing Ropidoxuridine to Phase II clinical trials of brain tumors, sarcomas and other tumors through contracted research organizations (or CROs).

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The following tables provide data from reported clinical trials of Iododeoxyuridine and RT therapy in brain cancers (glioblastoma multiforme) and high-grade sarcomas. Our primary strategy for Ropidoxuridine and RT therapy is to provide oral drug delivery to effect radiation sensitization of cancers and validate effectiveness in glioblastoma and sarcoma, potential “Orphan” indications.

Brain Cancer Treatment

Efficacy compared to historical RT-alone controls for treatment of high-grade primary brain tumors (RTOG*, NCI** trials)

**	IUdR continuous IV infusion (1000 mg/m2/ day/ 14 days), Total of 39 patients (F. Sullivan, et al. Int J Radiat Oncol Biol Phys. 1994; 30(3):583-90)

*	IUdR continuous IV infusion (2000 mg/m2/ 4 day infusion/ 6 week treatment), Total of 21 patients (R. Urtasun, et al. Int J Radiat Oncol Biol Phys. 1996;36(5):1163-7.)

Sarcoma Treatment

Efficacy compared to historical RT-alone controls for treatment of high-grade sarcomas (University of Michigan*** trials)

***	16 patients were treated with continuous infusion (1000-1600 mg/m2/day) plus RT (J.M. Robertson, et al. Int J Radiat Oncol Biol Phys. 1995; 31(1):87-92).

In addition to our primary product candidate, we are developing and planning to develop other cancer radiation sensitizers and radiation protectors, which target protecting normal tissue during the administration of RT, and other products utilizing our HDAC small molecule technology platform.

SBIR Contracts

The SBIR Program

The Small Business Innovation Research program, as developed by Congress under the Small Business Innovation Development Act of 1982, is designed to encourage domestic small businesses to engage in Federal Research/Research and Development (“R/R&D”) that has the potential for commercialization. Through a competitive awards-based program, SBIR enables small businesses to explore their technological potential and provides the incentive to profit from its commercialization. Some of the SBIR’s program goals include stimulating technological innovation, meeting Federal research and development needs and encouraging participation in innovation and entrepreneurship.

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The SBIR program is a three-phase program. Phase 1 is to establish the technical merit and commercial potential of the proposed R/R&D efforts. Phase 2 is to continue the R/R&D efforts initiated in Phase 1 and funding is based on the results achieved in Phase 1. Phase 3 allows for the small business to pursue commercialization objectives resulting from the Phase 1 and 2 R/R&D activities. In addition, companies that have successfully completed Phases I and II are also eligible to apply for Phase IIb funding.

In addition to the SBIR contract to fund our Phase I clinical study on Ropidoxuridine in combination with RT for treatment of advanced gastrointestinal cancers, we have also received awards of SBIR contracts from the NIH to address prostate cancer health disparities and prostate cancer radiation biomarker development.

As of the date of this prospectus, all SBIR contracts received by the Company have been completed. The Company submitted a final report for SBIR contract # 75N81018C00031 on March 28, 2022. The following summary of terms for the three Phase II SBIR contracts is provided below.

Summary of SBIR Contracts

●	SBIR contract #261201400013C: Phase I ($191,971) and Phase II ($1,428,117) for Clinical Development of IPdR for Radiosensitization, dates September 19, 2014 through August 3, 2017, Subcontract to Brown University/LifeSpan Rhode Island Hospital. No related intellectual property.
●	SBIR contracts # HHSN261201600038C; Phase I ($224,687) and #261201800016C: Cell-Based Models for Prostate Cancer Health Disparity Research - Moonshot Project (Phase II), award amount $1,484,350, dates September 19, 2016 through September 16, 2021, Subcontract to Georgetown University, Intellectual property consists of cell cultures and is property of Shuttle Pharmaceuticals, Inc. via licensing agreement.
●	SBIR contracts #HHSN261201600027C ($299,502) and #75N81018C00031: Predictive Biomarkers of Prostate Cancer Patient Sensitivity for Radiation Late Effects, award amount $1,903,015, dates September 16, 2019 through March 15, 2022. Subcontract to Georgetown University, Intellectual property is owned by subcontractor Georgetown University with option to license to Shuttle Pharmaceuticals, Inc.

Prostate Cancer Studies to Address Health Disparities

Prostate cancer health disparities studies have shown that African-American men are at higher risk for developing prostate cancer, as well as at higher risk of cancer specific death rates as compared to Caucasian American men. The causes of disparities have been attributed to socioeconomic differences, environmental exposures and biological factors. Most disparities studies have been population based, in part, due to the lack of relevant in vitro and in vivo models to support biological studies.

Shuttle Pharma has been awarded Phase I and II SBIR contracts entitled “Cell-based models for prostate cancer health disparity research” to develop African-American prostate cancer cell lines with donor matched normal prostate epithelial cell lines from African American men.

The commercialization of the prostate cells will require additional support through the SBIR funding mechanism. Companies that have completed Phase I and II SBIR awards are eligible to apply for Phase IIb SBIR funding. These awards are intended to de-risk a project by providing up to $4 million of matching funding for product development to commercialization. We intend to apply for such government funding to advance laboratory facilities and to expand the availability of the cell cultures. We are not raising capital through this offering for the health disparities project. Should we not be successful for SBIR IIb funding, we will pause and may have to terminate this project.

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Prostate Cancer Biomarker Development

Patients treated for prostate cancer may experience treatment related late effects that adversely affect quality of life and may prove life-threatening. Shuttle has been awarded a Phase I SBIR contract entitled “Predictive biomarkers for prostate cancer patient sensitivity for radiation late effects” to determine the technical and commercial feasibility of a biomarker panel predictive of radiation mediated late effects in patients treated for prostate cancer.

Through collaboration with Georgetown University, patients treated with SBRT for prostate cancers will be analyzed for urinary and rectal symptoms and their blood will be analyzed by mass spectroscopy for predictive biomarkers. The discovery and validation of metabolite panels to serve as a predictive biomarker of patient outcomes following radiation therapy will support future development and commercialization of a diagnostic product through a Phase 2 SBIR effort.

The development to commercialization of the metabolite predictive biomarker panel will require additional support through the SBIR funding mechanism. We will be eligible to apply for Phase IIb SBIR funding the next round of solicitation. A Phase IIb will help de-risk the project by providing up to $4 million of matching funds for performing the clinical validation trial for product development to commercialization. We intend to apply for such government funding to advance this project. We do not intend to use the funds raised through this offering for the health disparities project. Should we not be successful for SBIR IIb funding, we will terminate this project.

Collaborative Arrangements

While we intend to enter into collaborative arrangements to further develop our drug candidates in the future, at present we have not entered into any collaborative arrangements with third parties to develop our drug candidates as we are still completing clinical trials and, as a result, there can be no assurance that we will be able to do so on commercially reasonable terms or otherwise.

Intellectual Property

We invest significant amounts in research and development. Our research and development expenses before contract reimbursements were $591,237 and $604,181 for the six months ended June 30, 2022 and 2021 respectively. After reimbursements for contracts of $211,455 for the six months ended June 30, 2022 and 2021, net research and development expenses were $379,783 and $392,726, respectively.

We are seeking multifaceted protection for our intellectual property that includes licenses, confidentiality and non-disclosure agreements, copyrights, patents, trademarks and common law rights, such as trade secrets. We enter into confidentiality and proprietary rights agreements with our employees, consultants, collaborators, subcontractors and other third parties and generally control access to our documentation and proprietary information.

As of the date of this prospectus, we have filed four patent applications with the USPTO with respect to various aspects of our HDAC small molecule delivery platform and Ropidoxuridine, our lead product candidate. The following is the status of the patent applications Shuttle has filed to date:

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Summary of Shuttle Pharma’s Intellectual Property Portfolio

USPTO number	Title	Date Filed	Date Granted	Anticipated Expiration Date**
US Application No.: 16/475,999	Methods and compositions for cancer therapies that include delivery of halogenated thymidines and thymidine phosphorylase inhibitors in combination with radiation	7/3/2019
US Application No.: 17/484,876	Dual function molecules for histone deacetylase inhibition and ataxia telangiectasia mutated activation and methods of use thereof	9/24/2021
US Application No.: 17/315,567	Selective histone deacetylase inhibitors for the treatment of human disease	5/10/2021
US Application No.: 16/959,570	Selective histone deacetylase inhibitors for the treatment of human disease	7/01/2020
US Patent No.: 9,809,539	Dual function molecules for histone deacetylase inhibition and ataxia telangiectasia mutated activation and methods of use thereof	3/3/2015	11/7/2017	3/3/2035
US Patent No.: 11,034,667	Selective histone deacetylase inhibitors for the treatment of human disease	7/3/2019	6/15/2021	1/9/2038
US Patent No.: 10,730,834	Selective histone deacetylase inhibitors for the treatment of human disease	8/4 /2020	8/4/2020	3/3/2035
US Patent No.: 10,745,352	Selective histone deacetylase inhibitors for the treatment of human disease	8/18/2020	8/18/2020	3/3/2035

Morgan, Lewis & Bockius LLP prepared patent applications related to Ropidoxuridine (IpdR) and HDAC inhibitors, and, in the fourth quarter of 2018, found no freedom to operate (FTO) issue for Ropidoxuridine used as radiosensitizer and used with tipiracil, and HDAC inhibitors SP-1-161 and SP-2-225.

Our strategy around protection of our proprietary technology, including any innovations and improvements, is to obtain worldwide patent coverage with a focus on jurisdictions that represent significant global pharmaceutical markets. Generally, patents have a term of twenty years from the earliest priority date, assuming that all maintenance fees are paid, no portion of the patent has been terminally disclaimed and the patent has not been invalidated. In certain jurisdictions, and in certain circumstances, patent terms can be extended or shortened. We are obtaining worldwide patent protection for at least novel molecules, composition of matter, pharmaceutical formulations, methods of use, including treatment of disease, methods of manufacture and other novel uses for the inventive molecules originating from our research and development efforts. We continuously assess whether it is strategically more favorable to maintain confidentiality for the “know-how” regarding a novel invention rather than pursue patent protection. For each patent application that is filed we strategically tailor our claims in accordance with the existing patent landscape around a particular technology.

There can be no assurance that an issued patent will remain valid and enforceable in a court of law through the entire patent term. Should the validity of a patent be challenged, the legal process associated with defending the patent can be costly and time consuming. Issued patents can be subject to oppositions, interferences and other third-party challenges that can result in the revocation of the patent limit patent claims such that patent coverage lacks sufficient breadth to protect subject matter that is commercially relevant. Competitors may be able to circumvent our patents. Development and commercialization of pharmaceutical products can be subject to substantial delays and it is possible that at the time of commercialization any patent covering the product has expired or will be in force for only a short period of time following commercialization. We cannot predict with any certainty if any third-party U.S. or foreign patent rights or other proprietary rights will be deemed infringed by the use of our technology. Nor can we predict with certainty which, if any, of these rights will or may be asserted against us by third parties. Should we need to defend ourselves and our partners against any such claims, substantial costs may be incurred. Furthermore, parties making such claims may be able to obtain injunctive or other equitable relief, which could effectively block our ability to develop or commercialize some or all of our products in the U.S. and abroad, and could result in the award of substantial damages. In the event of a claim of infringement, we or our partners may be required to obtain one or more licenses from a third party. There can be no assurance that we can obtain a license on a reasonable basis should we deem it necessary to obtain rights to an alternative technology that meets our needs. The failure to obtain a license may have a material adverse effect on our business, results of operations and financial condition.

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We also rely on trade secret protection for our confidential and proprietary information. No assurance can be given that we can meaningfully protect our trade secrets on a continuing basis. Others may independently develop substantially equivalent confidential and proprietary information or otherwise gain access to our trade secrets.

It is our policy to require our employees and consultants, outside scientific collaborators, sponsored researchers and other advisors who receive confidential information from us to execute confidentiality agreements upon the commencement of employment or consulting relationships. These agreements provide that all confidential information developed or made known to these individuals during the course of the individual’s relationship with the company is to be kept confidential and is not to be disclosed to third parties except in specific circumstances. The agreements provide that all inventions conceived by an employee will be the property of our company. There can be no assurance, however, that these agreements will provide meaningful protection or adequate remedies for our trade secrets in the event of unauthorized use or disclosure of such information.

Our success will depend in part on our ability to obtain and maintain patent protection, preserve trade secrets, prevent third parties from infringing upon our proprietary rights and operate without infringing upon the proprietary rights of others, both in the U.S. and other territories worldwide.

Manufacturing and Supply

We do not currently own or operate manufacturing facilities for the production of preclinical, clinical or commercial quantities of any of our product candidates. We currently use a number of our suppliers for the raw materials and formulation to meet the preclinical and any clinical requirements of our product candidates. We do not have a long-term agreement with any of these parties and we believe alternative sources of supply exist.

We intend to enter into collaborations for the manufacture of our product candidates, with our collaborators assuming responsibility for such manufacturing. Manufacturing is subject to extensive regulations that impose various procedural and documentation requirements, which govern record keeping, manufacturing processes and controls, personnel, quality control and quality assurance, among others. Any collaborator or third-party contract manufacturer we use would need to be compliant with cGMP. cGMP is a regulatory standard for the production of pharmaceuticals that will be used in humans.

Competition

The development and commercialization of drugs is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as technology being developed at universities and other research institutions. Our competitors have developed, are developing or will develop product candidates and processes competitive with our product candidates. Competitive therapeutic treatments include those that have already been approved and accepted by the medical community and any new treatments that enter the market. We believe that a significant number of products are currently under development, and may become commercially available in the future, for the treatment of conditions for which we may try to develop product candidates.

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Many of our competitors have significantly greater financial, technical, manufacturing, marketing, sales and supply resources or experience than we have. If we are able to obtain approval for any product candidate, we will face competition based on many different factors, including the quality and effectiveness of our products, the ease with which our products can be administered and the extent to which patients accept relatively new routes of administration, the timing and scope of regulatory approvals for these products, the availability and cost of manufacturing, marketing and sales capabilities, price, reimbursement coverage and patent position. Competing products could present superior treatment alternatives, including by being more effective, safer, and less expensive or marketed and sold more effectively than any products we may develop. Competitive products may make any products we develop obsolete or noncompetitive before we recover the expense of developing and commercializing our product candidates. Such competitors could also recruit our employees, which could negatively impact our level of expertise and our ability to execute our business plan.

The following figure provides summary information about cytotoxic drugs that may be used with radiation therapy for their sensitizing properties that currently comprise the competition for Shuttle’s agents.

Fluorouracil (5-FU) is an anti-metabolite used to treat cancer, by injection, for colon cancer, esophageal cancer, stomach cancer, pancreatic cancer, breast cancer, and cervical cancer. Fluorouracil was patented in 1956 and is an effective and safe drug with radiation sensitizing properties. Capecitabine, an orally available formulation of 5-FU and was patented in 1992. It is used for the treatment of gastric, esophageal and other cancers for sensitization to radiation therapy.

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Cetuximab is an epidermal growth factor receptor (EGFR) inhibitor used for the treatment of metastatic colorectal, lung cancer and head and neck cancers. This monoclonal antibody is administered by intravenous infusion and improves the 5-year survival of patients when used in combination with radiation therapy, compared with radiotherapy alone.

Platinum based compounds (cis-platin, carbo-platin and oxaloplatin) also exhibit radiation sensitizing properties. Platinum and radiation are used together for the treatment of locally advanced cervical cancer and for head and neck cancers. Cisplatin is believed to augment the effects of radiation by inhibiting the repair of radiation-induced sub-lethal damage.

Bevacizumab works as an anti-angiogenic agent. It was approved for medical use in the United States in 2004. The addition of bevacizumab to standard treatment can prolong the lives of breast and lung cancer patients by several months and may be used with radiation therapy.

Irinotecan is given by injection and is used to treat colon cancer and small cell lung cancer and can be combined with radiation therapy. For colon cancer it is used either alone or with fluorouracil.

Government Regulation and Product Approval

Governmental authorities in the U.S., at the federal, state and local level, and other countries extensively regulate, among other things, the research, development, testing, manufacture, labeling, packaging, promotion, storage, advertising, distribution, marketing and export and import of products such as those we are developing. Our product candidates must be approved by the FDA through the NDA process before they may be legally marketed in the U.S. and will be subject to similar requirements in other countries prior to marketing in those countries. The process of obtaining regulatory approvals and the subsequent compliance with applicable federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources.

U.S. government regulation

NDA approval processes

In the U.S., the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and implementing regulations. Failure to comply with the applicable U.S. requirements at any time during the product development or approval process, or after approval, may subject an applicant to administrative or judicial sanctions, any of which could have a material adverse effect on us. These sanctions could include:

●	refusal to approve pending applications;

●	withdrawal of an approval;

●	imposition of a clinical hold;

●	warning letters;

●	product seizures;

●	total or partial suspension of production or distribution; or

●	injunctions, fines, disgorgement, or civil or criminal penalties.

The process required by the FDA before a drug may be marketed in the U.S. generally involves the following:

●	completion of nonclinical laboratory tests, animal studies and formulation studies conducted according to GLPs or other applicable regulations;

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●	submission to the FDA of an IND, which must become effective before human clinical trials may begin;

●	performance of adequate and well-controlled human clinical trials according to GCPs to produce data that the FDA may review to determine safety and efficacy of the product candidate for its intended use;

●	submission to the FDA of an NDA;

●	satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product candidate is produced to assess compliance with cGMPs to assure that the facilities, methods and controls are adequate to preserve the product candidate’s identity, strength, quality and purity; and

●	FDA review and approval of the NDA.

Once a pharmaceutical candidate is identified for development, it enters the preclinical or nonclinical testing stage. Nonclinical tests include laboratory evaluations of product chemistry, toxicity and formulation, as well as animal studies. An IND sponsor must submit the results of the nonclinical tests, together with manufacturing information and analytical data, to the FDA as part of the IND. Some nonclinical testing may continue even after the IND is submitted. In addition to including the results of the nonclinical studies, the IND will also include a protocol detailing, among other things, the objectives of the clinical trial, the parameters to be used in monitoring quality and the effectiveness criteria to be evaluated if the first phase lends itself to an efficacy determination. The IND automatically becomes effective thirty (30) days after receipt by the FDA, unless the FDA, within the thirty (30) day time period, places the IND on clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before clinical trials can begin. A clinical hold may occur at any time during the life of an IND and may affect one or more specific studies or all studies conducted under the IND.

All clinical trials must be conducted under the supervision of one or more qualified investigators in accordance with GCPs. They must be conducted under protocols detailing the objectives of the trial, dosing procedures, research subject selection and exclusion criteria and the quality and effectiveness criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND, and progress reports detailing the status of the clinical trials must be submitted to the FDA annually. Sponsors also must timely report to FDA serious and unexpected adverse reactions, any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigation brochure or any findings from other studies or animal or in vitro testing that suggest a significant risk in humans exposed to the drug. An institutional review board (IRB) at each institution participating in the clinical trial must review and approve the protocol before a clinical trial commences at that institution and must also approve the information regarding the trial and the consent form that must be provided to each research subject or the subject’s legal representative, monitor the study until completed and otherwise comply with IRB regulations.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined.

●	Phase I—The product candidate is initially introduced into healthy human subjects and tested for quality, dosage tolerance, absorption, metabolism, distribution and elimination. In the case of some product candidates for severe or life-threatening diseases, such as cancer, especially when the product candidate may be inherently too toxic to ethically administer to healthy volunteers, the initial human testing is often conducted in patients.

●	Phase II—Clinical trials are performed on a limited patient population intended to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance and optimal dosage.

●	Phase III—Clinical trials are undertaken to further evaluate dosage and produce data that the FDA may determine to establish clinical efficacy and safety in an expanded patient population at geographically dispersed clinical study sites. These studies are intended to establish the overall risk-benefit ratio of the product and provide an adequate basis for product labeling.

Human clinical trials are inherently uncertain and Phase I, Phase II and Phase III testing may not achieve desired results or otherwise be completed. The FDA or the sponsor may suspend a clinical trial at any time for a variety of reasons, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the product candidate has been associated with unexpected serious harm to patients.

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During the development of a new product candidate, sponsors are given opportunities to meet with the FDA at certain points. These points may be prior to the submission of an IND, at the end of Phase II and before an NDA is submitted. Meetings at other times may be requested. These meetings can provide an opportunity for the sponsor to share information about the data gathered to date and for the FDA to provide advice on the next phase of development. Sponsors typically use the meeting at the end of Phase II to discuss their Phase II clinical results and present their plans for the pivotal Phase III clinical trial that they believe will support the approval of the new drug. If a Phase II clinical trial is the subject of discussion at the end of Phase II meeting with the FDA, a sponsor may be able to request a Special Protocol Assessment (“SPA”), the purpose of which is to reach agreement with the FDA on the Phase III clinical trial protocol design and analysis that will form the primary basis of an efficacy claim.

According to published guidance on the SPA process, a sponsor which meets the prerequisites may make a specific request for a SPA and provide information regarding the design and size of the proposed clinical trial. The FDA is supposed to evaluate the protocol within forty-five (45) days of the request to assess whether the proposed trial is adequate, which evaluation may result in discussions and a request for additional information. An SPA request must be made before the proposed trial begins, and all open issues must be resolved before the trial begins. If a written agreement is reached, it will be documented and made part of the record. The agreement will be binding on the FDA and may not be changed by the sponsor or the FDA after the trial begins except with the written agreement of the sponsor and the FDA or if the FDA determines that a substantial scientific issue essential to determining the safety or efficacy of the product candidate was identified after the testing began.

Concurrent with clinical trials, sponsors usually complete additional animal safety studies and also develop additional information about the chemistry and physical characteristics of the product candidate and finalize a process for manufacturing commercial quantities of the product candidate in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and the manufacturer must develop methods for testing the quality, purity and potency of the product candidate. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its proposed shelf-life.

The results of product development, nonclinical studies and clinical trials, along with descriptions of the manufacturing process, analytical tests and other control mechanisms, proposed labeling and other relevant information are submitted to the FDA as part of an NDA requesting approval to market the product. The submission of an NDA is subject to the payment of user fees, but a waiver of such fees may be obtained under specified circumstances. The FDA reviews all NDAs submitted to ensure that they are sufficiently complete for substantive review before it accepts them for filing. It may request additional information rather than accept an NDA for filing. In this event, the NDA must be resubmitted with the additional information. The resubmitted application also is subject to review before the FDA accepts it for filing.

Once the submission is accepted for filing, the FDA begins an in-depth review. NDAs receive either standard or priority review. A drug representing a significant improvement in treatment, prevention or diagnosis of disease may receive priority review. The FDA may refuse to approve an NDA if the applicable regulatory criteria are not satisfied or may require additional clinical or other data. Even if such data are submitted, the FDA may ultimately decide that the NDA does not satisfy the criteria for approval. The FDA reviews an NDA to determine, among other things, whether a product is safe and effective for its intended use and whether its manufacturing is cGMP-compliant. The FDA may refer the NDA to an advisory committee for review and recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving an NDA, the FDA will inspect the facility or facilities where the product is manufactured and tested.

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Expedited review and approval

The FDA has various programs, including Fast Track, priority review and accelerated approval, which are intended to expedite or simplify the process for reviewing product candidates, or provide for the approval of a product candidate on the basis of a surrogate endpoint. Even if a product candidate qualifies for one or more of these programs, the FDA may later decide that the product candidate no longer meets the conditions for qualification or that the time period for FDA review or approval will be shortened. Generally, product candidates that are eligible for these programs are those for serious or life-threatening conditions, those with the potential to address unmet medical needs and those that offer meaningful benefits over existing treatments. For example, Fast Track is a process designed to facilitate the development and expedite the review of product candidates to treat serious or life-threatening diseases or conditions and fill unmet medical needs. Priority review is designed to give product candidates that offer major advances in treatment or provide a treatment where no adequate therapy exists an initial review within six months as compared to a standard review time of ten (10) months.

Although Fast Track and priority review do not affect the standards for approval, the FDA will attempt to facilitate early and frequent meetings with a sponsor of a Fast Track designated product candidate and expedite review of the application for a product candidate designated for priority review. Accelerated approval, which is described in Subpart H of 21 CFR Part 314, provides for an earlier approval for a new product candidate that is intended to treat a serious or life-threatening disease or condition and that fills an unmet medical need based on a surrogate endpoint. A surrogate endpoint is a laboratory measurement or physical sign used as an indirect or substitute measurement representing a clinically meaningful outcome. As a condition of approval, the FDA may require that a sponsor of a product candidate receiving accelerated approval perform post-marketing clinical trials.

In the Food and Drug Administration Safety and Innovation Act (“FDASIA”), the U.S. Congress encouraged the FDA to utilize innovative and flexible approaches to the assessment of product candidates under accelerated approval. The law required the FDA to issue related draft guidance within a year after the law’s enactment and also promulgate confirming regulatory changes. In June 2013, the FDA published a draft Guidance for Industry titled “Expedited Programs for Serious Conditions—Drugs and Biologics,” which provides guidance on FDA programs that are intended to facilitate and expedite development and review of new product candidates as well as threshold criteria generally applicable to concluding that a product candidate is a candidate for these expedited development and review programs.

In addition to the Fast Track, accelerated approval and priority review programs discussed above, the FDA also provided guidance on a new program for Breakthrough Therapy designation. The FDA defines a Breakthrough Therapy as a drug that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. A drug designated as a Breakthrough Therapy is eligible for accelerated approval. The FDA must take certain actions, such as holding timely meetings and providing advice, intended to expedite the development and review of an application for approval of a Breakthrough Therapy. Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened. A request for Breakthrough Therapy designation should be submitted concurrently with, or as an amendment to an IND. FDA has already granted this designation to approximately thirty (30) new product candidates and has begun approving Breakthrough Therapy designated drugs.

Patent term restoration and marketing exclusivity

Depending upon the timing, duration and specifics of FDA approval of the use of our product candidates, some of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch- Waxman Act. The Hatch-Waxman Act permits a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of fourteen (14) years from the product candidate’s approval date. The patent term restoration period is generally one half of the time between the effective date of an IND and the submission date of an NDA, plus the time between the submission date of an NDA and the approval of that application. Only one patent applicable to an approved product candidate is eligible for the extension and the application for extension must be made prior to expiration of the patent. The USPTO, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration. In the future, we intend to apply for restorations of patent term for some of our currently owned or licensed patents to add patent life beyond their current expiration date, depending on the expected length of clinical trials and other factors involved in the submission of the relevant NDA.

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Market exclusivity provisions under the FDCA also can delay the submission or the approval of certain applications. The FDCA provides a five-year period of non-patent marketing exclusivity within the U.S. to the first applicant to gain approval of an NDA for a new chemical entity. A product candidate is a new chemical entity if the FDA has not previously approved any other new product candidate containing the same active moiety, which is the molecule or ion responsible for the action of the product candidate substance. During the exclusivity period, the FDA may not accept for review an abbreviated new drug application (“ANDA”) or a 505(b)(2) NDA submitted by another company for another version of such product candidate where the applicant does not own or have a legal right of reference to all the data required for approval. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement. The FDCA also provides three years of marketing exclusivity for an NDA, 505(b) (2) NDA, or supplement to an approved NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example, for new indications, dosages or strengths of an existing product candidate. This three-year exclusivity covers only the conditions associated with the new clinical investigations and does not prohibit the FDA from approving ANDAs for product candidates containing the original active agent. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate quality and effectiveness.

Orphan drug designation

Under the Orphan Drug Act, the FDA may grant orphan drug designation to product candidates intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the U.S. or more than 200,000 individuals in the U.S. and for which there is no reasonable expectation that the cost of developing and making available in the U.S. a product candidate for this type of disease or condition will be recovered from sales in the U.S. for that product candidate. Orphan drug designation must be requested before submitting an NDA. After the FDA grants orphan drug designation, the FDA publicly discloses the identity of the therapeutic agent and its potential orphan use. Orphan drug designation does not convey any advantage in or shorten the duration of the regulatory review and approval process.

If a product candidate that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product candidate is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications to market the same product candidate for the same indication, except in very limited circumstances, for seven years. Orphan drug exclusivity, however, could also block the approval of one of our product candidates for seven years if a competitor obtains approval of the same product candidate as defined by the FDA or if our product candidate is determined to be contained within the competitor’s product candidate for the same indication or disease.

Pediatric exclusivity and pediatric use

Under the Best Pharmaceuticals for Children Act (“BPCA”), certain product candidates may obtain an additional six months of exclusivity if the sponsor submits information requested in writing by the FDA (a “Written Request”) relating to the use of the active moiety of the product candidate in children. The FDA may not issue a Written Request for studies on unapproved or approved indications or where it determines that information relating to the use of a product candidate in a pediatric population, or part of the pediatric population, may not produce health benefits in that population.

In addition, the Pediatric Research Equity Act (“PREA”) requires a sponsor to conduct pediatric studies for most product candidates and biologics, for a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration. Under PREA, original NDAs, biologics license application and supplements thereto must contain a pediatric assessment unless the sponsor has received a deferral or waiver. The required assessment must assess the quality and effectiveness of the product candidate for the claimed indications in all relevant pediatric subpopulations and support dosing and administration for each pediatric subpopulation for which the product candidate is safe and effective. The sponsor or FDA may request a deferral of pediatric studies for some or all of the pediatric subpopulations. A deferral may be granted for several reasons, including a finding that the product candidate or biologic is ready for approval for use in adults before pediatric studies are complete, or that additional quality or effectiveness data needs to be collected before the pediatric studies begin. After April 2013, the FDA must send a noncompliance letter to any sponsor that fails to: submit the required assessment, keep a deferral current, or submit a request for approval of a pediatric formulation.

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Post-approval requirements

Once an approval is granted, the FDA may withdraw the approval if compliance with regulatory requirements is not maintained or if problems occur after the product candidate reaches the market. Later discovery of previously unknown problems with a product candidate may result in restrictions on the product candidate or even complete withdrawal of the product candidate from the market. After approval, some types of changes to the approved product candidate, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further FDA review and approval. In addition, the FDA may require testing and surveillance programs to monitor the effect of approved product candidates that have been commercialized, and the FDA has the power to prevent or limit further marketing of a product candidate based on the results of these post-marketing programs.

Any product candidates manufactured or distributed by us pursuant to FDA approvals are subject to continuing regulation by the FDA, including, among other things:

●	record-keeping requirements;

●	reporting of adverse experiences with the product candidate;

●	providing the FDA with updated data for the FDA’s continuing safety and efficacy determination;

●	drug sampling and distribution requirements;

●	notifying the FDA and gaining its approval of specified manufacturing or labeling changes; and

●	complying with FDA promotion and advertising requirements.

Drug manufacturers and other entities involved in the manufacture and distribution of approved product candidates are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and some state agencies for compliance with cGMP and other laws.

Regulation outside of the U.S.

In addition to regulations in the U.S., we will be subject to regulations of other countries governing any clinical trials and commercial sales and distribution of our product candidates. Whether or not we obtain FDA approval for a product, we must obtain approval by the comparable regulatory authorities of countries outside of the U.S. before we can commence clinical trials in such countries and approval of the regulators of such countries or economic areas, such as the European Union, before we may market products in those countries or areas. The approval process and requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from place to place, and the time may be longer or shorter than that required for FDA approval.

Under European Union regulatory systems, a company may submit marketing authorization applications either under a centralized or decentralized procedure. The centralized procedure, which is compulsory for medicines produced by biotechnology or those medicines intended to treat AIDS, cancer, neurodegenerative disorders or diabetes and is optional for those medicines which are highly innovative, provides for the grant of a single marketing authorization that is valid for all European Union member states. The decentralized procedure provides for mutual recognition of national approval decisions. Under this procedure, the holder of a national marketing authorization may submit an application to the remaining member states. Within 90 days of receiving the applications and assessments report, each member state must decide whether to recognize approval. If a member state does not recognize the marketing authorization, the disputed points are eventually referred to the European Commission, whose decision is binding on all member states.

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As in the U.S., we may apply for designation of a product candidate as an orphan drug for the treatment of a specific indication in the European Union before the application for marketing authorization is made. Orphan drugs in Europe enjoy economic and marketing benefits, including up to ten years of market exclusivity for the approved indication unless another applicant can show that its product is safer, more effective or otherwise clinically superior to the orphan-designated product.

Reimbursement

Sales of our products will depend, in part, on the extent to which the costs of our products will be covered by third-party payors, such as government health programs, commercial insurance and managed healthcare organizations. These third-party payors are increasingly challenging the prices charged for medical products and services. Additionally, the containment of healthcare costs has become a priority of federal and state governments and the prices of drugs have been a focus in this effort. The U.S. government, state legislatures and foreign governments have shown significant interest in implementing cost-containment programs, including price controls, restrictions on reimbursement and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit our net revenue and results. If these third-party payors do not consider our products to be cost-effective compared to other therapies, they may not cover our products after approved as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow us to sell our products on a profitable basis.

The Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (“MMA”) imposed new requirements for the distribution and pricing of prescription drugs for Medicare beneficiaries. Under Part D, Medicare beneficiaries may enroll in prescription drug plans offered by private entities which will provide coverage of outpatient prescription drugs. Part D plans include both stand-alone prescription drug benefit plans and prescription drug coverage as a supplement to Medicare Advantage plans. Unlike Medicare Part A and B, Part D coverage is not standardized. Part D prescription drug plan sponsors are not required to pay for all covered Part D drugs, and each drug plan can develop its own drug formulary that identifies which drugs it will cover and at what tier or level. However, Part D prescription drug formularies must include drugs within each therapeutic category and class of covered Part D drugs, though not necessarily all the drugs in each category or class. Any formulary used by a Part D prescription drug plan must be developed and reviewed by a pharmacy and therapeutics committee. Government payment for some of the costs of prescription drugs may increase demand for our products for which we receive marketing approval. However, any negotiated prices for our products covered by a Part D prescription drug plan will likely be lower than the prices we might otherwise obtain. Moreover, while the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own payment rates. Any reduction in payment that results from the MMA may result in a similar reduction in payments from non-governmental payors.

The American Recovery and Reinvestment Act of 2009 provides funding for the federal government to compare the effectiveness of different treatments for the same illness. A plan for the research will be developed by the Department of Health and Human Services, the Agency for Healthcare Research and Quality and the National Institutes for Health, and periodic reports on the status of the research and related expenditures will be made to the U.S. Congress. Although the results of the comparative effectiveness studies are not intended to mandate coverage policies for public or private payors, it is not clear what effect, if any, the research will have on the sales of any product, if any such product or the condition that it is intended to treat is the subject of a study. It is also possible that comparative effectiveness research demonstrating benefits in a competitor’s product could adversely affect the sales of our product candidates. If third-party payors do not consider our products to be cost-effective compared to other available therapies, they may not cover our products as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow us to sell our products on a profitable basis.

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, collectively referred to as the “ACA,” enacted in March 2010, had a significant impact on the health care industry by expanding coverage for the uninsured. With regard to pharmaceutical products, among other things, ACA is expanded and increased industry rebates for drugs covered under Medicaid programs and made changes to the coverage requirements under the Medicare Part D program. The administration and Congress which will take office in January 2017, has pledged to repeal and replace the ACA, largely because of significantly increasing health insurance premiums and decreasing participation by members of the insurance companies. We cannot predict the impact of any repeal, replacement or modifications which may be enacted.

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In addition, in some non-U.S. jurisdictions, the proposed pricing for a product candidate must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, the European Union provides options for its member states to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. A member state may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our product candidates. Historically, product candidates launched in the European Union do not follow price structures of the U.S. and generally tend to be significantly lower.

Environment

Our third-party manufacturers are subject to inspections by the FDA for compliance with cGMP and other U.S. regulatory requirements, including U.S. federal, state and local regulations regarding environmental protection and hazardous and controlled substance controls, among others. Environmental laws and regulations are complex, change frequently and have tended to become more stringent over time. We have incurred, and may continue to incur, significant expenditures to ensure we are in compliance with these laws and regulations. We would be subject to significant penalties for failure to comply with these laws and regulations.

Sales and Marketing

Our current focus is on the development of our existing portfolio, the completion of clinical trials and, if and where appropriate, the registration of our product candidates. We currently do not have marketing, sales and distribution capabilities. If we receive marketing and commercialization approval for any of our product candidates, we intend to market the product either directly or through collaborations, strategic alliances and distribution agreements with third parties. The ultimate implementation of our strategy for realizing the financial value of our product candidates is dependent on the results of clinical trials for our product candidates, the availability of funds and the ability to negotiate acceptable commercial terms with third parties.

Employees

As of the date of this prospectus, we have five employees, including our three executive officers, one engaged in research and development and one in administration. We consider our relationship with our employees to be good.

Facilities

Our corporate headquarters are located in Rockville, Maryland, where we lease shared access to office space and reception services. Our research and development activities are performed in approximately 1,727 square feet of laboratory and office space located in Gaithersburg, Maryland. All of such space is leased from a non-affiliated third party, pursuant to leases expiring in 2023, which provide for an aggregate monthly rental of $5,757.

We believe that our existing facilities are adequate for our current needs and have sufficient laboratory space to house additional scientists as we grow. When our lease expires, we may exercise our renewal options or look for additional or alternate space for our operations. We believe that suitable additional or alternative space will be available in the future on commercially reasonable terms.

Legal Proceedings

Currently, there are no legal proceedings pending or threatened against us.

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MANAGEMENT

Directors and Executive Officers

Our directors and executive officers and their respective ages and titles are as follows:

Name	Age	Position(s) and Office(s) Held

Anatoly Dritschilo, M.D.	78	Chairman of the Board and Chief Executive Officer
Michael Vander Hoek	63	Chief Financial Officer, VP for Operations and Regulatory
Peter Dritschilo	53	President and Chief Operating Officer
Mira Jung, Ph.D.	73	Chief Scientific Officer for Biology
Tyvin Rich, M.D.	74	Chief Clinical Officer
Joshua Schafer	51	Independent Director
Steven Richards	54	Independent Director
Milton Brown, M.D., Ph.D.	57	Director
Chris Senanayake, Ph.D.	65	Independent Director
Bette Jacobs, Ph.D.	71	Independent Director

Set forth below is a description of the background and business experience of our directors and executive officers.

Anatoly Dritschilo, M.D. is a co-founder of the Company and has served as Chairman of the Board and Chief Executive Officer since the Company’s formation in December 2012. Dr. Dritschilo is a radiation oncologist by training and has held multiple leadership positions in health care. At Georgetown University Medical School in Washington, D.C., he served principally as Department Chair from 1980 to 2018; Chief of Radiation Oncology at MedStar-Georgetown University Hospital from 2005 to 2016; Medical Director of Georgetown University Hospital from 1994 to 1997; and Interim Director of the NCI-funded Lombardi Comprehensive Cancer Center from 2005 to 2007. He has also served on the Boards of Directors of MedStar-Georgetown University Hospital, the National Capital Rehabilitation Hospital and the MedStar Health Research Institute. His experience with Pharma includes Board of Directors membership of NeoPharm, Inc, and he was a founding director of Oncomed (Neopharm). His 200+ scientific publications and 12 issued patents have earned him election as a Fellow of the National Academy of Inventors. Dr. Dritschilo holds a Bachelor of Science degree in Chemical Engineering from the University of Pennsylvania, his medical degree from the College of Medicine of New Jersey and residency training from the Harvard, Joint Center for Radiation Therapy. His qualifications support his service as our Chairman of the Board of Directors.

Michael P. Vander Hoek serves as the Company’s Chief Financial Officer, a position he was appointed to in August 2019, and Vice President, Operations and Regulatory, a position he has held since 2019. From November 2019 until April 2021, Mr. Vander Hoek served as Director, Finance and Business Development at Georgetown Lombardi Comprehensive Cancer Center (“LCCC”), where he directed a new five-year $221.9 million institutional commitment for cancer center research under a new NCI-approved cancer consortium arrangement and recruited scientists to fulfill strategic objectives with senior leaders to improve cancer research and treatment. From 2007 until November 2019, Mr. Vander Hoek served as Associate Director, Administration, at Georgetown’s LCCC, where he was responsible for direct administrative operations for more than 400 faculty and staff in the department of oncology, radiation medicine, pathology and biostatistics, bioinformatics and biomathematics, including managing $216.9 million in institutional commitments to LCCC from Medstar Health, John Theurer Cancer Center (“JTCC”), and Georgetown University. and implementing an enterprise-wide clinical trial management system for Georgetown University and Medstar Health. From 2004 until 2007, Mr. Vander Hoek served as Chief Financial Officer at Georgetown’s LCCC. During his time at Georgetown, Mr. Vander Hoek negotiated a series of 12 research integration agreements between LCCC and the JTCC that resulted in the approval of an NCI recognized Consortium in 2019. From 2001 until 2004, Mr. Vander Hoek served as Vice-Chair, Planning and Administration, at MedStar Georgetown University Hospital, where he was responsible for managing administrative and financial operations for some 440 staff, physicians, residents and fellows in the departments of Medicine and Neurology. From 1996 until 2001, Mr. Vander Hoek served as Senior Associate Administrator, Finance and Information Systems, for the Department of Medicine, Georgetown University Medical Center, where he designed and managed the faculty compensation system, while managing the finances and information systems for the department. His financial management experience in publicly held companies includes Director of Managed Care Reimbursement for Critical Care America from 1990 to 1993 and Regional Controller for Laboratory Corporation of America (LabCorp) from 1993 to 1996. His responsibilities at both companies included extensive financial management related to mergers, acquisitions, and start-up operations. Mr. Vander Hoek holds a Master’s in Health Services Administration from The George Washington University and a Bachelor of Arts in Biology and Psychology from Hope College.

Peter Dritschilo has served as our President and Chief Operating Officer since Shuttle was formed in December 2012. He also served as our Chief Financial Officer from December 2012 until August 2019. Mr. Dritschilo has over 20 years of business management experience in medical services and cancer treatment. He has held administrative positions with Medstar-Rad America from 2001 to 2005, Georgetown University 2005 to 2006, Prince William Hospital and the Fauquier Hospital Cancer Center 2006 to 2011 and Inova Health System’s Schar Cancer Institute from 2011 to 2018. In 2014, Mr. Dritschilo filed for Chapter 7 bankruptcy protection due to the failure of a personal business venture. Mr. Dritschilo graduated from Georgetown University and received his MBA from the George Washington University.

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Mira Jung, Ph.D., a co-founder of our company, presently serves as our Chief Scientific Officer for Biology and was a member of our board of directors from our formation in December 2012 until 2019. Since 2005, Dr. Jung has served as Professor of Radiation Medicine and Microbiology at Georgetown University Medical School, with over 20 years of experience in molecular radiation biology research. She is an expert in mechanisms of radiation resistance and on the roles of HDAC inhibitors in modifying the radiation response. Dr. Jung’s research has been funded by NIH and the DOD leading to 100 publications and six issued patents, including the first reports of HDAC inhibitor drug classes modifying cancer cell radiation resistance and protecting normal tissues from radiation damage. Dr. Jung holds an MA degree and a PhD in Microbiology and Molecular Virology from the University of Kansas.

Tyvin A. Rich, M.D. serves as our company’s Chief Medical Officer and is responsible for the clinical development of novel radiation sensitizers. Since 2010, Dr. Rich has served as a Staff Radiation Oncologist at the Hampton University Proton Therapy Institute in Hampton Virginia and Professor Emeritus at University of Virginia Health Sciences Center, Department of Radiation Oncology. From 1995 until 2010, Dr. Rich was a Professor and Chairman of the Department of Therapeutic Radiology and Oncology at the University of Virginia Health Sciences Center. And prior to that, from 1984 through 1995, Dr. Rich was a Professor of Radiotherapy and Director of Clinics in the Department of Radiotherapy of the University of Texas M. D. Anderson Cancer Center. He has served as the protocol chair for RTOG clinical trials that advanced the use of chemoradiation for the treatment of rectal and pancreatic cancers. He is an expert in the applications of infusional 5-Fluorouracil for chemoradiation therapy of gastro-intestinal cancers and has authored more than 200 scientific articles, reviews and book chapters. Dr. Rich received his undergraduate degree at Rutgers University, his medical degree at the University of Virginia, and completed residencies in internal medicine at Georgetown University Medical Center and radiation therapy at Massachusetts General, Harvard Medical School.

Joshua Schafer was appointed to be a member of our company’s board of directors in 2019. Since 2015, he has served as Senior Vice President and Head of Corporate Strategy and Business Development for Mallinckrodt Pharmaceuticals Incorporated. From 2009 until 2015, he served as Vice President and Oncology Therapeutic Area Head at Astellas Pharmaceuticals Incorporated, where he was responsible for building the company’s global oncology franchise. From 2000 until 2009, Mr. Schafer served in positions of increasing seniority at Takeda Pharmaceuticals North America, including Manager and Senior Manager, New Product and New Business Development; Senior Product Manager, Gastrointestinal Marketing; and Director, Oncology and Renal Marketing and Commercial Development. He began working in the healthcare and pharmaceutical industry in 1998, and has served in various positions including management consulting at Accenture (formerly Anderson Consulting), G.D. Searle & Co. (later acquired by Pfizer) and Cognia Corporation. He received his Bachelor of Arts in Biology and German at the University of Notre Dame, his MS in Biotechnology from Northwestern University and his MBA from Northwestern University. We believe Mr. Schafer’s extensive experience in pharmaceutical strategy, marketing and business development will assist our board’s oversight role as we build and develop our Company.

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Steven Richards was appointed to be a member of our company’s board of directors in 2019. He is CEO and Founder of Endurance Media, a media finance company based in Santa Monica, California, that launched in 2014 with a strategic alliance with eOne Entertainment and a mandate to produce and finance commercially driven feature films. From 2006 to 2014, Mr. Richards served as Co-President and Chief Operating Officer of Silver Pictures where he oversaw all business activities and managed a team of more than 20 people responsible for film development, production and financial information. From 2000 to 2006, he served as Chief Financial Officer at Silver Pictures and from 1995 to 2000 as Vice President, Finance, at Silver Pictures. Mr. Richards holds an MBA in Finance from UCLA, a BBA in accounting from Temple University, and holds his CPA license. We believe his experience as a chief financial officer and in accounting will assist in providing our board guidance and oversight as we grow our company.

Milton Brown, M.D., Ph.D. is a co-founder of our company, previously served as our Chief Scientific Officer for Chemistry, and has served a member of our board of directors since we were formed in December 2012. Since August 2022, Dr. Brown has also served as Vice Dean of Research at Eastern Virginia Medical School. Dr. Brown was a founder in 2004 of Rivanna Pharmaceuticals, a Virginia-based biopharmaceutical company engaged in the discovery and development of novel small molecule therapeutics for the treatment of neurological diseases and cancer. Since 2012, Dr. Brown has served as Director of the Drug Discovery Center at Georgetown University Medical School and since 2010, he has been the principal investigator of the NIH/NCI funded Chemical Diversity Center. He brings to Shuttle 15 years of experience in drug discovery with over 80 publications and eight issued patents, including discovery of novel HDAC inhibitors and has two drugs currently in clinical trials. He has served on government committees including the NIH Experimental Therapeutics Study Section, the NIH Drug Discovery and Molecular Pharmacology Study Section and was a scientific counselor to the U.S. Secretary of Health. Dr. Brown holds a Ph.D. in synthetic chemistry from University of Alabama, and an MD from the University of Virginia. His extensive experience and expertise in drug discovery makes him uniquely qualified to direct the company’s drug discovery program and serve as our director.

Chris Senanayake, Ph.D. was appointed to be a member of the Company’s board of directors in 2021. He is CEO and Founder of TCG GreenChem, Inc., a US subsidiary of TCG Lifesciences Pvt. Ltd., a leading global Contract Research and Manufacturing Services (CRAMS) company in the area of drug discovery, development and commercialization. Dr. Senanayake has more than 30 years of pharmaceutical industry experience, making him an invaluable asset to Shuttle Pharma’s mission as the Company advances its pharmaceutical candidates in clinical trials. He is the Founder and Chief Executive Officer (CEO) of TCG GreenChem Inc. and Chief Scientific Officer of TCG Lifesciences, Pvt. Ltd. He has held positions of Senior Scientist at Dow Chemical, and Research Fellow at Merck & Co, Inc. Director and Executive Director of Process Research at Sepracor, Inc. (1996 to 2002), Director of Chemical Development and Vice President of Chemical Development for Boehringer Ingelheim Pharmaceuticals, Inc. In 2018, he was appointed as the CEO of Asta GreenChem, Inc in Richmond VA and Astatech (Chengdu) Biopharmaceuticals Corp. in China. He has a record of leading and delivering on high complexity APIs for manufacturing. Dr. Senanayake participated in development activities of many drugs, including multi-billion-dollar blockbuster drugs, such as Crixivan, Lunesta, Jardiance, Formotorol, Desvenlafaxine and other drug candidates. He is co-author of 425 scientific publications and is co-inventor of more than 150 patents. We believe he will provide value to us by introducing potential joint venture partners, as well as enhancing our oversight through his in-depth understanding of and experience in the pharmaceuticals industry.

Bette Jacobs, Ph.D. was appointed to be a member of the Company’s board of directors in October 2022. Dr. Jacobs is an experienced researcher, administrator and businesswoman currently serving as a professor in the department of health systems administration at Georgetown University and as a distinguished scholar at the O’Neill Institute for National and Global Health Law. Dr. Jacobs holds her Ph.D. from the University of Texas and is noted for her groundbreaking transdisciplinary and cross-sector work in systems design. As a voting member of the Cherokee Nation, she has lifetime involvement in equity programs and has testified before Congress. In addition to serving on several start-up boards, Dr. Jacobs founded the National Coalition of Ethnic Minority Nurse Associations funded by the NIH National Institute of General Medical Sciences. Prior to her current role at Georgetown, she served as dean at the Georgetown School of Nursing and Health Studies, vice president for Honda of America Manufacturing, associate director of applied research at UAB Civitan International Research Center, and acting dean of graduate studies and research at California State University. She has been a fellow and visiting professor at the University of Oxford and an academic guest scholar and lecturer at several acclaimed universities worldwide. Her wealth of experience in research, administration and serving on boards coupled with her unique background and perspectives makes her ideally suited to serving as a member of our Board.

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Scientific Advisory Committee

Theodore L. Phillips, M.D. has served as the Chair of our Scientific Advisory Committee since 2018. He held the position of Chief Medical Officer and Clinical Director at Shuttle Pharmaceuticals from 2014 until 2018. Dr. Phillips’ distinguished career has included positions of Chair of the Department of Radiation Oncology (from1978 to 1998) and Associate Director (from 1996 to 1999) of the UCSF Cancer Center at the University of California at San Francisco. He is highly experienced in radiation oncology clinical trials of hypoxic radiation sensitizers. Dr. Phillips served as the principal investigator of the SBIR contract for the Phase I clinical trial of Ropidoxuridine. He previously served as Associate Director of the Northern California Oncology Group from 1983-1990, president of the American Society of Therapeutic Radiation Oncologists from 1984 to 1985, and is an elected member of the Institute of Medicine of the National Academy of Science. Dr. Phillips holds a BS degree from Dickinson College in Carlisle, Pennsylvania and a MD from the University of Pennsylvania. He provides advice to the leadership team to help design and implement clinical trials of radiation therapy and radiation response modifying drugs.

Ralph R. Weichselbaum, M.D. has served as Scientific Advisor to Shuttle Pharmaceuticals for translational research for the discovery and development of radiation response modifiers since 2013. Dr. Weichselbaum is the Daniel K. Ludwig Professor and Chairman of the Department of Radiation and Cellular Oncology, the University of Chicago, a position he has held since 1985. He is also an elected member of the Institute of Medicine, National Academy of Sciences. He has devoted his career to translational research in cancer with combined radiotherapy and chemotherapy. Dr. Weichselbaum and his colleagues conceived “genetic radiotherapy” and developed viral constructs for use in clinical tumor radiation sensitization. These were commercialized as TNFerade (GenVec, Inc.) and tested in a Phase I clinical trial in prostate cancer and a Phase III clinical trial for pancreatic cancer.

J. Martin Brown, Ph.D. has served as a Scientific Advisor to Shuttle Pharmaceuticals for translational research for the development of hypoxic radiation sensitizers since 2017. Dr. Brown received his Ph.D.in Cancer Biology from Oxford University in 1968 and was Director of the Division of Radiation and Cancer Biology at Stanford University from 1984 to 2004. He is an expert in the radiation biology of hypoxia in cancers and has more than 300 peer-reviewed published articles. He has received awards in recognition of his work, including the Gold Medal, American Society for Therapeutic Radiology and Oncology (1999, the Failla Memorial Award, Radiation Research Society (2000), the Weiss Medal, Association for Radiation Research (2001) and the Henry S. Kaplan Distinguished Scientist Award, International Association for Radiation Research (2007). He developed etanidazole, a hypoxic radiation sensitizer, and tirapazamine, a hypoxic cytotoxic drug, from bench to clinical trials.

Alejandro Villagra, Ph.D. has served as a Scientific Advisor to Shuttle Pharmaceuticals with expertise in cellular signaling pathways, epigenetics and immunology since 2017. Dr. Villagra received his Ph.D. in Molecular Biology from the University of Concepcion, in Chile in 2004 and completed post-graduate training at the H. Lee Moffitt Cancer Center and Research Institute in Tampa, Florida in Molecular Immunology in 2009, in the Laboratory of Eduardo Sotomayor, MD. He joined the faculty of the Moffitt Cancer Center and Research Institute, as a research scientist from 2009 through 2015 and advanced to Assistant Professor of Oncologic Sciences. He became an Assistant Professor in the Department of Biochemistry and Molecular Medicine at the George Washington University (GWU) School of Medicine and Health Sciences in 2015, as a member of the GWU Cancer Center. His research is focused on molecular and cellular roles of histone deacetylases (HDACs) in tumor immunology and as adjuvants for immunotherapy of cancers.

Joseph Armstrong, III, Ph.D. joined as a Scientific Advisor to Shuttle Pharmaceuticals in 2021, He received his Ph.D. from the University of Colorado in 1988, completed his post-doctoral work at the University of Virginia at Charlottesville and holds the position of Chief Operating Officer at and Global Head of Business Development TCG GreenChem, Inc. He provides industry experience in chemistry, drug development and process research, having previously held positions at Merck & Co. Inc. in Rahway, N.J and in the U.K. for two pharmaceutical companies in the areas of Pharmaceutical Research and Development. His primary areas of focus have been in the design and implementation of efficient synthesis of drug candidates amenable to large scale production. Dr. Armstrong led the development team that designed, developed and implemented the manufacturing process for the new treatment for Type II diabetes, Januvia TM. His team was awarded the Solvias Prize in 2004 (Basel, Switzerland), the IChemE Aztra-Zeneca Award for Green Chemistry and Engineering in 2005 (London, England), Dr. Armstrong has more than 40 publications and holds 10 patents.

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Family Relationships

Dr. Anatoly Dritschilo and Peter Dritschilo are father and son. There are no other family relationships among our directors and executive officers.

Board of Directors

Our board of directors is responsible for overseeing the Company’s business consistent with its fiduciary duty to the stockholders. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional experience. There are general requirements for service on the board that are applicable to directors and there are other skills and experience that should be represented on the board as a whole but not necessarily by each director. Our Corporate Governance and Nominating Committee, detailed below, considers the qualifications of director candidates individually and in the broader context of the board’s overall composition and the Company’s current and future needs.

Terms of Office

Our directors were initially appointed for staggered two and three-year terms as initial appointments. The Chairman of the Board is also the CEO and was appointed for an initial three-year term. Following this offering, we intend that all of our directors will be elected to one-year terms to hold office until the next annual meeting of our stockholders and until a successor is appointed and qualified, or until their removal, resignation, or death. Executive officers serve at the pleasure of the board of directors.

Director Independence

In order to qualify to list our shares of common stock for trading on Nasdaq, our board of directors must consist of a majority of “independent” directors, as defined under Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. At present, four of the six directors serving on our board of directors qualify as “independent.” Our independent directors consist of Messrs. Richards and Schafer, Dr. Senanayake and Dr. Jacobs.

Board Committees

General

Our board of directors has established three committees consisting of an audit committee, a compensation committee, and a nominating and corporate governance committee. The members of each committee qualify as “independent” as defined under Nasdaq listing standards and Rule 10A-3(b)(1). Moreover, at least one member of the audit committee qualifies as an “audit committee financial expert” as the term is defined under Nasdaq listing standards and applicable rules and regulations of the SEC, based on their respective business professional experience in the financial and accounting fields.

Audit Committee

The audit committee, which consists of Steve Richards, MBA, CPA (Chair), Bette Jacobs and Chris Senanayake, assists our board of directors in its oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including (a) the quality and integrity of the Company’s financial statements (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence and (d) the performance of the Company’s internal audit functions and independent auditors, as well as other matters which may come before it as directed by the board of directors. Further, the audit committee, to the extent it deems necessary or appropriate, among its several other responsibilities, will:

●	be responsible for the appointment, compensation, retention, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

●	discuss the annual audited financial statements and the quarterly unaudited financial statements with management and the independent auditor prior to their filing with the SEC in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

●	review with the Company’s management on a periodic basis (i) issues regarding accounting principles and financial statement presentations, including any significant changes in our company’s selection or application of accounting principles; and (ii) the effect of any regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company;

●	monitor the Company’s policies for compliance with federal, state, local and foreign laws and regulations and the Company’s policies on corporate conduct;

●	maintain open, continuing and direct communication between the board of directors, the audit committee and our independent auditors; and

●	monitor our compliance with legal and regulatory requirements and will have the authority to initiate any special investigations of conflicts of interest, and compliance with federal, state and local laws and regulations, including the Foreign Corrupt Practices Act, as may be warranted.

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Compensation Committee

The compensation committee, which consists of Steve Richards (Chair) and Joshua Schafer, aids our board of directors in meeting its responsibilities relating to the compensation of the Company’s executive officers and to administer all incentive compensation plans and equity-based plans of the Company, including the plans under which Company securities may be acquired by directors, executive officers, employees and consultants. Further, the compensation committee, to the extent it deems necessary or appropriate, among its several other responsibilities, will:

●	review periodically our Company’s philosophy regarding executive compensation to (i) ensure the attraction and retention of corporate officers; (ii) ensure the motivation of corporate officers to achieve the Company’s business objectives; and (iii) align the interests of key management with the long-term interests of the Company’s shareholders;

●	review and approve corporate goals and objectives relating to chief executive officer compensation and other executive officers of Shuttle;

●	make recommendations to the board of directors regarding compensation for non-employee directors, and review periodically non- employee director compensation in relation to other comparable companies and in light of such factors as the compensation committee may deem appropriate; and

●	review periodically reports from management regarding funding the Company’s pension, retirement, long-term disability and other management welfare and benefit plans.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee, which consists of Joshua Schafer (Chair), Steve Richards and Bette Jacobs, recommends to the board of directors individuals qualified to serve as directors and on committees of the board of directors to advise the board of directors with respect to the board of directors composition, procedures and committees to develop and recommend to the board of directors a set of corporate governance principles applicable to the Company, and to oversee the evaluation of the board of directors and Shuttle’s management. In addition, the nominating and corporate governance committee will consider diversity of background including diversity of race, ethnicity, international background, gender and age when evaluating candidates for board membership.

Further, the nominating and corporate governance committee, to the extent it deems necessary or appropriate, among its several other responsibilities will:

●	recommend to the board of directors and for approval by a majority of independent directors for election by shareholders or appointment by the board of directors as the case may be, pursuant to our bylaws and consistent with the board of director’s evidence for selecting new directors;

●	review the suitability for continued service as a director of each member of the board of directors when his or her term expires or when he or she has a significant change in status;

●	review annually the composition of the board of directors and to review periodically the size of the board of directors;

●	make recommendations on the frequency and structure of board of directors meetings or any other aspect of procedures of the board of directors;

●	make recommendations regarding the chairmanship and composition of standing committees and monitor their functions;

●	review annually committee assignments and chairmanships;

●	recommend the establishment of special committees as may be necessary or desirable from time to time; and

●	develop and periodically review corporate governance procedures and consider any other corporate governance issue.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. This document will be made available in print, free of charge, to any shareholder requesting a copy in writing from our Secretary at our executive offices in Rockville, Maryland. A copy of our code of ethics is available on our website at www.shuttlepharma.com.

Insider Trading Policies and Procedures

The Company has adopted an insider trading policy (the “Insider Trading Policy”), overseen by the Company’s corporate secretary, that applies to all (i) directors, (ii) executive officers and (iii) employees who are exposed to insider information (together, the “Covered Persons”). The Insider Trading Policy prohibits the use of material non-public information obtained by Covered Persons through their involvement with the Company when making decisions to purchase, sell, give away or otherwise trade in the Company’s securities or to provide such information to others outside the organization. Under the Insider Trading Policy, material non-public information includes, among other things, significant changes in the Company’s prospects, significant write-downs, liquidity problems, changes in management, extraordinary borrowings, changes in debt, planned public offerings or any other information that may be deemed material to the Company or the Company’s prospects. Further, we have established black-out periods to which all Covered Persons are subject, including quarterly black-out periods, which commence three weeks before the end of each quarter and continue until the quarterly results are disclosed by filing the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K. The Company may impose black-out periods from time to time as other types of material non-public information occur when material non-public events or disclosures are pending. If the Company imposes a special black-out period, the Company will notify Covered Persons accordingly. Covered Persons are permitted to trade in the Company’s securities only when there is no black-out period in effect and such trade has been pre-cleared by the Company’s corporate secretary, or when a qualified 10b5-1 plan has been established in accordance with federal securities laws.

Board of Directors Role in Risk Oversight

Members of the board of directors have periodic meetings with management and the Company’s independent auditors to perform risk oversight with respect to the Company’s internal control processes. The Company believes that the board’s role in risk oversight does not materially affect the leadership structure of the Company. The Company believes that its founders, leadership team and members of the board of directors exemplify diversity and inclusivity with respect to race, sex and ethnic origin. The board of directors presently has two diverse directors and is in the process of reviewing and vetting a female candidate to serve as a director. As such, the Company anticipates being in full compliance with Nasdaq’s newly adopted diversity requirements by the end of its first year of listing.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Chief Executive Officer and Chief Financial Officer and certain of our other executive officers for 2022 and 2021.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Anatoly Dritschilo M.D., CEO	2022	91,418	-	-	-	-	-	-	91,418
	2021	18,829	-	-	-	-	-	-	18,829
Michael Vander Hoek, CFO, VP	2022	79,480	-	-	-	-	-	-	79,480
	2021	18,338	-	-	-	-	-	-	18,138
Peter Dritschilo, President and COO	2022	94,289	-	-	-	-	-	-	94,289
	2021	31,534	-	-	-	-	-	-	31,534
Tyvin Rich, Chief Medical Officer	2022	65,065	-	-	-	-	-	-	65,065
	2021	-	-	-	-	-	-	-	-

Employment Agreements

Each of our executive officers has entered into an employment agreement with us. The employees each will receive compensation on an annual basis in cash, payable in monthly installments commencing at the completion of this offering, as well as restricted stock units subject to achieving certain key performance indicators. Certain of our executive officers are entitled to various target bonuses, upon achievement of certain milestones. The terms of the employment agreements are as follows:

Employment Agreement with Anatoly Dritschilo, MD

On June 28, 2019, we entered into an employment agreement with our Chief Executive Officer and Chairman of the Board, Anatoly Dritschilo, M.D. Under Dr. Dritschilo’s employment agreement, Dr. Dritschilo will receive base compensation of $274,000 per year. Dr. Dritschilo also received an initial restricted stock unit grant of 45,495 restricted stock units (“RSUs”) (22,747 on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan, which RSUs vested over three years in substantially equal one-third installments on each one year anniversary of the agreement. Under his employment agreement, if Dr. Dritschilo terminates his employment for “Good Reason,” as defined in the agreement, Dr. Dritschilo will be entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain requirements of his employment agreement. Dr. Dritschilo accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022.

Employment Agreement with Michael Vander Hoek

On September 1, 2019, we entered into an amended employment agreement with our Chief Financial Officer and Vice President for Operations and Regulatory, Michael Vander Hoek. Under Mr. Vander Hoek’s employment agreement, he will receive base compensation of $227,000 and is entitled to a target bonus of $72,000 upon achievement of certain milestones. Mr. Vander Hoek also received an initial restricted stock unit grant of 6,096 RSUs (on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan, which RSUs vest over three years in substantially equal installments on each one year anniversary of the agreement. Under Mr. Vander Hoek’s employment agreement, if he terminates his employment for “Good Reason,” as defined in the agreement, he will be entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain requirements of his employment agreement. Mr. Vander Hoek accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022.

Employment Agreement with Peter Dritschilo

On May 30, 2019, we entered into an employment agreement with our President and Chief Operating Officer, Peter Dritschilo. Under Mr. Dritschilo’s employment agreement, Mr. Dritschilo will receive base compensation of $236,000 and is entitled to a target bonus of $72,000 upon achievement of certain milestones. Mr. Dritschilo also received an initial restricted stock unit grant of 20,760 RSUs (10,380 on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan, which RSUs vest over three years in substantially equal installments on each one year anniversary of the agreement. Under Mr. Dritschilo’s employment agreement, if Mr. Dritschilo terminates his employment for “Good Reason,” as defined in the agreement, he will be entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain requirements of his employment agreement. Mr. Dritschilo accepted a reduced salary prior the Company’s completion of its initial public offering in September 2022.

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Employment Agreement with Tyvin Rich, MD

On May 31, 2019, we entered into an employment agreement with our Chief Clinical Officer, Tyvin Rich, M.D. Under Dr. Rich’s employment agreement, Dr. Rich receives base compensation of $218,000 per year and is entitled to a target bonus of $43,000 upon achievement of certain milestones. Dr. Rich also received an initial restricted stock unit grant of 3,843 RSUs (on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan, which RSUs vest over three years in substantially equal installments on each one year anniversary of the agreement. Under Dr. Rich’s employment agreement, if Dr. Rich terminates his employment for “Good Reason,” as defined in the agreement, he is entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain provisions of his employment agreement. Dr. Rich accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022.

Employment Agreement with Mira Jung, Ph.D.

On May 30, 2019, we entered into an employment agreement with our Chief Scientific Officer for Biology, Mira Jung, Ph.D. Under Dr. Jung’s employment agreement, Dr. Jung receives base compensation of $46,800 and is entitled to a target bonus of $14,200 upon achievement of certain milestones. Dr. Jung also received an initial restricted stock unit grant of 892 RSUs (on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan, which RSUs vest over three years in substantially equal installments on each one year anniversary of the agreement. Under Dr. Jung’s employment agreement, if Dr. Jung terminates her employment for “Good Reason,” as defined in the agreement, Dr. Jung is then entitled to her then applicable base salary for period of 12 months, subject to her continued compliance with certain requirements of her employment agreement. Dr. Jung accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2022, on a post-reverse split basis, a total of 410,754 RSUs have been granted to our executive officers under our 2018 Equity Incentive Plan (the “Plan”), of which 21,748 remain subject to vesting. The Company has filed a registration statement on Form S-8 (SEC File No. 333-268758) to register the shares granted under our 2018 Equity Incentive Plan.

The following table sets forth information concerning the number of shares of common stock underlying outstanding equity incentive awards for each of our executive officers as of December 31, 2022:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock not yet Vested (#))		Market Value of Shares or Units not yet Vested ($)
Bette Jacobs	10/28/2022	-	-	-	-	23,725	(1)	46,501

(1)	These restricted stock units vest in two installments on the anniversary of the grant date.

2018 Equity Incentive Stock Plan

Our 2018 Equity Incentive Plan provides for equity incentives to be granted to our employees, executive officers or directors and to key advisers and consultants. Equity incentives may be in the form of stock options with an exercise price of not less than the fair market value of the underlying shares as determined pursuant to the 2018 Equity Incentive Plan, restricted stock awards, other stock- based awards, or any combination of the foregoing. The 2018 Equity Incentive Plan is administered by the Company’s compensation committee or, alternatively, if there is no compensation committee, the Company’s board of directors. We have reserved 3,000,000 shares of our common stock for issuance under the 2018 Equity Incentive Plan (the “Plan”), of which 419,754 shares have been granted under the Plan as of the date of this prospectus.

Director Compensation

Each of our non-employee directors, pursuant to the terms of director agreements (the “Director Agreements”), between each of the directors and the Company, receives compensation on an annual basis consisting of $25,000 in cash, payable in quarterly installments commencing 90 days after completion of our initial public offering, and received $100,000 in restricted stock units (“RSUs”) upon their respective dates of election. The RSUs vest over a two-year period in one third increments, with one-third vesting immediately upon signing and one-third vesting on each of the first and second anniversary of election. In addition, non-employee directors will also be reimbursed for out-of-pocket costs incurred in connection with attending meetings.

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PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our common stock by each director and executive officer, by each person known by us to beneficially own 5% or more of our common stock and by directors and executive officers as a group. Unless otherwise stated, the address of the persons set forth in the table is c/o Shuttle Pharmaceuticals Holdings, Inc., One Research Court, Suite 450, Rockville, Maryland 20850.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

All share ownership figures include shares of our commons stock issuable upon securities convertible or exchangeable into shares of our common stock, whether or not convertible or exchangeable within 60 days of the effective date of this registration statement. Such shares are deemed outstanding and beneficially owned by such person only for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership for any other person.

As of January 27, 2023, there were issued and outstanding 13,603,129 shares of common stock.

Names and addresses	Number of shares of common stock beneficially owned (#)	Percentage of shares of common stock beneficially owned before offering (%)	Number of shares of common stock beneficially owned after the offering	Percentage of shares of common stock beneficially owned after offering (%) (1)
Directors and Named Executive Officers:
Anatoly Dritschilo, M.D.(2)	4,309,607	31.7	4,309,607	17.7
Milton Brown, M.D., Ph.D.	1,072,531	7.9	1,072,531	4.4
Mira Jung, Ph.D.	1,071,388	7.9	1,071,388	4.4
Michael Vander Hoek	3,852	-	3,852	-
Peter Dritschilo	6,560	-	6,560	-
Tyvin A. Rich, M.D.	2,492	-	2,492	-
Steve Richards	1,707	-	1,707	-
Joshua Schafer	1,707	-	1,707	-
Chris Senanayake	2,791	-	2,791	-
Bette Jacobs(3)	7,496	-	7,496	-
All directors and officers as a group (ten persons)	6,480,131	47.6	6,480,131	26.6

Other 5% beneficial owners:
Amir F. Heshmatpour(4)	1,569,581	11.5	1,569,581	6.4

-	Denotes the holder owns less than one percent of the outstanding common stock.

±	The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

(1)	Assumes all 10,762,684 shares registered in this resale registration statement are actually issued, thus causing there to be a total of 24,365,813 shares outstanding following such issuance.

(2)	Consists of (i) 1,085,200 shares of common stock held of record by Dr. Anatoly Dritschilo and (ii) 3,204,407 shares of common stock and warrants to purchase 20,000 shares of commons stock, each held of record by Joy Dritschilo, his spouse. Dr. Dritschilo disclaims beneficial ownership over all securities held by Mrs. Dritschilo.

(3)	Does not include 23,725 restricted stock units which remain subject to vesting conditions.

(4)	Includes (i) 1,119,581 shares of our common stock held of record by AFH Holding & Advisory, LLC, of which Mr. Heshmatpour is the sole member and over which he has sole voting and investment control; (ii) 300,000 shares of our common stock held of record by KIG LLC of which Mr. Heshmatpour’s spouse, Kathy Heshmatpour, exercises sole voting and investment control; and (iii) 150,000 shares held by Angelina Heshmatpour, the minor daughter of Mr. Heshmatpour.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Unless described below, during the last two fiscal years, there were no transactions or series of similar transactions to which we were a party or will be a party, in which:

●	the amounts involved exceed or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing had, or will have, a direct or indirect material interest.

On January 25, 2018, Shuttle entered into a loan from Joy Dritschilo, the wife of our Chief Executive Officer, Anatoly Dritschilo, in the amount of $300,000 (the “January 2018 Loan”). The January 2018 Loan bears an interest rate of 7.5% per annum. The loan plus accrued interest was payable in full on January 25, 2019. On January 25, 2019, the Company amended the terms to extend the maturity date from January 25, 2019 to October 25, 2019.

On April 4, 2018, Shuttle entered into a loan from Mrs. Dritschilo in the amount of $50,000 (the “April 2018 Loan”). The April 2018 Loan bears an interest rate of 7.5% per annum. The loan plus accrued interest were payable in full on September 4, 2018. On October 31, 2018, the Company amended the terms to extend the maturity date of the April 2018 Loan from September 4, 2018 to April 4, 2019. On April 4, 2019, the Company amended the terms to extend the maturity date from April 4, 2019 to October 25, 2019.

On April 5, 2018, our predecessor in interest, Shuttle Pharma Acquisition Corp. Inc. (“Acquisition Corp.”), issued 3,600,000 shares to its founders, AFH Holding & Advisory, LLC and its affiliates (together, “AFH”). Such shares were issued at par value. AFH has also served as an advisor and consultant to the Company, and its owner, Amir Heshmatpour, has also served as a board member to our Company, a position he relinquished in advance of our commencement of the IPO process.

On May 31, 2018, the Company entered into a loan with our Chief Executive Officer in the amount of $25,000 (the “May 2018 Loan”). The May 2018 Loan bears interest at the rate of 7.5% per annum. The loan plus accrued interest were payable in full on July 15, 2018. On October 31, 2018, the Company amended the terms to extend the maturity date from July 15, 2018 to November 30, 2019.

On June 29, 2018, the Company entered into a loan with our Chief Executive Officer in the amount of $25,000. The loan bears an interest rate of 7.5% per annum. The loan plus accrued interest were payable in full on August 15, 2018. On December 6, 2018, the Company amended the terms to extend the maturity date from August 15, 2018 to February 15, 2019. On February 19, 2019, the Company paid off this note in full. The interest expense incurred on this loan was $1,223 for the year ended December 31, 2019.

On June 24, 2019, the Company entered into a loan from Mrs. Dritschilo in the amount of $70,000. The loan bears an interest rate of 7.5% per annum. The loans plus accrued interest are payable in full on June 23, 2020. This loan has since been satisfied in full.

In the fall of 2018 through to June 2019, we paid a total of $500,000 in cash to pay for a deposit on Acquisition Corp. in order to facilitate the process of taking the Company public.

On July 15, 2019, the Company issued 639,161 RSUs to our then consultant, AFH, to satisfy certain compensation owed to the consultant in relation to certain advisory services provided during 2018 and 2019. Such shares were issued pursuant to the Company’s 2018 Equity Incentive Plan.

On August 24, 2019, the Company entered into a loan with our Chief Executive Officer in the amount of $70,000. The loan bears interest at the rate of 7.5% per annum. The loan plus accrued interest is due and payable in full on August 24, 2020. This loan has since been satisfied in full.

On September 23, 2019, the Company entered into a loan with our Chief Executive Officer in the amount of $100,000 (the “September 2019 Loan”). The September 2019 Loan bear interest at the rate of 7.5% per annum and the loan plus accrued interest.

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On December 1, 2020, the Company consolidated the January 2018 Loan and the April 2018 Loan into a single loan between Mrs. Dritschilo and the Company (the “2018 Consolidated Loan”) such that, with accrued interest, the 2018 Consolidated Loan had a principal balance of $424,005.65, bears interest at a rate of 7.5% per annum, and has a maturity date of December 31, 2021. The 2018 Consolidated Loan was extended until June 30, 2022, pursuant to an amendment to the 2018 Consolidated Loan agreement dated January 24, 2022. On July 29, 2022, the Company and Mrs. Dritschilo entered into an amendment to the 2018 Consolidated Loan, pursuant to which repayment was extended through June 30, 2023. On January 15, 2023, following closing on the Convertible Note and Warrant offering to Ayrton Capital, the 2018 Consolidated Loan was paid off in full.

On December 1, 2020, the Company consolidated the May 2018 Loan and the September 2019 Loan with our Chief Executive Officer (the “2019 Consolidated Loan”), such that, with accrued interest, the 2019 Consolidated Loan had a principal balance of $138,448.20, bears interest at the rate of 7.5% per annum, and has a maturity date of December 31, 2021. The 2019 Consolidated Loan was extended until June 30, 2022, pursuant to an amendment to the 2019 Consolidated Loan agreement dated January 24, 2022. On July 29, 2022, the Company and our Chief Executive Officer entered into an amendment to the 2019 Consolidated Loan, pursuant to which repayment was extended through June 30, 2023.

On June 21, 2021, the Company entered into a loan agreement with Mrs. Dritschilo in the amount of $120,000 (principal), bearing interest at the rate of 7.5% per annum, with a single balloon payment due at maturity on June 21, 2022 (the “June 2021 Loan Agreement”). On July 29, 2022, the Company and Mrs. Dritschilo entered into an amendment to the June 2021 Loan Agreement, pursuant to which repayment was extended through June 30, 2023.

On September 22, 2021, Mrs. Dritschilo, who is one of our major shareholders, transferred 210,000 shares (105,000 shares post-split) of common stock of the Company in a private transaction to Steven Bayern, who had also been engaged by the Company to perform certain consulting services for the Company. Such shares, which represent approximately three percent of her total share ownership, were sold at par value pursuant to an exemption from registration under Section 4(a)(7) of the Securities Act. As a result of the transfer, the Company recognized $420,000 in non-cash stock compensation in legal and professional fees.

On August 1, 2022, in conjunction with our private placement of $125,000 of units consisting of 10% notes and warrants to purchase common stock, which were sold to three accredited investors in total, Mrs. Dritschilo purchased a $50,000 note and received warrants to purchase 20,000 shares of common stock at $2.50 per share. The notes and warrants were sold pursuant to an exemption from registration pursuant to Rule 506(b) of Regulation D of the Securities Act.

Review, Approval and Ratification of Related Party Transactions

All related party transactions are subject to the review, approval, or ratification of our board of directors or an appropriate committee thereof.

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DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

As of the date of this prospectus, we had 13,603,129 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Preferred Stock

Our board of directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences and the number of shares constituting any series or the designation of such series. While our Certificate of Incorporation and Bylaws, each as amended to date, do not contain any provisions that may delay, defer or prevent a change in control, the issuance of preferred stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult. At present, our board of directors has authorized the issuance of up to 10,000 shares of Series A preferred stock, of which 1,212.5 shares are issued and outstanding as of the date of this prospectus.

Series A Convertible Preferred Stock

Our board of directors has designated and authorized the issuance of up to 10,000 shares of Series A Convertible Preferred Stock, par value $0.00001 per share (the “Series A Convertible Preferred Stock”), of which there are presently 1,212.5 shares outstanding. A total of $1,212,500 was raised during 2018 and 2019 from the sale of our Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock has a stated value of $1,000 per share, is entitled to receive a dividend at the rate of 8.5% per annum, which dividend is cumulative and will be payable at our option in shares of common stock or cash upon the date of conversion or redemption, as so determined by the Company. The Series A Convertible Preferred Stock will be automatically convertible upon the earlier of (a) the closing of the sale of shares of common stock to the public at an offering price of at least $5.00 per share in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, resulting in gross proceeds to us (before underwriter’s discounts, commissions and expenses) of an amount of at least $10 million (a “Qualified IPO”), or (b) listing of the common stock on the NYSE or Nasdaq (a “Qualified Listing”). All shares of Series A Convertible Preferred Stock will be convertible at either (i) 90% of the gross public offering price per share of the Qualified IPO (before deducting underwriter’s discounts, commissions and expenses) or (ii) in the case of (b) above, $5.00 per share. Following consummation of our IPO, the Series A Convertible Preferred Stock was converted into a total of 336,810 shares of common stock, plus an additional 100,517 shares of common stock paid to the Series A Convertible Shareholders as dividends payable.

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Series A Warrants

In conjunction with our sale of Series A Convertible Preferred Stock, our board of directors authorized the issuance of warrants to purchase up to approximately 336,810 shares of common stock (the “Series A Warrants”), to the holders of Series A Preferred Stock. The Series A Warrants were issued following consummation of our IPO, are exercisable for a period of three years following issuance, and have an exercise price of $4.00 per share,

Notes and Warrants

On August 1, 2022, we completed a private placement offering (the “2022 Note and Warrant Offering”) pursuant to which we sold to three accredited investors (the “Note and Warrant holders”) an aggregate of $125,000 of our 10% promissory notes, which are due upon completion of this Offering, and warrants to purchase 50,000 shares of common stock, at an exercise price of $2.50 per share. Such issuance was completed pursuant to an exemption from registration under Rule 506(b) of Regulation D of the Securities Act. Boustead Securities, LLC acted as placement agent in the Note and Warrant offering but deferred its cash compensation in relation to such offering. At the time of the IPO, 30,000 of the warrants sold in 2022 Note and Warrant Offering were registered for resale pursuant to a separate resale prospectus and were subsequently exercised.

6% Convertible Notes

On February 8, 2022 and March 11, 2022, we completed private placement offerings pursuant to which we sold to several accredited investors an aggregate of $365,000 and $225,000, respectively, of our 6% convertible notes due three years from the date of issuance (the “Convertible Notes”), pursuant to an exemption from registration under Rule 506(b) of Regulation D of the Securities Act. Boustead Securities, LLC acted as placement agent in the Convertible Note and Warrant offering and received commissions and non-accountable reimbursements of 10% of the gross proceeds received and warrants to purchase 10% of the common stock.

Upon completion of this Offering, the Convertible Notes will automatically convert into units, comparable to those issued in this Offering, at a conversion price equal to 50% of the per share price in our initial public offering.

In connection with this Convertible Note offering, each purchaser of Convertible Notes entered into an investor rights and lock-up agreement (the “Investor Rights and Lock-up Agreement”) pursuant to which the Company has agreed, upon conversion of the Convertible Notes, to register the shares of common stock underlying the Convertible Notes and the Convertible Note holders have each agreed not to sell their shares of common stock for a period of 180 days following completion of this offering. The Convertible Notes were registered in the resale offering prospectus accompanying our IPO prospectus and converted into shares of common stock upon completion of the IPO.

Registration Rights

We are party to a registration rights agreement with the holders of Series A Convertible Preferred Stock pursuant to which we are obligated to register the shares of common stock underlying the Series A Convertible Preferred Stock and Warrants. The registration of these shares of common stock would enable the holders to sell their shares without restriction under the Securities Act when the registration statement is declared effective. We will pay for the registration expenses, other than underwriting discounts and commissions, of any shares subject to registration rights.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of a non-friendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

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Delaware Anti-Takeover Statute

In general, Delaware corporations are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder; or

●	the corporation does not have a class of voting stock that is: (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

While we are currently not subject to the restrictions contained in Section 203, we will become subject to these restrictions if our common stock is listed on a national securities exchange or we have more than 2,000 stockholders of record of our common stock.

Nasdaq Listing

Our shares of common stock are traded on The Nasdaq Capital Market under the symbol “SHPH.”

Transfer Agent

The transfer agent and registrar of our common stock is VStock Transfer, LLC, of Woodmere, New York. Our transfer agent’s telephone number is (212) 828-8436.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock, and we cannot assure you that a liquid trading market for our common stock will develop or be sustained after this offering.

Commencing 90 days after the date of this prospectus, subject to lock-up agreements of 365 days for directors, officer and affiliates and 180 days for holders of 1% or more of our comment stock (excluding the non-affiliate stockholders whose shares are being registered in the resale offering), the 9,312,991 shares of our common stock outstanding as of the date of this prospectus will be eligible for sale in the public market from time to time thereafter pursuant to Rule 144 under the Securities Act, and in some cases, subject to the volume and other restrictions of Rule 144. In addition, we have 1,212.5 share of Series A convertible preferred common stock, which shares will be convertible into approximately 336,805 shares of common stock upon the earlier of completion of the offering or the Company’s listing on a national securities exchange, as well as warrants to purchase up to 336,805 shares of common stock, which will be issuable upon closing of this offering. We also have 3,000,000 shares of common stock reserved for issuance under our 2018 Equity Incentive Plan, of which 384,167 shares have been granted to date. The sale of a significant number of shares of our common stock in the public market or the perception that such sales may occur could significantly reduce the market price of our common stock.

Rule 144

In general, under Rule 144 under the Securities Act, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through Nasdaq or such other market on which our shares of common stock are listed for trading during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

2018 Equity Incentive Plan Form S-8 Registration Statement

We intend to file with the SEC a registration statement on Form S-8 under the Securities Act covering the shares of common stock that we may issue upon exercise of awards which may be granted under our 2018 Equity Incentive Plan. Such registration statement is expected to be filed and become effective as soon as practicable after the effectiveness of this registration statement. Accordingly, shares registered under such registration statement will be available for sale in the open market following its effective date, subject to Rule 144 volume and manner of sale limitations, if applicable.

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LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Michelman & Robinson, LLP, California and New York.

EXPERTS

The consolidated financial statements of Shuttle Pharmaceuticals Holdings, Inc. appearing in this prospectus and related registration statement for the years ended December 31, 2021 and 2020 have been audited by BF Borgers CPA PC, an independent registered public accounting firm, as set forth in their report thereon and are included in reliance upon such report given on the authority of BF Borgers CPA PC as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E. Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our Certificate of Incorporation, as amended, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

Consolidated Financial Statements

F-1

Shuttle Pharmaceuticals Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets
Cash	$9,120,390	$504,749
Prepaid expenses	163,142	4,866
Accounts receivable	5,954	-
Total current assets	9,289,486	509,615

Property and equipment, net	14,080	18,564
Other assets	6,480	6,480
Operating lease right-of-use asset	71,970	116,982
Total Assets	$9,382,016	$651,641

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued expenses	$107,153	$828,313
Accrued interest payable	18,904	552
Accrued interest payable - related parties	85,233	46,947
Dividends Payable	-	331,059
Notes payable to related parties	685,473	685,473
Notes payable	-	91,021
Paycheck Protection Program note payable	-	73,007
Derivative liability	-	94,025
Operating lease liability current portion	73,707	66,934
Total Current Liabilities	970,470	2,217,331

Operating lease liability non-current	6,671	62,442
Total Liabilities	977,141	2,279,773

Stockholders’ Equity (Deficit)
Series A convertible preferred stock, $0.00001 par value; $1,000 per share liquidation value or aggregate of $1,212,500; 20,000,000 shares authorized; no shares outstanding at September 30, 2022 and 1,213 shares outstanding at December 31, 2021	-	-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 13,586,393 and 9,312,152 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	136	93
Additional paid in capital	16,548,719	4,150,867
Common stock to be issued	-	16,340
Accumulated deficit	(8,143,980)	(5,795,432)
Total Stockholders’ Equity (Deficit)	8,404,875	(1,628,132)
Total Liabilities and Stockholders’ Equity (Deficit)	$9,382,016	$651,641

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-2

Shuttle Pharmaceuticals Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Revenue	$-	$-	$-	$-

Operating expenses
Research and development, net of contract expense reimbursements	669,038	186,958	1,048,821	579,684
General and administrative	81,864	6,422	104,711	19,883
Legal and professional	70,566	48,736	659,958	154,886
Total operating expenses	821,468	242,116	1,813,490	754,453

Net loss from operations	(821,468)	(242,116)	(1,813,490)	(754,453)

Other income (expense)
Interest expense - related parties	(13,725)	(10,547)	(39,108)	(31,641)
Interest expense	(604,716)	(113)	(920,660)	(463)
Change in fair value of warrant liability	112,797	(26,685)	94,025	30,971
Gain on settlement of accounts payable	328,687	-	328,687	-
Gain on forgiveness of Paycheck Protection Program note payable	-	62,500	73,007	62,500
Total other income (expense)	(176,957)	25,155	(464,049)	61,367

Loss before income taxes	(998,425)	(216,961)	(2,277,539)	(693,086)
Provision for income taxes	-	-	-	-
Net loss	$(998,425)	$(216,961)	$(2,277,539)	$(693,086)

Dividend on Series A Preferred Stock	(19,473)	(25,768)	(71,009)	(77,304)
Net loss attributable to common stockholders	$(1,017,898)	$(242,729)	$(2,348,548)	$(770,390)

Weighted average common shares outstanding - basic and diluted	10,164,979	9,291,526	9,723,510	9,298,332
Net loss per shares - basic and diluted	$(0.10)	$(0.02)	$(0.23)	$(0.07)

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-3

Shuttle Pharmaceuticals Holdings, Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the Nine Months Ended September 30, 2022

(Unaudited)

	Series A Preferred Stock		Common Stock		Additional Paid in	Common Stock to be	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Issued	Deficit	(Deficit)

Balance - December 31, 2021	1,213	$-	9,312,152	$93	$4,150,867	$16,340	$(5,795,432)	$(1,628,132)

Warrants issued for financing costs	-	-	-	-	319,643	-	-	319,643
Common stock issued for conversion of accrued interest	-	-	839	-	16,340	(16,340)	-	-
Common stock issued for restricted stock units	-	-	5,104	-	166,533	-	-	166,533
Dividends on Series A preferred stock	-	-	-	-	-	-	(25,768)	(25,768)
Net loss	-	-	-	-	-	-	(681,839)	(681,839)
Balance - March 31, 2022	1,213	$-	9,318,095	$93	$4,653,383	$-	$(6,503,039)	$(1,849,563)

Common stock issued for restricted stock units	-	-	5,104	-	166,533	-	-	166,533
Dividends on Series A preferred stock	-	-	-	-	-	-	(25,768)	(25,768)
Net loss	-	-	-	-	-	-	(597,275)	(597,275)
Balance - June 30,2022	1,213	$-	9,323,199	$93	$4,819,916	$-	$(7,126,082)	$(2,306,073)

Common stock issued for cash	-	-	1,409,771	14	10,031,401	-	-	10,031,415
Warrants exercised for cash	-	-	1,409,771	14	14,084	-	-	14,098
Warrants issued for financing costs	-	-	-	-	92,598	-	-	92,598
Common stock issued for conversion of convertible debt	-	-	147,500	1	588,523	-	-	588,524
Common stock issued for exercise of warrants with settlement of notes payable	-	-	857,780	9	576,467	-	-	576,476
Common stock issued for restricted stock units	-	-	1,045	-	23,667	-	-	23,667
Dividends on Series A preferred stock	-	-	-	-	-	-	(19,473)	(19,473)
Common shares issued for dividends on and conversion of Series A preferred stock	(1,213)	-	437,327	5	402,064	-	-	402,068
Net loss	-	-	-	-	-	-	(998,425)	(998,425)
Balance - September 30, 2022	-	$-	13,586,393	$136	$16,548,719	$-	$(8,143,980)	$8,404,875

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-4

Shuttle Pharmaceuticals Holdings, Inc.

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the Nine Months Ended September 30, 2021

(Unaudited)

	Series A Preferred Stock		Common Stock		Additional Paid in	Common Stock to be	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Issued	Deficit	Deficit

Balance - December 31, 2020	1,213	$-	9,291,526	$93	$2,833,507	$16,340	$(4,540,236)	$(1,690,296)

Common stock issued for restricted stock units	-	-			122,517	-	-	122,517
Dividends on Series A preferred stock	-	-			-	-	(25,768)	(25,768)
Net loss	-	-		-	-	-	(129,324)	(129,324)
Balance - March 31, 2021	1,213	$-	9,291,526	$93	$2,956,024	$16,340	$(4,695,328)	$(1,722,871)

Common stock issued for restricted stock units	-	-	7,738	-	122,517	-	-	122,517
Dividends on Series A preferred stock	-	-	-	-	-	-	(25,768)	(25,768)
Net loss	-	-	-	-	-	-	(346,801)	(346,801)
Balance - June 30,2021	1,213	$-	9,299,264	$93	$3,078,541	$16,340	$(5,067,897)	$(1,972,923)

Common stock issued for restricted stock units	-	-	9,382	-	122,517	-	-	122,517
Dividends on Series A preferred stock	-	-	-	-	-	-	(25,768)	(25,768)
Net loss	-	-	-	-	-	-	(216,961)	(216,961)
Balance - September 30, 2021	1,213	$-	9,308,646	$93	$3,201,058	$16,340	$(5,310,626)	$(2,093,135)

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-5

Shuttle Pharmaceuticals Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,277,539)	$(693,086)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,484	4,050
Change in fair value of warrant liability	(94,025)	(30,971)
Amortization of right-of-use asset	45,012	40,408
Amortization of debt discount	885,505	-
Gain on settlement of accounts payable	(328,687)	-
Gain on forgiveness of Paycheck Protection Program note payable	(73,007)	(62,500)
Gain on interest relief on conversion of notes payable	12,625	-
Stock-based compensation	356,733	367,551
Changes in operating assets and liabilities:
Contracts receivable	(5,954)	211,455
Prepaid expenses	(158,276)	5,281
Accounts payable and accrued expenses	(392,473)	3,646
Accrued interest payable	5,727	270
Accrued interest payable - related parties	38,286	31,641
Operating lease liability	(48,998)	(42,930)
Net Cash used in Operating Activities	(2,030,587)	(165,185)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	-
Net Cash used in Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares and exercise of warrants	10,045,513	-
Repayment of note payable-related party	(50,000)	-
Proceeds from notes payable-related party	50,000	120,000
Proceeds from PPP note payable	-	73,007
Proceeds from notes payable	600,715	-
Net Cash provided by Financing Activities	10,646,228	193,007

Net change in cash	8,615,641	27,822
Cash, beginning of period	504,749	117,153
Cash, end of period	$9,120,390	$144,975

Cash paid for:
Interest	$17,489	$293
Income taxes	$-	$-

Supplemental non-cash financing activities:
Shares issued for conversion of accrued interest	$16,340	$-
Common stock issued for conversion of convertible debt	$588,524	$-
Common stock issued for exercise of warrants with settlement of notes payable	$576,476	$-
Common stock issued for dividend payable	$402,067	$-

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-6

Shuttle Pharmaceuticals Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2022 and 2021

Note 1 – Organization

Organization and Line of Business

The Company was formed as Shuttle Pharmaceuticals, LLC, in the State of Maryland on December 18, 2012. On August 12, 2016, the Company filed articles of conversion with the state of Maryland to convert from an LLC to a C corporation, at which time the Company changed its name to Shuttle Pharmaceuticals, Inc. (“Shuttle”). In connection with the conversion the Company issued 45,000,000 shares of common stock in exchange for 100% of the outstanding membership interests in Shuttle prior to conversion. On June 4, 2018, Shuttle completed a reverse merger with Shuttle Pharmaceuticals Holdings, Inc. (then known as Shuttle Pharma Acquisition Corp, Inc.), a Delaware corporation (the “Company”), pursuant to which Shuttle, our operating entity, became a wholly owned subsidiary of the Company.

The Company’s primary purpose is to develop and commercialize unique drugs for the sensitization of cancers and protection of normal tissues, with the goal of improving outcomes for cancer patients receiving radiation therapy. Shuttle has deployed its proprietary technology to develop novel cancer immunotherapies, producing a pipeline of selective HDAC inhibitors for cancer and immunotherapy applications. The Company’s HDAC platform is designed to target candidate molecules with potential roles in therapeutics beyond cancer, including autoimmune, inflammatory, metabolic, neurological and infectious diseases. The Company’s Ropidoxuridine product, which is used with radiation therapy to sensitize cancer cells, was funded by a Small Business Innovation Research (“SBIR”) contract provided by the National Cancer Institute (“NCI”), a unit of the National Institutes of Health (“NIH”). Ropidoxuridine has been further developed though the Company’s collaborations with scientists at the University of Virginia for use in combination with proton therapy to improve patient survival. Historically, the Company has been working on developing products through NIH grants, including a product to predict late effects of radiation with metabolite biomarkers and develop prostate cancer cell lines in health disparities research.

The production and marketing of the Company’s products and its ongoing research and development activities will be subject to extensive regulation by numerous governmental authorities in the United States. Prior to marketing in the United States, any combination product developed by the Company must undergo rigorous preclinical (animal) and clinical (human) testing and an extensive regulatory approval process implemented by the Food and Drug Administration (“FDA”) under the Food, Drug and Cosmetic Act. There can be no assurance that the Company will not encounter problems in clinical trials that will cause the Company or the FDA to delay or suspend clinical trials.

The Company’s success will depend in part on its ability to obtain patents and product license rights, maintain trade secrets, and operate without infringing on the proprietary rights of others, both in the United States and other countries. There can be no assurance that patents issued to or licensed by the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection or competitive advantages to the Company now or in the future.

Reverse Stock Split

Effective April 1, 2022, we effected a 2-for-1 reverse stock split of our issued and outstanding shares of common stock (the “Reverse Stock Split”). All references to shares of our common stock in this report refers to the number of shares of common stock after giving effect to the Reverse Stock Split (unless otherwise indicated).

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

These financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles of the United States (“GAAP”).

Basis of Consolidation

The financial statements have been prepared on a consolidated basis with those of the Company’s wholly-owned subsidiary, Shuttle Pharmaceuticals, Inc. All intercompany transactions and balances have been eliminated.

F-7

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Significant estimates in the accompanying financial statements include useful lives of property and equipment, valuation of derivatives, and the valuation allowance on deferred tax assets.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Furniture	5 years
Computers and equipment	5 years
Research Equipment	10 years

Research and Development Expenses

Research and development expenses are charged to expense as incurred. Research and development expenses include, but are not limited to, product development, clinical and regulatory expenses, payroll and other personnel expenses, materials, supplies, related subcontract expenses, and consulting costs. The expenses assigned to NIH SBIR sponsored research are related to: (1) “Topic 352: Cell-Based Models for Prostate Cancer Health Disparity Research – Moonshot Project” and (2) “Topic 345: Predictive Biomarkers of Prostate Cancer Patient Sensitivity for Radiation Late Effects.”

The research expenses are assigned to the research projects to demonstrate proof of principle in patients with prostate cancer that may support development and commercialization of biomarker products and to gather prostate cancer cell lines in African American men to serve as the product for use in health disparities research. Costs that are not covered by the SBIR contract for performing the Phase I contract to determine commercialization feasibility included partial salary support of personnel and a consultant to develop a commercialization plan. Costs that are not covered in the Phase II contract include business development and partial salary support.

Research expenses related to new drug discovery include partial support of personnel, space, supplies and legal costs.

During fiscal year 2022, the Company completed two SBIR contracts from the NIH to support research projects with potential for commercialization. The SBIR contract awards are fixed payments made by the NIH in response to quarterly Shuttle invoices and provide non-dilutive funds that do not include a repayment obligation. Details on the three contracts follow:

1. Contract #HHSN261201600027C/75N91018C00016 supported “Topic 345: Predictive Biomarkers of Prostate Cancer Patient Sensitivity for Radiation Late Effects.” This $299,502 Phase I award includes funded research from September 19, 2016 through September 18, 2017 and was advanced to Phase II of the awards with funding of $1,903,095 with a fixed price contract period of September 17, 2018 through September 16, 2020 and subsequent no cost extensions through September 15, 2021 and then March 15, 2022 (Reference 75N91019C00031). The Company received quarterly payments of $211,455 for a total of $845,820 in 2020; and 2 quarterly payments related to Topic 345 for a total of $422,910 in 2021. On April 6, 2022, the Company submitted the final invoice for “Topic 345: Predictive Biomarkers of Prostate Cancer Patient Sensitivity for Radiation Late Effects,” for $211,455, following the completion of the Final Quarterly Progress Report to NIH covering the performance period of September 16, 2019-March 15, 2022. The invoice was paid in full on April 27, 2022. In Phase II of the SBIR effort, the Company completed an analytical validation of the metabolic test kit, extended the option to license the metabolite signatures (intellectual property) from Georgetown University, manufacture 500 “kits,” test and developed plans for a multi-institutional clinical trial to be implemented in the Phase III effort. This contract included a subcontract to Georgetown University (“Georgetown”) for use of Mass Spectrometry core facilities to analyze clinical samples. The contract was extended to complete the milestones which were delayed due to the impact of COVID-19.

On December 6, 2019, the Company engaged Georgetown to perform the $795,248 subcontract of its Phase II contract #HHSN75N91019C00031. The Company agreed to reimburse Georgetown for its allowable costs not to exceed the ceiling amount of $795,248. Georgetown invoiced the Company for a total of $791,017 as of September 30, 2022, leaving a balance of $4,231. Depending on the resources it uses, Georgetown may or may not invoice for the total subcontract amount. In the event Georgetown does not invoice for the total allowable amount, the Company is not obligated to pay the ceiling amount. As of April 2022, cumulative payments of $791,017 were made to Georgetown, including an additional invoice for $282,643 which was received but not paid until the second quarter of 2022. All invoices have now been paid.

F-8

2. The Phase II contract #HHSN261201800016C supports the discovery work following a Phase I contract # HHSN261600038C “Topic 352 – SBIR Phase II Cell-based Models for Prostate Cancer Health Disparity Research” and was awarded to provide $1,484,350 to fund research from September 17, 2018 through September 16, 2020 and was extended without cost through November 16, 2021 due to delays caused by the impact of COVID-19. For the entire contract period, the Company invoiced and received a total of $1,411,883. The final draft report was filed with the NIH along with the final invoice for $10,000, which payment was made on December 3, 2021, and no additional payments are expected. The Phase II contract also includes a subcontract to Georgetown University for $742,002 to establish prostate cancer cell lines from African American patients undergoing prostate surgery for cancers.

On December 5, 2018, the Company engaged Georgetown University to perform the $742,002 subcontract of its Phase II contract #HHSN261201800016C. Depending on the resources it uses, Georgetown may or may not invoice for the total subcontract amount. In the event Georgetown does not invoice for the total allowable amount, the Company is not obligated to pay the ceiling amount. The Company has been invoiced by Georgetown and has paid Georgetown a total of $305,866 as of September 30, 2022.

The Company recognizes the amounts received from the contract at fair value when there is reasonable assurance that the contract amount will be received, and it is probable that all attaching conditions will be complied with. The Company recognizes the amounts received in accordance with the contract as a reduction of research and development expenses over the periods necessary to match the contract on a systematic basis to the costs that it is intended to compensate. The Company records reimbursements on the balance sheet as contract receivables upon meeting the criteria discussed above until cash is received. During the quarter ended September 30, 2022, the Company recorded a net deficit of $83,868 with the Company funding the NIH no-cost extension along with other R&D activities. The NIH made the final payment of $211,455 in April 2022 for Topic 345.

In September of 2022, TCG GreenChem, Inc. (“TCG GreenChem”) was contracted for process research, development and cGMP compliant manufacture of IPdR. The total project cost is $1,500,000 based on four milestone payments, the first payment of $450,000 was paid during the quarter ended September 30, 2022, pursuant to which TCG GreenChem commenced work on the project.

Regarding the accounting treatment for reimbursements, GAAP provides limited guidance on the accounting for government grants received by for-profit companies. We understand there is more than one acceptable alternative for the accounting treatment – a reduction of costs, a deferred credit to be amortized, revenue or other income. Due to the terms of the contracts we have entered into, the Company concluded that the reimbursements were more akin to a reduction of costs rather than any of the other alternatives that would match the contract reimbursements on a systematic basis to the costs that the contract is intended to compensate.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a Binomial Simulation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. As of September 30, 2022, the Company had no derivative instruments. As of December 31, 2021 the Company’s only derivative financial instrument was an embedded warrant feature associated with its Series A Convertible Preferred Stock due to certain provisions that allow for a change in the warrant value based on fluctuations of the Company’s fair value of common stock at the date of issuance of the warrant based on certain contingent call features.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash, accounts receivable, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology use one or more unobservable inputs which are significant to the fair value measurement.

F-9

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as a financial instrument, and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

An established trading market for the Company’s common stock does not exist. The fair value of the shares was determined based on the then most recent price per share at which we sold preferred stock to unrelated parties in a private placement during the six months then ended.

During the year ended December 31, 2020, the Company utilized $25.22 (post-share exchange) per share as the fair value of its common stock for accounting purposes based on preferred share transactions with investors from August 2018 through December 2019, with no transactions occurring in 2020 and $5.00 in 2021, $4.00 through March 31, 2022 and $6.00 through June 30, 2022.

At September 30, 2022, the Company identified no liabilities required to be presented on the balance sheet at fair value.

At December 31, 2021, the Company identified the following liabilities that are required to be presented on the balance sheet at fair value:

December 31, 2021	Level 1	Level 2	Level 3	Total
Liabilities
Warrant Liabilities	$-	$-	$94,025	$94,025

Revenue Recognition

Revenue from providing research and development is recognized under Topic 606 in a manner that reasonably reflects the delivery of its services to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;

●	identification of performance obligations in the respective contract;

●	determination of the transaction price for each performance obligation in the respective contract;

●	allocation the transaction price to each performance obligation; and

●	recognition of revenue only when the Company satisfies each performance obligation.

To satisfy these five elements, the Company records revenue for research and development services on a quarterly basis as services are provided. Revenue received from NIH contracts is received in accordance with Federal grants and contracts policies. Research and development expenses are posted against revenue and recorded on the statement of operations as “Research and development, net of contract expense reimbursements.”

Basic and Diluted Earnings Per Share

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential shares of common stock outstanding during the period using the treasury stock method and as if converted method. Dilutive potential shares of common stock include outstanding warrants and Series A preferred stock.

F-10

For the nine months ended September 30, 2022 and year ended December 31, 2021, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	September 30,	December 31,
	2022	2021
Series A preferred stock	-	97,062
Warrants	20,000	48,532
	20,000	145,594

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity.” The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted this standard on January 1, 2021.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Note 3 – Property and Equipment, Net

Property and equipment consisted of the following:

	September 30,	December 31,
	2022	2021
Office Furniture and equipment	$8,861	$8,861
Laboratory equipment	118,605	118,605
	127,466	127,466
Less accumulated depreciation	(113,386)	(108,902)
Property and equipment, net	$14,080	$18,564

Depreciation expense for the nine months ended September 30, 2022 and 2021, were $4,484 and $4,050, respectively.

Note 4 – Operating Lease Right-of-use Asset and Operating Lease Liability

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 10%, as the interest rate implicit in most of our leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term. During the nine months ended September 30 2022, and 2021, the Company recorded $52,631 and $52,445, respectively, as operating lease expense.

The Company currently has a lease agreement which allows for the use of a laboratory facility for a monthly payment of $6,291, which monthly lease payment increases by 3% every year. The laboratory lease commenced October 1, 2018, with the first payment due January 1, 2019, and expires on October 31, 2023. A security deposit of $6,480 is being held for the duration of the lease term.

In adopting ASC Topic 842, Leases (Topic 842), the Company has elected the ‘package of practical expedients,’ which permits the Company to avoid reassessing its prior conclusions about lease identification, lease classification and initial direct costs under the new standard. The Company did not elect the use-of-hindsight or the practical expedient pertaining to land easements, as the latter is not applicable to the Company. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 month or less. On January 1, 2019, upon adoption of ASC Topic 842, the Company recorded a right-of-use asset.

The Right-of-use assets are summarized below:

	September 30,	December 31,
	2022	2021
Office Lease	$265,207	$265,207
Less accumulated amortization	(193,237)	(148,225)
Right-of-use, net	$71,970	$116,982

F-11

Amortization on the right-of-use asset is included in rent expense on the statements of operations.

Operating lease liabilities are summarized below:

	September 30,	December 31,
	2022	2021
Office Lease	$80,378	$129,376
Less: current portion	(73,707)	(66,934)
Long term portion	$6,671	$62,442

The Maturities of lease liabilities are summarized below:

As of
September 30,
2022
2022	$19,440
2023	64,800
Total future minimum lease payments	84,240
Less imputed interest	(3,862)
PV of Payments	$80,378

Note 5 – Notes Payable-Related Party

On December 1, 2020, the Company consolidated all of the outstanding loans owed to an officer of the Company and to his spouse, resulting in the following two loans: (i) a single loan from the spouse of an officer of the Company, dated December 1, 2020, with a principal balance of $426,243, bearing interest at the rate of 7.5% per annum, with a maturity date of December 31, 2021; and (ii) a single loan owed to an officer of the company in the principal amount of $139,229, bearing interest at the rate of 7.5% per annum, with a maturity date of December 31, 2021. In December of 2021 the maturity dates of these loans were extended to June 30, 2022. In July of 2022 the notes were extended to June 30, 2023 (Note 8). As of September 30, 2022, the accrued interest was $55,592 and $18,150, respectively, and the total balances with accrued interest of $481,835 and $157,379, respectively.

On June 21, 2021, the Company entered into a loan from the spouse of an officer of the Company in the amount of $120,000 (principal) with an interest rate of 7.5% per annum due June 21, 2022, due at maturity. In July of 2022 the notes were extended to June 30, 2023 (Note 8). As of September 30, 2022, the accrued interest was $11,491 and the total balance with accrued interest was $131,491.

On August 1, 2022, in conjunction with a private placement of 10% notes and warrants (as detailed in Note 6 below), in exchange for a $50,000 payment upon subscription, the Company issued a note to the spouse of an officer of the Company in the amount of $50,000 (principal) with an interest rate of 10% per annum due August 31, 2022, with interest due at maturity, and warrants to purchase 20,000 shares of common stock, at an exercise price of $2.50 per share. The value of the warrants was determined using a computed volatility of 101%, 0% dividend rate, and a risk free interest rate of 4.25%, and was applied as a discount on the notes payable. The loan was fully repaid including $822 of accrued interest in September of 2022.

Note 6 - Notes Payable

On March 9, 2021, the Company obtained a $73,007 term note issued under the Coronavirus Aid, Relief, and Economic Security Act’s Paycheck Protection Program (the “PPP”). The note bears an interest rate of 1% per annum, has a six-month deferral period with payments beginning the seventh month and all outstanding principal and interest is due within two years from the note’s inception date. All or a portion of the note may be forgiven in accordance with PPP requirements. No more than 25% of the amount forgiven can be attributable to non-payroll costs. As of December 31, 2021, a “Loan Forgiveness Application” was submitted to PNC Bank along with the requested documentation and during the quarter ended March 31, 2022 the note liability was reduced in its entirety.

On May 15, 2020, the Company obtained a $62,500 term note issued under the Coronavirus Aid, Relief, and Economic Security Act’s Paycheck Protection Program (the “PPP”). The note bears an interest rate of 1% per annum, has a six-month deferral period with payments beginning the seventh month and all outstanding principal and interest is due within two years from the note’s inception date. All or a portion of the note may be forgiven in accordance with PPP requirements. No more than 25% of the amount forgiven can be attributable to non-payroll costs. A “Loan Forgiveness Application” was submitted to PNC Bank along with the requested documentation and the note liability was reduced in its entirety during the year ended December 31, 2021.

F-12

	September 30,	December 31,
	2022	2021
PPP Note payable
PPP Note May 15, 2020	$-	$62,500
PPP Note March 9, 2021	73,007	73,007
Loan Forgiveness	(73,007)	(62,500)
	$-	$73,007

On December 28, 2021, the Company issued $500,000 note units, consisting of two $250,000 notes, for a total of $500,000 10% unsecured promissory notes with a maturity date of December 28, 2022, and warrants to purchase 500,000 shares of common stock exercisable at $1.00 per share with an expiry date of December 28, 2026, and fees of $5,075. The value of the warrants was determined using a computed volatility of 85.5%, 0% dividend rate, and a risk free interest rate of 1.27% and was applied as a discount on the notes payable. In September 2022, the warrants were exercised fully reducing the principal and the Company paid $16,667 of interest in cash. As of September 30, 2022, $18,904 of accrued interest is payable on the second note.

On February 8, 2022 and March 11, 2022, the Company sold $365,000 and $224,985, respectively, in 6% convertible notes (the “Notes”), which notes bore 6% interest, were repayable three years from the date of issuance, and, upon completion of the Company’s initial public offering, converted automatically into units, with each unit consisting of one share of common stock and a warrant to purchase one share of commons stock (the “Conversion Units”) at a conversion price equal to 50% of the per unit offering price upon closing of our initial public offering. Boustead Securities LLC acted as placement agent for the convertible note offering and received compensation of $36,500 and $22,250, respectively, and warrants to purchase shares of common stock equal to 10% of the Conversion Units, exercisable at the conversion price of the Convertible Notes. The value of the warrants was determined using computed volatility of 83.4%, 0% dividend rate, and a risk free interest rate of 1.27%, and computed volatility of 85.5% %, 0% dividend rate, and a risk free interest rate of 1.96%, and was applied as a discount on the notes payable. In September 2022, the notes were fully converted, relieving the Company of $12,625 of accrued interest recorded as a gain on settlement of debt.

On August 1, 2022, the Company issued $125,000 in 10% convertible notes payable and warrants to purchase 50,000 shares of common stock to three accredited investors (which amount includes the $50,000 note and warrant purchased by a related party as detailed in Note 5 above). The warrants issued in this transaction were exercisable at price of $2.50 per share. The value of the warrants was determined using a computed volatility of 101%, 0% dividend rate, and a risk free interest rate of 4.25% and was applied as a discount on the notes payable. In September 2022, 30,000 warrants were exercised in exchange for cancellation of $75,000 in notes, thus reducing $75,000 of the principal. The remaining $50,000 note owed to the related party was then paid off in full.

	September 30,	December 31,
	2022	2021
Promissory note issued on December 28, 2021	-	500,000
Promissory note issued on February 8, 2022	-	-
Promissory note issued on March 11, 2022	-	-
Promissory note issued on August 1, 2022	$-	-
	-	500,000
Less debt discount	-	(408,979)
Total outstanding notes payable	$-	$91,021

During the nine months ending September 30, 2022, the Company fully amortized the debt discount and included $408,979 in interest expense.

Note 7 – Stockholders’ Equity

Pursuant to the Company’s amended and restated articles of incorporation, the Company is authorized to issue 100,000,000 shares of common stock, with a par value of $0.00001 per share, and 20,000,000 shares of preferred stock, with a par value of $0.00001 per share.

F-13

Series A Preferred Shares

The Series A Preferred Stock, in accordance with its terms, is automatically convertible into a number of shares of the Company’s common stock upon the closing of the sale of shares of common stock to the public in a qualified offering (as set forth in the Series A certificate of designation) or upon listing of the Company’s common stock on a national securities exchange.

During September 2022, the Company converted 1,213 shares of Series A Preferred Stock into 336,810 shares of common stock and warrants to purchase 336,810 shares of common stock, which conversion shares and warrants were calculated using a conversion price of 90% of the IPO price of $4.00 per share, resulting in a discounted conversion price of $3.60 per share. The warrants issued to the Series A Preferred Stockholders are exercisable at $4.00 per share for a period of three years.

For the nine months ended September 30, 2022, the Company accrued $71,009 for the 8.5% cumulative dividends on the Series A Preferred stock and $103,062 for the year ended December 31, 2021, for a total of $402,068 and $331,059 respectively.

During September 2022, the Company paid the dividend payable balance of $402,068 to the Series A Stockholders through the issuance of 100,517 shares of common stock.

As of September 30, 2022, the Company had no shares of Series A Preferred Stock outstanding, and 1,213 shares as of December 31, 2021.

Common Stock

As of September 30, 2022 and December 31, 2021, the Company had 13,586,393 and 9,312,152 shares of common stock issued and outstanding, respectively. The balance includes 20,626 and 21,530 shares of restricted stock issued in 2021 and 2020 respectively and 839 shares of common stock issued to settle shares of common stock owed to Shuttle’s original membership holders.

During the nine months ended September 30, 2022, the Company issued:

Issuance	Shares	Value $
Public offering(1)	1,409,771	10,031,415
Notes payable	147,500	588,524
Warrant exercises(2)	2,267,551	590,574
Common stock payable	839	16,340
Preferred Share and Dividends Payable(3)	437,327	402,068

(1)	Value is net of $1,407,262 of fees associated with the issuances.
(2)	Includes 197,273 broker warrants exercised on a cashless basis for 180,280 shares of common stock and warrants to purchase 1,409,771 shares of common stock exercised as part of the Company’s initial public offering.
(3)	Includes 336,810 shares of common stock issued upon conversion of 1,213 Preferred Shares and 100,517 common shares to settle dividends payable balance.

Common Stock to be Issued

On June 4, 2018, $120,250 outstanding convertible notes were converted to 6,182 shares of common stock of the Company at a price of $19.44 per share. The Company recorded $16,340 of common stock to be issued for the accrued interest. As of September 30, 2022, 839 shares of common stock were issued to settle the $16,340 of common stock to be issued to Shuttle’s original membership interest holders.

Warrants

The Series A Preferred Stock sold in the Company’s 2018 and 2019 private placement offerings included warrants to be issued upon the earlier of a closing of the sale of shares of common stock to the public at a prices per share of at least $13.88 or in a firm commitment underwritten public offering pursuant to an effective registration statement resulting in gross proceeds of at least $15,000,000. The warrants shall be exercisable for a period of three years after the date of issuance. The warrant exercise price is contingent on the terms of the public offering. If an initial public offering occurs at a price at or above $13.88 per share, then the exercise price shall be set to the issuance price of the common stock with the number of warrants determined based on a 10% discount to the per share common stock issuance price. In the scenario where the common stock is listed with the common stock issuance price below $13.88, the exercise price will be set to $20.82 with the number of warrants based on a fixed conversion price of $12.49, which represents a 10.0% discount to the $13.88 threshold. The warrants also have contingent call features based on the terms of the public offering. If an initial public offering occurs at a price at or above $13.88, then the warrants are callable if the 20-day VWAP of the common stock in at or above 150% of the variable exercise price. In the scenario where the common stock is listed with a common stock issuance price below $13.88, then the warrants are callable if the 20-day VWAP of the common stock is at or above the $20.82 exercise price. The detachable warrants contained terms and features that gave rise to derivative liability classification.

F-14

Effective April 6, 2022, the Company amended its certificate of designation for the Series A Preferred Stock (the “Amended Series A Preferred Certificate of Designation”) in order to modify the conditions pursuant to which the Series A Preferred Stock would automatically convert. Under the Amended Series A Certificate of Designation, the automatic conversion feature was amended so as to allow for conversion upon completion of a $10,000,000 public offering or the listing of the Company’s common stock on a qualified exchange, in which case the Series A Preferred Stock would convert at either 90% of the per share IPO price or $5.00 per share. As a result, upon completion of our initial public offering, the Series A Preferred Stock was converted and warrants were issued in relation to the conversion, with each warrant then exercisable at the equivalent of the per share initial public offering price.

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. The Company has selected the Binomial Option Pricing valuation technique to fair value the compound embedded derivative. Inherent in a binomial options pricing model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate, and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility of comparable companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants.

The derivative warrant liability linked to the Series A Preferred Stock as of September 30, 2022 and December 31, 2021 was $0 and $94,025, respectively. For the period ended September 30, 2022 and 2021, the change in fair value of warrant liability was a gain of $94,025 and a gain of $30,971, respectively.

The estimated fair values of the liability measured on a recurring basis are as follows:

December 31,
2021
Expected average volatility	85.5%
Dividend yield	8.5%
Expected life	2.33 Years
Risk-free interest rate	0.73%

A continuity schedule of the Series A Preferred Stock warrants is set forth below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Life (years)
Outstanding, December 31, 2020	48,532	$24.98	3.33
Granted	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Outstanding and Exercisable, December 31, 2021	48,532	$24.98	2.33
Granted	-	-	-
Forfeited	-	-	-
Exercised	(48,532)	24.98	-
Outstanding and Exercisable, September 30, 2022	-	$-	-

A continuity schedule of the common stock warrants is set forth below:

	Number of Warrants	Weighted Average Exercise Price
Outstanding, December 31, 2021	-	$-
Granted	2,304,544	2.89
Forfeited	-	-
Exercised(1)	(2,284,544)	2.89
Outstanding and Exercisable, September 30, 2022	20,000	$2.50

(1)	Includes 197,273 warrants exercised on a cashless basis for 180,280 common stock.

Equity Incentive Plan

Our 2018 Equity Incentive Plan provides for equity incentives to be granted to our employees, executive officers or directors and to key advisers and consultants. Equity incentives may be in the form of stock options with an exercise price of not less than the fair market value of the underlying shares as determined pursuant to the 2018 Equity Incentive Plan, restricted stock awards, other stock-based awards, or any combination of the foregoing. The 2018 Equity Incentive Plan is administered by the Company’s compensation committee. We have reserved 3,000,000 shares of our common stock for issuance under the 2018 Equity Incentive Plan. As of September 30, 2022, 384,167 shares have been granted under the 2018 Equity Incentive Plan.

F-15

Restricted Stock Units. We may grant restricted stock units under our 2018 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of our 2018 Plan, the administrator determines the terms and conditions of restricted stock units, including the vesting criteria and the form and timing of payment. The administrator, in its sole discretion, may pay earned restricted stock units in the form of cash, in shares or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

On August 16, 2019, five individuals were appointed to the Board of Directors of the Company to serve as directors. Each individual entered into an agreement outlining the terms of their service as a director and pursuant to which they would each receive a grant of $75,000 worth of Restricted Stock Units (“RSUs”) issuable under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”). The RSUs vested annually in one third increments from the date of appointment. Under the terms of the director agreements, the Company has also agreed to pay each director $25,000 per annum, payable in equal quarterly installments commencing 90 days following the Company becoming a publicly reporting company under the Securities Exchange Act of 1934, as amended.

During the nine months ended September 30, 2022 and 2021, pursuant to the agreements with directors and officers, compensation expense for the RSUs of $356,733 and $367,551 was included in compensation, respectively.

As of September 30, 2022, there was $8,334 of total unrecognized compensation cost related to non-vested share-based compensation arrangements which is expected to be recognized within the current year.

A continuity schedule of the Restricted Stock Units (RSUs) is set forth as follows:

	Number of RSU	Weighted Average Exercise Price	Weighted Average Life (years)
Outstanding, December 31, 2020	61,884	$23.76	4.33
Granted	-		-
Forfeited	(2,702)	27.76	-
Exercised	-	-	-
Outstanding, December 31, 2021	59,182	$23.57	3.33
Granted	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Outstanding, September 30, 2022	59,182	$23.57	2.58
Exercisable, September 30, 2022	58,813	$23.74	2.58

Note 8 – Subsequent Events

Management evaluated all additional events subsequent to the balance sheet date through November 14, 2022, the date the financial statements were available to be issued, and determined that no items were required to be disclosed.

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Shuttle Pharmaceuticals Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Restatement of December 31, 2021 Financial Statements

As discussed in Note 9 to the financial statements, the financial statements have been restated to correct certain misstatements.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Served as Auditor since 2021

Lakewood, CO

June 3, 2022, except for the effects of the restatement disclosed in Note 9, as to which the date is June 23, 2022

F-17

Shuttle Pharmaceuticals Holdings, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2021	2020
	(As Restated)
ASSETS
Current Assets:
Cash	$504,749	$117,153
Prepaid expenses	4,866	12,579
Contracts receivable	-	211,455
Total current assets	509,615	341,187

Property and equipment, net	18,564	24,782
Other assets	6,480	6,480
Operating lease right-of-use asset	116,982	171,598
Total assets	$651,641	$544,047

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$828,313	$516,966
Accrued interest payable	552	392
Accrued interest payable - related parties	46,947	-
Dividends Payable	331,059	227,997
Notes payable - related parties	685,473	565,473
Notes payable	91,021	-
Paycheck Protection Program note payable, current portion	73,007	62,500
Derivative liability	94,025	673,171
Operating lease liability current portion	66,934	58,468
Total current liabilities	2,217,331	2,104,967

Operating lease liability non-current	62,442	129,376
Total liabilities	2,279,773	2,234,343

Stockholders’ Deficit:
Series A convertible preferred stock, $0.00001 par value; $1,000 per share liquidation value or aggregate of $1,212,500; 20,000,000 shares authorized; 1,213 shares issued and outstanding at December 31, 2021	-	-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 9,312,152 and 9,291,526 shares issued and outstanding at December 31, 2021 and 2020, respectively	93	93
Additional paid in capital	4,150,867	2,833,507
Common stock to be issued	16,340	16,340
Accumulated deficit	(5,795,432)	(4,540,236)
Total stockholders’ deficit	(1,628,132)	(1,690,296)
Total liabilities and stockholders’ deficit	$651,641	$544,047

The accompanying footnotes are an integral part of these consolidated financial statements.

F-18

Shuttle Pharmaceuticals Holdings, Inc.

Consolidated Statements of Operations

	Year Ended
	December 31,
	2021	2020
	(As Restated)
Revenue	$-	$-

Operating expenses:
Research and development, net of contract expense reimbursements	1,021,808	161,772
General and administrative	36,500	85,927
Legal and professional	684,684	261,823
Total operating expenses	1,742,992	509,522

Loss from operations	(1,742,992)	(509,522)

Other income (expense):
Loss on write off of deposit	-	-
Interest expense - related parties	(46,947)	(36,771)
Interest expense	(3,841)	(2,859)
Change in fair value of warrant liability	579,146	(256,580)
Gain on forgiveness of Paycheck Protection Program note payable	62,500	-
Total other income (expense)	590,858	(296,210)

Loss before income taxes	(1,152,134)	$(805,732)
Income tax provision	-	-
Net loss	$(1,152,134)	$(805,732)

Dividend on Series A preferred stock	(103,062)	(103,062)
Net loss attributable to common stockholders	$(1,255,196)	$(908,794)

Weighted average common shares outstanding - basic and diluted	9,301,750	9,291,526
Net loss per shares - basic and diluted	$(0.12)	$(0.09)

The accompanying footnotes are an integral part of these consolidated financial statements.

F-19

Shuttle Pharmaceuticals Holdings, Inc.

Consolidated Statements of Changes in Stockholders’ Deficit

	Series A Convertible				Additional	Common		Total
	Preferred Stock		Common Stock		Paid-in	Stock to	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	be Issued	Deficit	Deficit
Balance, December 31, 2019	1,213	$-	9,269,996	$93	$2,373,918	$16,340	$(3,631,442)	$(1,241,091)

Common stock issued for restricted stock units	-	-	21,530	-	459,589	-	-	459,589
Dividends on Series A preferred stock	-	-	-	-	-	-	(103,062)	(103,062)
Net loss	-	-	-	-	-	-	(805,732)	(805,732)
Balance, December 31, 2020	1,213	$-	9,291,526	$93	$2,833,507	$16,340	$(4,540,236)	$(1,690,296)

Stock based compensation (As Restated)	-	-	-	-	420,000	-	-	420,000
Warrants issued for financing costs	-	-	-	-	407,293	-	-	407,293
Common stock issued for restricted stock units	-	-	20,626	-	490,067	-	-	490,067
Dividends on Series A preferred stock	-	-	-	-	-	-	(103,062)	(103,062)
Net loss	-	-	-	-	-	-	(1,152,134)	(1,152,134)
Balance, December 31, 2021 (As Restated)	1,213	$-	9,312,152	$93	$4,150,867	$16,340	$(5,795,432)	$(1,628,132)

The accompanying footnotes are an integral part of these consolidated financial statements.

F-20

Shuttle Pharmaceuticals Holdings, Inc.

Consolidated Statements of Cash Flows

	Year Ended
	December 31,
	2021	2020
	(As Restated)
Cash Flows From Operating Activities:
Net loss	$(1,152,134)	$(805,732)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,218	5,782
Change in fair value of warrant liability	(579,146)	256,580
Amortization of right-of-use asset	54,616	49,169
Amortization of debt discount	3,389	-
Gain on forgiveness of Paycheck Protection Program note payable	(62,500)	-
Stock-based compensation	910,067	459,589
Changes in operating assets and liabilities:
Contracts receivable	211,455	164,927
Prepaid expenses	7,713	(586)
Accounts payable and accrued expenses	311,347	(51,127)
Accrued interest payable	160	392
Accrued interest payable - related parties	46,947	(54,959)
Operating lease liability	(58,468)	(50,866)
Net cash used in operating activities	(300,336)	(26,831)

Cash Flows From Investing Activities:
Purchase of property and equipment	-	(10,818)
Net cash used in investing activities	-	(10,818)

Cash Flows From Financing Activities:
Proceeds from notes payable-related parties	120,000	7,573
Proceeds from PPP note payable	73,007	62,500
Proceeds from notes payable	494,925	-
Net cash provided by financing activities	687,932	70,073

Net change in cash	387,596	32,424
Cash, beginning of period	117,153	84,729
Cash, end of period	$504,749	$117,153

Cash paid for:
Interest	$293	$1,886
Income taxes	$-	$-

The accompanying footnotes are an integral part of these consolidated financial statements.

F-21

Shuttle Pharmaceuticals Holdings, Inc.

Notes to Consolidated Financial Statements

Year Ended December 31, 2020 and 2021

Note 1 – Organization and Going Concern

Organization and Line of Business

The Company was formed as Shuttle Pharmaceuticals, LLC, in the State of Maryland on December 18, 2012. On August 12, 2016, the Company filed articles of conversion with the state of Maryland to convert from an LLC to a corporation and the Company changed its name to Shuttle Pharmaceuticals, Inc. (“Shuttle”). In connection with the conversion the Company issued 45,000,000 shares of common stock in exchange for 100% of the outstanding membership interests prior to conversion. On June 4, 2018, Shuttle completed a reverse merger with Shuttle Pharmaceuticals Holdings, Inc. (then known as Shuttle Pharma Acquisition Corp.), a Delaware corporation (the “Company”), pursuant to which Shuttle, our operating entity, became a wholly owned subsidiary of the Company.

The Company’s primary purpose is to develop and commercialize unique drugs for the sensitization of cancers and protection of normal tissues, with the goal of improving outcomes for cancer patients receiving radiation therapy. Shuttle has deployed its proprietary technology to develop novel cancer immunotherapies which has produced a pipeline of selective HDAC inhibitors for cancer and immunotherapy applications. The Company’s HDAC platform is designed to target candidate molecules with potential roles in therapeutics beyond cancer, including autoimmune, inflammatory, metabolic, neurological and infectious diseases. The Company’s Ropidoxuridine product, which is used with radiation therapy to sensitize cancer cells, was funded by a Small Business Innovation Research (SBIR) contract provided by the National Cancer Institute (NCI), a unit of the National Institutes of Health (NIH). Ropidoxuridine has been further developed though the Company’s collaborations with the University of Virginia for use in combination with proton therapy to improve patient survival. The Company is working on developing products through NIH grants, including a product to predict late effects of radiation with metabolite biomarkers and develop prostate cancer cell lines in health disparities research.

The production and marketing of the Company’s products and its ongoing research and development activities will be subject to extensive regulation by numerous governmental authorities in the United States. Prior to marketing in the United States, any combination product developed by the Company must undergo rigorous preclinical (animal) and clinical (human) testing and an extensive regulatory approval process implemented by the Food and Drug Administration (“FDA”) under the Food, Drug and Cosmetic Act. There can be no assurance that the Company will not encounter problems in clinical trials that will cause the Company or the FDA to delay or suspend clinical trials.

The Company’s success will depend in part on its ability to obtain patents and product license rights, maintain trade secrets, and operate without infringing on the proprietary rights of others, both in the United States and other countries. There can be no assurance that patents issued to or licensed by the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection or competitive advantages to the Company now or in the future.

Reverse Stock Split

Effective April 1, 2022, we effected a 2-for-1 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”). All references to shares of our common stock in this registration statement on Form S-1 refers to the number of shares of common stock after giving effect to the Reverse Stock Split (unless otherwise indicated).

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company’s only revenue source since inception has been government awarded contracts totaling $5,531,722, and the Company has incurred losses since inception, having accumulated a deficit of $5,795,432 as of December 31, 2021. The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

F-22

The Company will need to raise capital to fund its operations. To address its financing requirements, the Company intends to seek financing through debt or equity financings with an aim to continue progress toward commercial viability of its products. The Company continues to submit Federal grant and contract applications which have historically been the primary source of revenue. The financial statements do not include any adjustments that might result from the outcome of the uncertainty of raising additional capital.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles of the United States (“GAAP”).

Basis of Consolidation

The financial statements have been prepared on a consolidated basis with those of the Company’s wholly-owned subsidiary, Shuttle Pharmaceuticals, Inc. All intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Significant estimates in the accompanying financial statements include useful lives of property and equipment, valuation of derivatives, and the valuation allowance on deferred tax assets.

Accounts Receivable

The Company’s accounts receivable consists of amounts due from the National Institutes of Health (“NIH”), a government agency under the Department of Health and Human Services. The Company submits quarterly reports of progress for tasks performed on research and development contracts it is awarded. The contracts are typically reimbursed on a fixed fee cost reimbursement basis and payments from the contracts are generally collected within 30 days of the Company’s submission for reimbursement. The Company currently does not provide an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal receivable terms vary from 7-30 days after the issuance of the invoice and typically would be considered past due when the term expires. The Company’s allowance for doubtful accounts was $0 at December 31, 2020 and 2021.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Furniture	5 years
Computers and equipment	5 years
Research Equipment	10 years

F-23

Research and Development Expenses

Research and development expenses are charged to expense as incurred. Research and development expenses include, but are not limited to, product development, clinical and regulatory expenses, payroll and other personnel expenses, materials, supplies, related subcontract expenses, and consulting costs. The expenses assigned to NIH SBIR sponsored research are related to: (1) “Topic 352: Cell-Based Models for Prostate Cancer Health Disparity Research – Moonshot Project” and (2) “Topic 345: Predictive Biomarkers of Prostate Cancer Patient Sensitivity for Radiation Late Effects.”

The research expenses are assigned to the research projects to demonstrate proof of principle in patients with prostate cancer that may support development and commercialization of biomarker products and to gather prostate cancer cell lines in African American men to serve as the product for use in health disparities research. Costs that are not covered by the SBIR contract for performing the Phase I contract to determine commercialization feasibility included partial salary support of personnel and a consultant to develop a commercialization plan. Costs that are not covered in the Phase II contract include business development and partial salary support.

Research expenses related to new drug discovery include partial support of personnel, space, supplies, and legal costs.

During fiscal year 2021, the Company has made progress on completing two SBIR contracts from the NIH to support research projects with potential for commercialization. The SBIR contract awards are fixed payments made by the NIH in response to quarterly Shuttle invoices and provide non-dilutive funds that do not include a repayment obligation. Details on the three contracts follow:

1. Contract #HHSN261201600027C/75N91018C00016 supported “Topic 345: Predictive Biomarkers of Prostate Cancer Patient Sensitivity for Radiation Late Effects.” This $299,502 Phase I award includes funded research from 9/19/2016 through 9/18/2017 and was advanced to Phase II of the awards with funding of $1,903,095 with a fixed price contract period of 9/17/2018 through 9/16/2020 and subsequent no cost extensions through 9/15/2021 and then 3/15/2022 (Reference 75N91019C00031). The Company received quarterly payments of $211,455 for a total of $845,820 in 2020; and 2 quarterly payments related to Topic 345 for a total of $422,910 in 2021. In Phase II of the SBIR effort, the Company will license the metabolite signatures (intellectual property) from Georgetown University, manufacture 500 “kits,” test and validate the metabolic kit performance and develop a multi-institutional clinical trial to be implemented in the Phase III effort. This contract includes a subcontract to Georgetown University for use of Mass Spectrometry core facilities to analyze clinical samples. The contract was extended to complete the milestones which were delayed due to the impact of COVID-19.

On December 6, 2019, the Company engaged Georgetown University to perform the $795,248 subcontract of its Phase II contract #HHSN75N91019C00031. The Company will reimburse Georgetown for its allowable costs not to exceed the ceiling amount of $795,248. Depending on the resources it uses, Georgetown may or may not invoice for the total subcontract amount. In the event Georgetown does not invoice for the total allowable amount, the Company is not obligated to pay the ceiling amount. As of December 31, 2021, payments of $354,829 were made to Georgetown, and additional invoices for $436,188 were received but not yet paid.

2. The Phase II contract #HHSN261201800016C supports the discovery work following a Phase I contract # HHSN261600038C “Topic 352 – SBIR Phase II Cell-based Models for Prostate Cancer Health Disparity Research” and was awarded to provide $1,484,350 to fund research from 9/17/2018 through 9/16/2020 and was extended without cost through 11/16/2021 due to delays caused by the impact of COVID-19. For 2020, the Company received 2.5 quarterly payments for a total of $412,321 and $82,467 in 2021. The Phase II contract also includes a subcontract to Georgetown University for $742,002 to establish prostate cancer cell lines from African American patients undergoing prostate surgery for cancers.

On December 5, 2018, the Company engaged Georgetown University to perform the $742,002 subcontract of its Phase II contract #HHSN261201800016C. Depending on the resources it uses, Georgetown may or may not invoice for the total subcontract amount. In the event Georgetown does not invoice for the total allowable amount, the Company is not obligated to pay the ceiling amount. The Company has been invoiced by Georgetown and has paid Georgetown a total of $292,252 as of December 31, 2021.

F-24

The Company recognizes the amounts received from the contract at fair value when there is reasonable assurance that the contract amount will be received, and it is probable that all attaching conditions will be complied with. The Company recognizes the amounts received in accordance with the contract as a reduction of research and development expenses over the periods necessary to match the contract on a systematic basis to the costs that it is intended to compensate. The Company records reimbursements on the balance sheet as contract receivables upon meeting the criteria discussed above until cash is received. During the 12 months ended December 31, 2021, the Company recorded a net deficit of $1,021,808 from these two SBIR contracts which is the result of recording $1,527,185 in SBIR contract related expenses on revenues of $505,377.

Regarding the accounting treatment for reimbursements, GAAP provides limited guidance on the accounting for government grants received by for-profit companies. We understand there is more than one acceptable alternative for the accounting treatment – a reduction of costs, a deferred credit to be amortized, revenue, or other income. Due to the terms of the contracts, we have entered into the Company concluded that the reimbursements were more akin to a reduction of costs rather than any of the other alternatives that would match the contract reimbursements on a systematic basis to the costs that the contract is intended to compensate.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a Binomial Simulation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. As of December 31, 2021, the Company’s only derivative financial instrument was an embedded warrant feature associated with Series A Convertible Preferred Stock due to certain provisions that allow for a change in the warrant value based on fluctuations of the Company’s fair value of common stock at the date of issuance of the warrant based on certain contingent call features.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash, accounts receivable, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the fair value measurement.

F-25

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as a financial instrument, and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

An established trading market for the Company’s common stock does not exist. The fair value of the shares was determined based on the then most recent price per share at which we sold preferred stock to unrelated parties in a private placement during the six months then ended.

During the year ended December 31, 2020, the Company utilized $25.22 (post-share exchange) per share as the fair value of its common stock for accounting purposes based on preferred share transactions with investors from August 2018 through December 2019, with no transactions occurring in 2020 and $5.00 in 2021.

At December 31, 2021, the Company identified the following liabilities that are required to be presented on the balance sheet at fair value:

Description	Level 1	Level 2	Level 3
Warrant Liability	$-	$-	$94,025

At December 31, 2020, the Company identified the following liabilities that are required to be presented on the balance sheet at fair value:

Description	Level 1	Level 2	Level 3
Warrant Liability	$-	$-	$673,171

Revenue Recognition

Revenue from providing research and development is recognized under Topic 606 in a manner that reasonably reflects the delivery of its services to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;

●	identification of performance obligations in the respective contract;

●	determination of the transaction price for each performance obligation in the respective contract;

●	allocation the transaction price to each performance obligation; and

●	recognition of revenue only when the Company satisfies each performance obligation.

To satisfy these five elements, the Company records revenue for research and development services on a quarterly basis as services are provided. Revenue received from National Institutes of Health contracts is received in accordance with Federal grants and contracts policies. Research and development expenses are posted against revenue and recorded on the statement of operations as “Research and development, net of contract expense reimbursements.”

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the asset may not be fully recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to the estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge will be recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairments of long-lived assets during the periods presented.

F-26

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, the Company does not foresee generating taxable income in the near future and utilizing its deferred tax asset, therefore, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

Basic and Diluted Earnings Per Share

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding warrants and Series A preferred stock.

For the years ended December 31, 2021, and 2020, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	December 31,	December 31,
	2021	2020
Series A preferred stock	97,062	97,062
Warrants	48,532	48,532
Total	145,594	145,594

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity.” The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company has adopted this standard on January 1, 2021.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

F-27

Note 3 – Property and Equipment, Net

Property and equipment consisted of the following as of December 31, 2021, and 2020:

	December 31,	December 31,
	2021	2020
Office Furniture and equipment	$8,861	$8,861
Laboratory equipment	118,605	118,605
	127,466	127,466
Less accumulated depreciation	(108,902)	(102,684)
Property and equipment, net	$18,564	$24,782

Depreciation expense for the twelve months ended December 31, 2021, and 2020 were $6,218 and $5,782 respectively.

Note 4 – Operating Lease Right-of-use Asset and Operating Lease Liability

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 10%, as the interest rate implicit in most of our leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term. During the twelve months ended December 31, 2021, and the year ended December 31, 2020, the Company recorded $74,028 and $71,872, respectively, as operating lease expense.

The Company currently has a lease agreement which allows for the use of a laboratory facility for a monthly payment of $6,107, which monthly lease payment increases by 3% every year. The laboratory lease commenced October 1, 2018, with the first payment due January 1, 2019, and expires on October 31, 2023. A security deposit of $6,480 is being held for the duration of the lease term.

In adopting ASC Topic 842, Leases (Topic 842), the Company has elected the ‘package of practical expedients,’ which permits the Company to avoid reassessing its prior conclusions about lease identification, lease classification and initial direct costs under the new standard. The Company did not elect the use-of-hindsight or the practical expedient pertaining to land easements, as the latter is not applicable to the Company. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 month or less. On January 1, 2019, upon adoption of ASC Topic 842, the Company recorded a right-of-use asset.

F-28

	December 31,	December 31,
	2021	2020
Office Lease	$265,207	$265,207
Less accumulated amortization	(148,225)	(93,609)
Right-of-use, net	$116,982	$171,598

The Right-of-use assets are summarized below:

Amortization on the right-of -use asset is included in rent expense on the statements of operations.

Operating lease liabilities are summarized below:

December 31,
2021
Office Lease	$129,376
Less: current portion	(66,934)
Long term portion	$62,442

The Maturities of lease liabilities are summarized below:

As of
December 31,
2021
2022	$76,248
2023	64,800
Total future minimum lease payments	141,048
Less imputed interest	(11,672)
PV of Payments	$129,376

Note 5 – Notes Payable-Related Party

On January 25, 2018, the Company entered into a loan from the spouse of an officer of the Company in the amount of $300,000. The loan bears interest at the rate of 7.5% per annum. The loan plus accrued interest was payable in full on January 25, 2019. On January 25, 2019, the Company amended the loan for purposes of extending the maturity date from January 25, 2019, to October 25, 2020. On December 1, 2020, the Company again amended the terms and extended the maturity date to December 31, 2021, bringing the total amount owed under the loan, together with accrued interest of $64,084, to a total of $364,084. This note was rolled into the note referenced below with a principal amount of $424,056.

On April 4, 2018, the Company entered into a loan from the spouse of an officer of the Company in the amount of $50,000. The loan bears an interest rate of 7.5% per annum. The loan plus accrued interest was payable in full on September 4, 2018. On October 31, 2018, the Company amended the terms to extend the maturity date from September 4, 2018, to April 4, 2019. On April 4, 2019, the Company amended the terms to extend the maturity date from April 4, 2019, to October 25, 2020. On December 1, 2020, the Company again amended the terms and extended the maturity date to December 31, 2021, bringing the total amount owed under the loan, together with accrued interest of $9,972, to a total of $59,972. This note was rolled into the note referenced below with a principal amount of $424,056.

On May 30, 2018, the Company entered into a loan with an officer of the Company in the amount of $25,000. The loan bears an interest rate of 7.5% per annum. The loan plus accrued interest was payable in full on July 15, 2018. On October 31, 2018, the Company amended the terms to extend the maturity date from July 15, 2018, to November 30, 2020. On December 1, 2020, the Company again amended the terms and extended the maturity date to December 31, 2021, bringing the total amount owed under the loan, together with accrued interest of $4,698, to a total of $29,698. This note was rolled into the note reference below with a principal amount of $138,448.

F-29

On June 24, 2019, the Company entered into a loan from the spouse of an officer of the Company in the amount of $70,000. The loan bore interest rate of 7.5% per annum and required monthly payments of $6,073. The loan plus accrued interest was paid in full on June 30, 2020.

On August 24, 2019, the Company entered into a loan from the spouse of an officer of the Company in the amount of $70,000. The loan bore an interest rate of 7.5% per annum and required monthly payments of $6,073. The loan plus accrued interest was paid in full on August 23, 2020.

On September 23, 2019, the Company entered into a loan from the spouse of an officer of the Company in the amount of $100,000. The loan bore an interest rate of 7.5% per annum and became payable in full on September 22, 2020. This note was rolled into the note reference below with a principal amount of $138,448.

On December 1, 2020, the Company consolidated all of the outstanding loans owed to an officer of the Company and to his spouse, resulting in the following two loans: (i) a single loan from the spouse of an officer of the Company, dated December 1, 2020, with a principal balance of $424,056, bearing interest at the rate of 7.5% per annum, with a maturity date of December 31, 2021; and (ii) a single loan owed to an officer of the company in the principal amount of $138,449, bearing interest at the rate of 7.5% per annum, with a maturity date of December 31, 2021. In December of 2021 the maturity dates of these loans were extended to June 30, 2022. As of December 31, 2021, the accrued interest was $31,804 and $10,384, and the total balances with accrued interest of $458,047 and $149,613 respectively.

On June 21, 2021, the Company entered into a loan from the spouse of an officer of the Company in the amount of $120,000 (principal) with an interest rate of 7.5% per annum due June 21, 2022, due at maturity. As of December 31, 2021, the accrued interest was $4,759 and the total balances with accrued interest of $124,759.

Note 6 - Notes Payable

On March 9, 2021, the Company obtained a $73,007 term note issued under the Coronavirus Aid, Relief, and Economic Security Act’s Paycheck Protection Program (the “PPP”). The note bears an interest rate of 1% per annum, has a six-month deferral period with payments beginning the seventh month and all outstanding principal and interest is due within two years from the note’s inception date. All or a portion of the note may be forgiven in accordance with PPP requirements. No more than 25% of the amount forgiven can be attributable to non-payroll costs. As of December 31, 2021, a “Loan Forgiveness Application” was submitted to PNC Bank along with the requested documentation and subsequent to the close of the December 31, 2021, reporting period the note liability was reduced in its entirety.

On May 15, 2020, the Company obtained a $62,500 term note issued under the Coronavirus Aid, Relief, and Economic Security Act’s Paycheck Protection Program (the “PPP”). The note bears an interest rate of 1% per annum, has a six-month deferral period with payments beginning the seventh month and all outstanding principal and interest is due within two years from the note’s inception date. All or a portion of the note may be forgiven in accordance with PPP requirements. No more than 25% of the amount forgiven can be attributable to non-payroll costs. A “Loan Forgiveness Application” was submitted to PNC Bank along with the requested documentation and the note liability was reduced in its entirety during the year ended December 31, 2021.

	December 31,	December 31,
	2021	2020
PPP Note May 15, 2020	$62,500	$62,500
PPP Note March 9, 2021	73,007	-
Loan Forgiveness	(62,500)	-
Total	$73,007	$62,500

F-30

On December 28, 2021, the Company issued $500,000 note units, consisting of two $250,000 notes, for a total of $500,000 10% unsecured promissory notes with a maturity date of December 28, 2022, and 500,000 warrants exercisable at $1.00 per share with an expiry date of December 28, 2026, and fees of $5,075. The value of the warrants was determined using a computed volatility of 85.5%, 0% dividend rate, and a risk free interest rate of 1.27% and was applied as a discount on the notes payable as follows:

December 31,
2021
Promissory notes issued on December 28, 2021	$500,000
Less unamortized discount on notes payable	(408,979)
Total	$91,021

Note 7 – Stockholders’ Equity

Pursuant to the Company’s amended and restated articles of incorporation, the Company is authorized to issue 100,000,000 shares of common stock, with a par value of $0.00001 per share, and 20,000,000 shares of preferred stock, with a par value of $0.00001 per share.

Series A Preferred Shares

The Series A Preferred Stock, in accordance with its terms, is automatically convertible into a number of shares of the Company’s common stock upon the closing of the sale of shares of common stock to the public in a qualified offering (as set forth in the Series A certificate of designation) or upon listing of the Company’s common stock on a national securities exchange.

As of December 31, 2021, and 2020, the Company had 1,213 shares of Series A Preferred Stock issued and outstanding.

As of December 31, 2021, and 2020, the Company had accrued the 8.5% cumulative dividends on the Series A Preferred stock of $331,059 and $227,997 respectively.

Common Stock

As of December 31, 2021, and 2020, the Company had 9,312,152 and 9,291,526 shares of common stock issued and outstanding, respectively. The balance includes 20,626 and 21,530 shares of restricted stock issued in 2021 and 2020 respectively.

Common Stock to be Issued

On June 4, 2018, $120,250 outstanding convertible notes were converted to 6,182 shares of common stock of the Company at a price of $19.44 per share. The Company has recorded $16,340 of common stock to be issued for the accrued interest. As of December 31, 2020 and 2021, the common stock has not been issued.

Warrants

The Series A Preferred Stock sold in the private placement offerings, included warrants to be issued upon the earlier of a closing of the sale of shares of common stock to the public at a prices per share of at least $13.88 or in a firm commitment underwritten public offering pursuant to an effective registration statement resulting in gross proceeds of at least $15,000,000. The warrants shall be exercisable for a period of three years after the date of issuance. The warrant exercise price is contingent on the terms of the public offering. If an initial public offering occurs at a price at or above $13.88 per share, then the exercise price shall be set to the issuance price of the common stock with the number of warrants determined based on a 10% discount to the per share common stock issuance price. In the scenario where the common stock is listed with the common stock issuance price below $13.88, the exercise price will be set to $20.82 with the number of warrants based on a fixed conversion price of $12.49, which represents a 10.0% discount to the $13.88 threshold. The warrants also have contingent call features based on the terms of the public offering. If an initial public offering occurs at a price at or above $13.88, then the warrants are callable if the 20-day VWAP of the common stock in at or above 150% of the variable exercise price. In the scenario where the common stock is listed with a common stock issuance price below $13.88, then the warrants are callable if the 20-day VWAP of the common stock is at or above the $20.82 exercise price. The detachable warrants contained terms and features that gave rise to derivative liability classification.

F-31

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. The Company has selected the Binomial Option Pricing valuation technique to fair value the compound embedded derivative. Inherent in a binomial options pricing model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate, and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility of comparable companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants.

The derivative liability linked to the Series A Preferred Stock as of December 31, 2021 and 2020 was $94,025 and $673,171, respectively. The change in fair value of warrant liability was a gain of $579,146 as of December 31, 2021 and a loss of $256,580 as of December 31, 2020.

For the year ended December 31, 2021, and 2020, the estimated fair values of the liability measured on a recurring basis are as follows:

	December 31,	December 31,
	2021	2020
Expected average volatility	85.5%	69.8%
Dividend yield	8.5%	8.5%
Expected life	2.33 Years	3.33 Years
Risk-free interest rate	0.73%	0.17%

A continuity schedule of the Series A Preferred Stock warrants is set forth below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Life (years)	Intrinsic Value
Outstanding, December 31, 2019	48,532	$24.98	4.33	$-
Granted	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Outstanding, December 31, 2020	48,532	24.98	3.33	-
Granted	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Outstanding and Exercisable, December 31, 2021	48,532	$24.98	2.33	$-

F-32

Equity Incentive Plan

Our 2018 Equity Incentive Plan provides for equity incentives to be granted to our employees, executive officers or directors and to key advisers and consultants. Equity incentives may be in the form of stock options with an exercise price of not less than the fair market value of the underlying shares as determined pursuant to the 2018 Equity Incentive Plan, restricted stock awards, other stock-based awards, or any combination of the foregoing. The 2018 Equity Incentive Plan is administered by the Company’s compensation committee or, alternatively, if there is no compensation committee, the Company’s board of directors. We have reserved 3,000,000 shares of our common stock for issuance under the 2018 Equity Incentive Plan. As of December 31, 2021, 384,167 shares have been granted under the 2018 Equity Incentive Plan.

Restricted Stock Units. We may grant restricted stock units under our 2018 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of our 2018 Plan, the administrator determines the terms and conditions of restricted stock units, including the vesting criteria and the form and timing of payment. The administrator, in its sole discretion, may pay earned restricted stock units in the form of cash, in shares or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

On August 16, 2019, five individuals were appointed to the Board of Directors of the Company to serve as directors. Each individual entered into an agreement pursuant to which they will serve as a director and pursuant to which they would each receive a grant of $75,000 worth of Restricted Stock Units (“RSUs”) issuable under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”). The RSUs vest annually in one third increments from the date of appointment. Under the terms of the director agreements, the Company has also agreed to pay each director $25,000 per annum, payable in equal quarterly installments commencing 90 days following the Company becoming a publicly reporting company under the Securities Exchange Act of 1934, as amended.

During the years ended December 31, 2021 and 2020, pursuant to the agreements with directors and officers 20,626 and 21,530 RSUs were issued with a value of $490,067 and $459,589 included in wages, respectively.

As of December 31, 2021, there was $390,067 of total unrecognized compensation cost related to non-vested share-based compensation arrangements which is expected to be recognized within the next two years.

A continuity schedule of the Restricted Stock Units (RSU) follows:

	Number of RSU	Weighted Average Exercise Price	Weighted Average Life (years)
Outstanding, December 31, 2019	60,169	$24.02	-
Granted	4,417	22.64	-
Forfeited	(2,702)	27.76	-
Exercised	-	-	-
Outstanding, December 31, 2020	61,884	23.76	4.33
Granted	-		-
Forfeited	(2,702)	27.76	-
Exercised	-	-	-
Outstanding, December 31, 2021	59,182	$23.57	3.33
Exercisable, December 31, 2021	43,056	$23.93	3.33

Note 8 – Income Taxes (Restated)

The Company has not made provision for income taxes for the years ended December 31, 2021, since the Company has the benefit of net operating losses in these periods.

F-33

The reconciliation of income tax benefit at the U.S. statutory rate of 21% to the Company’s tax expense is as follows:

	December 31,	December 31,
	2021	2020
	(Restated)
Federal tax benefit at statutory rate	$(241,948)	$(21,111)
State income tax benefit, net of federal tax effect	(95,051)	(8,293)
Permanent differences	19,381	19,381
Change in valuation allowance	317,618	10,023
	$-	$-

The principal components of deferred tax assets consist of the following:

	December 31,	December 31,
	2021	2020
	(Restated)
Deferred income tax asset:
Net operation loss carry forwards	$890,970	$587,699
Fixed assets	7,479	8,110
Intangibles	7,788	7,788
Interest	45,574	30,596
R&D tax credits	87,801	87,801
Total deferred income tax asset	1,039,612	721,994
Less: valuation allowance	(1,039,612)	(721,994)
Total deferred income tax asset	$-	$-

The Company has approximately $3,000,000 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

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Note 9 – Restatement of Financial Statements

The Company’s financial statements as of and for the year ended December 31, 2021, contained an understatement of legal and professional expenses of $420,000 for the valuation of a total of 210,000 shares (105,000 shares on a post-split basis) of incentive stock transferred from a significant shareholder of the Company , who is also the wife of our Chairman and CEO, to a consultant for the Company in a private transaction.

	Originally Reported ($)	Restatement Adjustment ($)	As Restated ($)
Stockholders’ Equity
Additional paid-in capital	3,730,867	420,000	4,150,867
Accumulated deficit	(5,375,432)	(420,000)	(5,795,432)

Year Ended December 31, 2021

	Originally Reported ($)	Restatement Adjustment ($)	As Restated ($)
OPERATING EXPENSES
Legal and professional	264,684	420,000	684,684
Total operating expenses	1,322,992	420,000	1,742,992

Loss from operations	(1,322,992)	(420,000)	(1,742,992)

Loss before Income Taxes	(732,134)	(420,000)	(1,152,134)

Net loss	(732,134)	(420,000)	(1,152,134)

Net loss attributable to common stockholders	(835,196)	(420,000)	(1,255,196)

Net loss per shares - basic and diluted	(0.08)	(0.04)	(0.12)

	Originally Reported ($)	Restatement Adjustment ($)	As Restated ($)
Cash Flows From Operating Activities:
Net loss	(732,134)	(420,000)	(1,152,134)
Stock-based compensation	490,067	420,000	910,067

Note 10 – Subsequent Events

Management evaluated all additional events subsequent to the balance sheet date through June 3, 2022, the date the financial statements were available to be issued, and determined the following items:

On January 22, 2022, the Company received notice of forgiveness for the PPP loan entered into on March 9, 2021 for $73,007 and $641 in interest that reduced the note liability in its entirety.

On February 8, 2022, and March 11, 2022, the Company sold $365,000 and $224,985, respectively, in 6% convertible notes (the “Notes”), which bear 6% interest, are repayable three years from the date of issuance, and will convert automatically into shares of common stock (the “Conversion Shares”) at a conversion price of $2.50 per share upon closing of this offering. Boustead Securities LLC acted as placement agent for this offering and received compensation of $36,500 and $22,250, respectively, and warrants to purchase shares of common stock equal to 10% of the Conversion Shares, exercisable at the conversion price of the Convertible Notes.

Effective March 30, 2022, the Company issued 1,678 shares (839 shares post-reverse split) of common stock to correct an issuance error on completion of the 2018 share exchange which is valued at $16,340 common stock to be issued.

Effective April 1, 2022, pursuant to the consent of the Company’s board of directors and a majority of its common stockholders, the Company effectuated a two-for-one reverse split, pursuant to which each stockholder received one share of common stock for every two shares held.

On April 6, 2022, the Company submitted the final invoice for “Topic 345: Predictive Biomarkers of Prostate Cancer Patient Sensitivity for Radiation Late Effects,” for $211,455, following the completion of the Final Quarterly Progress Report to NIH covering the performance period of 9/16/2019-3/15/2022. The invoice was paid in full on April 27, 2022.

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Up to 9,744,605 Shares of Common Stock Issuable Upon Conversion of 5% Senior Secured Convertible Notes

Up to 1,018,079 Shares of Common Stock Issuable Upon Exercise of Warrants

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

PROSPECTUS

January __, 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Financial Printing Fees	$800
SEC Filing Fees	$1,757
FINRA Expenses	$2,000
Transfer Agent Fees	$5,397
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$131,623
Miscellaneous Fees and Expenses	$40,000
Total	$186,577

All amounts are estimates other than the SEC and FINRA filing fees.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our certificate of incorporation contains provisions relating to the indemnification of directors and officers and our by-laws extend such indemnities to the full extent permitted by Delaware law. We currently maintain insurance for the benefit of any director or officer which cover claims for which we could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act, as amended:

During the period commencing October 29, 2018 through February 11, 2019, we issued 1,215.5 units (the “Units”), at a purchase price of $1,000 per Unit, which Units consisted of a total of (i) 1,215.5 shares of Series A convertible preferred stock, par value $0.001 per share, which shares automatically converted into 2336,810 shares of common stock upon completion of our initial public offering (“IPO”), and (ii) warrants to purchase up to 336,810 shares of common stock, which warrants were issued upon completion of our IPO. The Units were sold to a total of 21 accredited investors pursuant to an exemption from registration under Rule 506(b) of the Securities Act.

On July 15, 2019, the Company issued to AFH Holding & Advisory, LLC, as consultant (“AFH”), 639,161 restricted stock units (319,580 shares post-reverse split) under the Company’s 2018 Equity Incentive Plan.

On December 28, 2021, in conjunction with entering into two loan agreements for a total of $500,000, which were repayable at the time of our IPO, we issued warrants to purchase a total of 500,000 shares of our common stock, exercisable at $1.00 per share. Such warrants were sold to two accredited investors pursuant to an exemption from registration under Rule 506(b) of the Securities Act. Boustead Securities LLC acted as placement agent, but waived its cash compensation related to such offering and, to date, has received no warrant compensation.

On February 8, 2022 and March 11, 2022, the Company sold to certain accredited investors $365,000 and $224,985, respectively, in 6% convertible notes (the “Notes”), which bore 6% interest, were repayable three years from the date of issuance, and converted automatically into shares of common stock or, in the event that units are sold in the offering, units, at a conversion price of $4.00 per unit upon closing of our IPO. Such notes were sold to accredited investors pursuant to an exemption from registration under Rule 506(b) of the Securities Act. Boustead Securities LLC acted as placement agent and received compensation of (i) $36,500 in cash and warrants to purchase 10% of the total number of shares issuable upon conversion of the Convertible Notes, exercisable at the conversion price of the Convertible Notes for the February offering and (ii) $22,750 in cash and warrants to purchase 10% of the total number of shares issuable upon conversion of the Convertible Notes, exercisable at the conversion price of the Convertible Notes for the March offering.

Effective March 30, 2022, the Company issued a total of 1,678 shares (839 shares on a post-reverse split basis) of common stock (the “Issuance”) to some 23 existing shareholders in satisfaction of certain interest that had accrued as the result of an inaccurate conversion of convertible notes in our 2018 share exchange. The Issuance satisfied in full all interest owed or otherwise accruing as the result of the inaccurate conversion. Such issuance was made in accordance with Rule 506(b) of the Securities Act.

On August, 1 2022, in conjunction with entering into three loan agreements for a total of $125,000, which were repayable following consummation of our IPO, we issued warrants to purchase a total of 50,000 shares of our common stock, exercisable at $2.50 per share. Such warrants were sold to three accredited investors pursuant to an exemption from registration under Rule 506(b) of the Securities Act. Boustead Securities LLC acted as placement agent, and received warrants to purchase 5,000 shares of common stock exercisable at $2.50 per share, equal to 10% of the value of the note offering, and $12,500 in cash compensation.

The above disclosures do not include 768,334 shares (384,167 shares on a post-reverse split basis) granted pursuant to the Shuttle Pharmaceuticals Holdings, Inc. 2018 Equity Incentive Plan, which were issued to certain employees, directors and consultants, and vest on a periodic basis in accordance with the grant agreements between such individuals and the Company.

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ITEM 16.	EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective March 30, 2022 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
3.3	Amended and Restated Certificate of Designation for Series A Convertible Preferred Stock, effective April 6, 2022 (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective June 22, 2022 (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on June 23, 2022).
3.5	Second Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the current Reprot on Form 8-K filed on November 1, 2022).
4.1	Form of Convertible Note, dated February 2022 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
4.2	Form of 10% Promissory Note, dated August 2022 (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
4.3	Form of Warrant, dated August 2022 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
4.4	Form of Public Offering Warrant (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
4.5	Form of Underwriting Warrant issuable to Boustead Securities LLC (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
5.1	Opinion of Michelman & Robinson, LLP.*
5.2	Intellectual Property Opinion (Morgan Lewis) (incorporated by reference to Exhibit 5.2 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).

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10.1	Form of Subscription Agreement for Series A Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.2	2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.3	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.4	Employment Agreement, dated July 30, 2014, between Shuttle Pharmaceuticals Holdings, Inc. and Tyvin Rich (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.5	SBIR Contract #HHSN261201400013C, dated September 19, 2014, between Shuttle Pharmaceuticals, LLC and National Institute of Health National Cancer Institute (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.6	SBIR Contract #HHSN261201400013C Amendment of Solicitation/Modification of Contract, dated August 3, 2015, between Shuttle Pharmaceuticals, LLC and National Institute of Health National Cancer Institute (Radiosensitizer Option Phase II) (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.7	SBIR Contract #HHSN261201600027C, dated September 19, 2016, between Shuttle Pharmaceuticals, LLC and National Institute of Health National Cancer Institute (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.8	SBIR Contract #HHSN261600038C dated September 19, 2016 between Shuttle Pharmaceuticals, LLC. and National Institute of Health National Cancer Institute (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.9	Material Transfer Agreement, dated April 25, 2017, between Shuttle Pharmaceuticals, Inc. and George Washington University (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.10	Employment Agreement, dated May 30, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Peter Dritschilo (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.11	Employment Agreement, dated May 30, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Mira Jung (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.12	Employment Agreement, dated June 28, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.13	Amended and Restated Employment Agreement, dated September 1, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Michael Vander Hoek (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.14	Form of Letter Agreement with Director (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.15	Subaward Agreement dated October 28, 2014 between Shuttle Pharmaceuticals, LLC and LifeSpan/Rhode Island Hospital (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.16	Sublicense Agreement, dated February 15, 2019, between Shuttle Pharmaceuticals Inc. and Propagenix, Inc. (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.17	SBIR Contract #HHSN261201800016C/75N91018C00016 Agreement between Shuttle Pharmaceuticals, LLC and National Institute of Health National Cancer Institute (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.18	Promissory Note, dated as of August 24, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.19	SBIR Phase II Contract #75N9101C00031, dated September 6, 2019, between Shuttle Pharmaceuticals, Inc. and National Institute of Health National Cancer Institute (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).

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10.20	Director Offer Letter, dated December 2, 2020, between Chris Senanayake and Shuttle Pharmaceuticals Holdings, Inc. (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.21	Promissory Note, dated December 1, 2020, between Shuttle Pharmaceuticals Holdings, Inc. and Joy Dritschilo (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.22	Promissory Note, dated December 1, 2020, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.23	Non-Disclosure, Evaluation and Option Agreement, dated May 30, 2019, between Shuttle Pharmaceuticals, Inc. and University of Virginia Licensing & Ventures Group (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.24	First Amendment to Non-Disclosure, Evaluation and Option Agreement, dated November 30, 2019, between Shuttle Pharmaceutical, Inc. and University of Virginia Licensing & Ventures Group (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.25	Form of Note and Warrant Subscription Agreement, dated December 28, 2021 (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.26	Form of Note, dated December 28, 2021 (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.27	Form of Common Stock Purchase Warrant, dated December 28, 2021 (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.28	Consulting Agreement, dated January 1, 2022, between Shuttle Pharmaceuticals Holdings, Inc. and Steven Bayern (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.29	Amendment to Promissory Note, dated January 25, 2022, between Shuttle Pharmaceuticals Holdings, Inc. and Joy Dritschilo (incorporated by reference to Exhibit 10.29 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.30	Amendment to Promissory Note, dated January 25, 2022, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.31	Form of Convertible Note Subscription Agreement and Investor Rights Agreement (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.32	Amendment No. 1 to Promissory Note, dated July 29, 2022, between Shuttle Pharmaceuticals Holdings, Inc. and Joy Dritschilo (incorporated by reference to Exhibit 10.32 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
10.33	Amendment No. 2 to Promissory Note, dated July 29, 2022, between Shuttle Pharmaceuticals holdings, Inc. and Joy Dritschilo (incorporated by reference to Exhibit 10.33 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
10.34	Amendment No. 2 to Promissory Note, dated July 29, 2022, between Shuttle Pharmaceuticals Holdings, inc. and Anatoly Dritschilo (incorporated by reference to Exhibit 10.34 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
10.35	Manufacturing Agreement, dated September 14, 2022, between Shuttle Pharmaceuticals, Inc. and TCG GreenChem, Inc. (incorporated by reference to Exhibit 10.1 to the Current report on Form 8-K filed September 19, 2022).
10.36	Form of Securities Purchase Agreement, dated January 11, 2023, between Shuttle Pharmaceuticals Holdings, Inc. and the investors named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed January 12, 2023).
10.37	Form of Note, dated January 11, 2023 (incorporated by reference to Exhibit 10.2 to the Current Report on form 8-K filed January 12, 2023).
10.38	Form of Warrant, dated January 11, 2023 (incorporated by reference to Exhibit 10.3 to the Current Report on form 8-K filed January 12, 2023).
10.39	Form of Security Agreement, dated January 11, 2023, between Shuttle Pharmaceuticals Holdings, Inc., Shuttle Pharmaceuticals, Inc. and Alto Opportunity Master Fund, SPC – Segregated Portfolio B (incorporated by reference to Exhibit 10.4 to the Current Report on form 8-K filed January 12, 2023).
10.40	Form of Intellectual Property Security Agreement, dated January 11, 2023 (incorporated by reference to Exhibit 10.5 to the Current Report on form 8-K filed January 12, 2023).
10.41	Form of Subsidiary Guaranty (incorporated by reference to Exhibit 10.6 to the Current Report on form 8-K filed January 12, 2023).
10.42	Form of Registration Rights Agreement, dated January 11, 2023 (incorporated by reference to Exhibit 10.7 to the Current Report on form 8-K filed January 12, 2023).
15.1	List of Subsidiaries (incorporated by reference to Exhibit 15.1 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
23.1	Consent of BF Borgers CPA PC.*
23.2	Consent of Michelman & Robinson, LLP (included in Exhibit 5.1).*
23.3	Consent of Morgan Lewis (included in Exhibit 5.2).
24.1	Power of Attorney (included in the signature page to this registration statement).
107	Filing Fee Table**

Unless otherwise indicated, all exhibits previously filed.
*	Filed herewith.
**	Previously Filed

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ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be deemed the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-1 to be signed on its behalf by the undersigned, in Rockville, Maryland, on January 30, 2023.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Anatoly Dritschilo, M.D.
Anatoly Dritschilo, M.D.,
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Michael Vander Hoek
Michael Vander Hoek
Chief Financial Officer
(Principal Financial Officer)

Signatures	Title(s)	Date

/s/ Anatoly Dritschilo	Chairman of the Board and	January 30, 2023
Anatoly Dritschilo, M.D.	Chief Executive Officer (Principal Executive Officer)

/s/ Michael Vander Hoek	Chief Financial Officer	January 30, 2023
Michael Vander Hoek	(Principal Financial and Accounting Officer)

/s/ Chris Senanayake	Director	January 30, 2023
Chris Senanayake, Ph.D.

/s/ Steven Richards	Director	January 30, 2023
Steven Richards

/s/ Josh Schafer	Director	January 30, 2023
Josh Schafer

/s/ Milton Brown	Director	January 30, 2023
Milton Brown, M.D., Ph.D.

/s/ Bette Jacobs	Director	January 30, 2023
Bette Jacobs

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